EXHIBIT 4.7
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FIRST UNION NATIONAL BANK
FL6001
Commercial Real Estate
5581 West Oakland Park Boulevard
2nd Floor
Lauderhill, Florida  33313



                            January 26, 2000


Weston Town Center, LLC
7900 Glades Road
Boca Raton, Florida 33434


Attention: Mr. Mark D. Lassman


Re:  $20,000,000 Construction/Mini-Perm Loan for "The Shoppes of
     Town Center" ("Project")


Dear Mr. Lassman:

We are pleased to advise you that First Union National Bank ("Lender") has approved your request for financing subject to the terms and conditions hereinafter set forth.

BORROWER: Borrower shall be Weston Town Center, LLC, a Delaware limited liability company qualified to do business in Florida, owned and controlled by Arvida/JMB Partners, L.P., a Delaware limited partnership.

TYPE AND AMOUNT OF LOAN: A construction mini/perm loan in the amount of TWENTY MILLION DOLLARS ($20,000,000) (the "Loan").

PURPOSES: The primary purposes of the Loan are to provide funds for Lender-approved hard and soft site development costs for The Shoppes of Town Center and for Lender-approved hard and soft vertical construction costs for The Shoppes of Town Center and as more particularly described on the "Use of Proceeds Schedule" attached hereto as Schedule "I" and made a part hereof.

PROJECT IMPROVEMENTS: The Project shall consist of The Shoppes of Town Center, comprised of a retail shopping center with second floor office space (the "Improvements") containing approximately 147,881 net leaseable square feet anchored by a Publix Supermarket. The Improvements shall also consist of a parking lot for an adjacent office development to be developed by Borrower; however, such office development is not part of the Improvements and, other than as to the parking lot, Lender has made no commitment to provide financing for such office development. Lender shall join in and consent to a parking lot access easement for the benefit of such office development in form reasonably satisfactory to Lender.



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Weston Town Center, LLC
January 26, 2000
Page 2


The Improvements shall be located on a parcel of approximately 23.80 plus/minus acres at the northwest corner of Arvida Parkway and Bonaventure Boulevard in the City of Weston, Broward County, Florida, as more particularly described on Exhibit "A" attached hereto and made a part hereof ("Property").

GUARANTOR: The Loan shall require the unconditional guarantee of Arvida/JMB Partners, L.P., a Delaware limited partnership for the payment and lien-free performance of all obligations of Borrower to Lender under the Loan.

The guarantee of Guarantor shall be unlimited as to the outstanding principal balance and accrued interest but shall be reduced to the top fifty percent (50%) of the total outstanding principal balance of the Loan (without Lender being required to first proceed against its collateral), plus all accrued interest at such time that: (a) the shell certificate of occupancy for the Improvements constituting the local space at The Shoppes of Town Center has been issued and the certificate of occupancy has been issued for Publix Supermarket; (b) Borrower is in compliance with the "Guarantee Reduction Pre-Leasing Requirement" (as hereinafter defined); and
(c) Publix Supermarket has taken occupancy of its space and commenced paying rent (collectively, "First Guarantee Reduction Conditions"). For example, in the event the total outstanding principal balance of the Loan is $20,000,000 at the time of an "Event of Default" (which shall be deemed to be any default which remains uncured after the giving of any required notice and the expiration of any grace period, if otherwise applicable) by Borrower thereunder and the First Guarantee Reduction Conditions are then satisfied, then in such event, Guarantor shall guarantee the top $10,000,000 of the total outstanding principal balance of the Loan plus all accrued interest.

The Guarantee of Guarantor shall be further reduced to the top twenty-five percent (25%) of the total outstanding principal balance of the Loan (without Lender being required to first proceed against its collateral) plus all accrued interest at such time that: (a) the Loan converts to the "Mini-Perm Period" (as hereinafter defined); and (b) The Shoppes of Town Center achieves "Stabilization" (as hereinafter defined) (collectively, "Second Guarantee Reduction Conditions").

Notwithstanding the above, Lender shall not be entitled to receive more than the Loan balance, plus any accrued interest, fees and costs.

The Guarantee Reduction Pre-Leasing Requirement shall be achieved at such time that seventy percent (70%) of the net leaseable square feet of The Shoppes of Town Center (of which 37,887 net leaseable square feet may be credited by the Publix Lease) is pre-leased under Lender-approved leases (not to be unreasonably withheld) with terms of not less than five (5) years and at minimum rents and CAM rates not less than pro-forma minimums.

"Stabilization" shall occur when: (a) the Loan converts to the Mini-Perm Period; (b) The Shoppes of Town Center achieves a minimum debt coverage ratio ("DCR") of 1.25X for six (6) consecutive months; and (c) the loan to value of The Shoppes of Town Center does not exceed seventy-five percent (75%) of the stabilized value of The Shoppes of Town Center. For purposes of calculating




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Weston Town Center, LLC
January 26, 2000
Page 3


the DCR, "Rental Income" shall be based on the lesser of actual occupancy or 93%; however, occupancy must not be less than 80%. "Expenses" shall be based on the greater of: (a) actual expenses inclusive of replacement reserves and management fees, or (b) the sum of(i) operating expenses of $5.60 per net leaseable square foot, plus (ii) replacement reserves of $0.25 per net leaseable square foot, plus (iii) management fees equal to the greater of actual or 4% of effective gross income. "Debt Service" shall be based on the then outstanding principal balance, plus any unfunded commitment, of the Loan, a 25 year amortization, and an interest rate equal to the 10 year Treasury plus 2.50% per annum.

In addition, Guarantor shall also be liable at all times for, and shall indemnify, defend and hold Lender harmless, limited as follows, from and against any and all loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys' fees and costs of defense) incurred or suffered by Lender and arising out of or in connection with the matters listed in subparagraph (a) through (f) immediately below (collectively, "Lender's Costs and Damages"):

     a. misapplication by Borrower of insurance proceeds, condemnation proceeds, security deposits and rents received by Borrower and not applied in accordance with the "Loan Documents" (as hereinafter defined);

     b. damages to Lender arising from any fraud, malfeasance, or any material misrepresentation by Borrower or Guarantor related to the Loan (limited as to Guarantor to Lender's actual out-of-pocket damages, including the outstanding principal balance of the Loan, together with accrued unpaid interest, and Lender's reasonable third-party out-of-pocket expenses, including reasonable attorney's fees and costs);

     c. damages arising from the existence of hazardous or toxic substances upon any real property securing the Loan due to the failure of Borrower to comply with environmental laws limited as to Guarantor in an amount not to exceed the sum of: (i) the cost of remediation in compliance with all federal, state or local environmental statutes, regulations, rules or ordinances, including any penalties, fines or assessments in connection therewith; and (ii) any other actual out-of-pocket damages incurred by Lender relating to the presence, release or discharge of toxic or hazardous substances, petroleum or petroleum products, chemicals, pollutants, or other contaminants on or from the Property, including reasonable attorneys' fees and costs and any penalties, provided that Lender shall utilize a law firm from among its usual and customary law firms, and that such counsel shall be reasonably satisfactory to Borrower.

     d. any debt obligation or liability solely related to the Loan of which Borrower shall be relieved (whether voluntary or involuntary) as a result of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise); however, the foregoing shall be limited to the extent that Guarantor would have been otherwise liable for same under the Guaranty.





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Weston Town Center, LLC
January 26, 2000
Page 4


     e. all sums reasonably advanced by Lender pursuant to the terms of the Loan Documents (other than original proceeds of the Loan) whether for the payment of taxes, preservation of collateral, etc. which may be included in or added to the principal indebtedness of Borrower under the Loan; and

     f. all obligations of Borrower to Lender in connection with any ISDA Master Agreement, Schedule to the Master Agreement, Confirmation Letter and any other documents executed in connection therewith.


Guarantor hereby acknowledges and shall acknowledge at the Closing that Guarantor is solvent, Guarantor is receiving substantially equivalent value in return for guaranteeing the obligations of Borrower and Guarantor's guarantees do not violate any lending restrictions imposed upon such Guarantor by a third party or governmental authority.

This Commitment and the Loan Documents as pertaining to Borrower and Arvida/JMB Partners, L.P. (collectively "ARVIDA") shall only be enforceable against ARVIDA and, notwithstanding anything to the contrary in this Commitment and/or the Loan Documents, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of ARVIDA, nor any Affiliate of any person that is or becomes a Constituent Partner in ARVIDA, shall be personally liable, directly or indirectly, under or in connection with this Commitment and/or the Loan Documents, or any document, instrument or certificate securing or otherwise executed in connection with this Commitment and/or the Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Commitment and/or the Loan Documents or the Improvements; and the Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Commitment and/or the Loan Documents, and any such instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in ARVIDA, nor any obligation of any Constituent Partner in ARVIDA to restore a negative capital account or to contribute capital to ARVIDA or to any other Constituent Partner in ARVIDA, shall at any time be deemed to be the property of or an asset of ARVIDA or such other Constituent Partner and neither the Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this Paragraph, a "Constituent Partner" in ARVIDA shall mean any direct partner or member in ARVIDA and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in ARVIDA. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity. The provision of this Paragraph shall survive the Closing.




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Weston Town Center, LLC
January 26, 2000
Page 5


"Affiliate" of a specified person or entity for the purposes of this Commitment and/or Loan Documents, means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or (ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership.

INTEREST RATES: The Promissory Note evidencing the Loan, in the original principal amount of $20,000,000 ("Note") to be executed by Borrower in favor of Lender at the Closing, shall bear interest on the entire disbursed and unpaid principal balance from time to time outstanding at a rate equal to 1 month LIBOR plus one hundred eighty (180) basis points ("LIBOR-Based Rate") as reasonably determined by Lender in the manner described below prior to the commencement of each "Interest Period" (as hereinafter defined). Interest shall be computed on the outstanding principal balance for the actual number of days which have elapsed from the date of each advance, calculated on the basis of a three hundred sixty (360) day year. The LIBOR-Based Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

     "LIBOR" means, with respect to each day during each Interest Period, the rate for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as reasonably determined by Lender from another recognized source or interbank quotation).

     "Interest Period" means, initially, the period commencing on the date of Closing and ending on the first "Payment Date" (as hereinafter defined), and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the next Payment Date, provided,
(i) any Interest Period that would otherwise end on a day which is not a New York business day shall be extended to the next New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on the preceding New York business day; (ii) any Interest Period that ends in a month for which there is




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Weston Town Center, LLC
January 26, 2000
Page 6


no day which numerically corresponds to the Payment Date shall end on the last New York business day of such month, and (iii) any Interest Period that would otherwise extend past the "Maturity Date" shall end on the "Maturity Date" (as the "Maturity Date" is defined below).

However, commencing upon satisfaction of the First Guarantee Reduction Conditions and subject to the Loan being in good standing, the Note shall bear interest on the entire disbursed and unpaid principal balance from time to time outstanding at a rate equal to one month LIBOR plus one hundred seventy (170) basis points (which shall become the new LIBOR-Based
Rate). Further, commencing upon satisfaction of the Second Guarantee Reduction Conditions and subject to the Loan being in good standing, the LIBOR-Based Rate shall be further reduced to one month LIBOR plus one hundred fifty (150) basis points (which shall become the new LIBOR-Based
Rate).

DEFAULT RATE OF INTEREST UNDER LOAN: Upon the occurrence of any "Event of Default" by Borrower under the Loan Documents after the giving of any required notice and the expiration of any grace period, if any [regardless of whether or not the Maturity Date is accelerated], the Note shall bear interest until such Event of Default is cured at five percent (5%) per annum in excess of the Note interest rate then in effect whereupon, at the time such Event of Default is cured, the interest rate shall return to the rate existing immediately prior to the time of such Event of Default. Specifically as to payment obligations by Borrower under the Note, there shall be a five (5) day grace period without any notice required from Lender.

INTEREST RATE HEDGE OPTIONS: At Borrower's option, Borrower may hedge the floating interest rate of the Note during the term by maintaining an interest rate hedge agreement ("Hedge") with Lender or another financial institution reasonably acceptable to Lender in a notional amount equal to the principal indebtedness under the Note, with Borrower paying a fixed rate under the Hedge and receiving a floating rate, all on terms and subject to such conditions as shall be reasonably acceptable to Lender.

     In the event Borrower chooses to obtain the Hedge from Lender, then at Closing (however, a cap or collar may be used in lieu of a fixed rate hedge), Borrower shall be required to execute documentation as deemed necessary by Lender to document the Hedge, all in form provided by Lender, including the ISDA Master Agreement. The Mortgage shall not be satisfied of record while Borrower's obligations under the ISDA Master Agreement remain unsatisfied. In the event Borrower chooses to obtain the Hedge from Lender, the Mortgage and all other security documents executed by Borrower securing the Note shall also secure Borrower's obligation under the ISDA Master Agreement. Additionally, Borrower's attorney shall furnish an opinion of counsel relating to such documents in substantially the same form provided by Lender or alternatively shall provide appropriate partnership and corporate resolutions.

REPAYMENT SCHEDULE: Interest only shall be due and payable by Borrower to Lender monthly on the first day of each month (each a "Payment Date") commencing on the first day of the first full month following the Closing and continuing on the first day of each of the next eleven (11) succeeding months thereafter for a period of twelve (12) months from the first full month following the Closing ("Construction Period"). Commencing on the first day of the thirteenth (13th) full month following the Closing (each also a "Payment Date") and continuing on the first day of each of the next twenty-three (23) succeeding months thereafter ("Mini-Perm Period"), monthly principal and




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Weston Town Center, LLC
January 26, 2000
Page 7


interest payments based on the then outstanding principal balance, plus any unfunded commitment, a 25 year amortization and an assumed interest rate based on the 10 year Treasury plus two hundred fifty (250) basis points shall be due and payable by Borrower to Lender until the Maturity Date.

TERM OF THE LOAN:

The outstanding principal balance of the Note, together with accrued unpaid interest, shall be due and payable by Borrower to Lender on the third anniversary date of Closing ("Maturity Date").

     Prior to the commencement of the Mini-Perm Period, Borrower must have satisfied all of the following conditions:

     (1) At the commencement of the Mini-Perm Period, no "Event of Default" by Borrower shall exist under any of the Loan
           Documents and no event or circumstance shall exist which, with the giving of notice or lapse of time or both, would constitute such a default by Borrower thereunder;

     (2) The Improvements shall have been completed lien-free (except for any liens temporarily permitted by the Construction Loan Agreement) in substantial compliance with the terms of the Construction Loan Agreement to be executed between Borrower and Lender at Closing ("Loan Agreement") and in substantial accordance with plans and specifications as approved by Lender;

     (3) A Certificate of Occupancy shall have been issued for the Publix Supermarket and a shell Certificate of Occupancy shall have been issued for the balance of the space; and

     (4) Publix Supermarkets, Inc. shall have taken occupancy pursuant to the "Publix Lease" (as hereinafter defined) and commenced paying rent to Borrower.

           In the event Borrower fails to satisfy the conditions to commencement of the Mini-Perm Period by the termination date of the Construction Period, the Maturity Date shall be the termination date of the Construction Period. The termination date of the Construction Period shall be extended for up to twenty-four (24) months due to construction delays caused by force majeure outside the control of Borrower, provided the Loan is in good standing and Borrower demonstrates to Lender's reasonable satisfaction that all of the following conditions have been satisfied (in which case the commencement date of the Mini-Perm Period shall begin upon the termination date of the Construction Period as extended, thereby causing the Maturity Date to be adjusted accordingly):

           (1) Available insurance proceeds cover one hundred percent (100%) of the hard and soft costs to be incurred by Borrower in restoring damage to the Improvements caused by force majeure (or, if not, Borrower demonstrates to Lender's reasonable satisfaction that Borrower has available cash reserves to cover the balance of such costs); and




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Weston Town Center, LLC
January 26, 2000
Page 8


           (2) Available insurance proceeds cover one hundred percent (100%) of Borrower's interest expense under the Loan during the period of the Loan term extended by force majeure (or, if not, Borrower demonstrates to Lender's reasonable satisfaction that Borrower has available cash reserves to cover the balance of such costs);
                 and

           (3) Publix Supermarkets, Inc. shall not be entitled to terminate the Publix Lease (nor be entitled to receive any consideration from Borrower) due to the delay in completion of the Improvements due to force majeure; and

           (4) Guarantor shall maintain in good standing its legal existence through the Maturity Date of the Loan as adjusted due to force majeure.

PREPAYMENT: The Note may be prepaid in whole or in part at any time; however, Borrower shall indemnify Lender against Lender's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under the Note, or (b) any prepayment of the Note on a date other than the last day of the Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be the actual cost incurred by Lender to break its contract, if any, in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable under the Note. All payments received on the Note may be applied in such order as Lender, in its sole discretion, shall determine. Should Borrower exercise the Hedge with Lender, then in the event of prepayment in whole or in part of the Note subject to the Hedge and the collateral is released, the Hedge must be unwound. In the event the Hedge is unwound, a "Breakage Fee" may be due and payable to Lender.

COMMITMENT FEE: Borrower shall pay to Lender a commitment fee in the amount of One Hundred Fifty Thousand Five Hundred Dollars ($150,000) for the Loan with One Hundred Thousand Dollars ($100,000) of the commitment fee payable to Lender upon Borrower's acceptance of this Commitment and the balance payable by Borrower to Lender at Closing. The commitment fee shall be deemed earned upon Borrower's acceptance of this Commitment Letter and shall be refundable only if Borrower and Guarantor have complied with the conditions specified herein for Closing but the Loan fails to close due to a reason outside the control of Borrower or Guarantor, in which event the portion of the commitment fee paid by Borrower shall be returned to Borrower.

SECURITY AND DOCUMENTATION FOR LOAN: Amounts funded by Lender under the Note shall be secured by a Mortgage and Security Agreement ("Mortgage"), an Assignment of Leases, Rents, Deposits, Profits, Permits, Approvals, Licenses, Warranties and Agreements ("Assignment") and a UCC-1 Financing Statement ("Financing Statement") encumbering the Property. The Mortgage shall be a first lien on the Property and on all equipment, fixtures, building materials, personal property and general intangibles owned by Borrower in connection therewith. In addition, Lender shall be granted a first priority collateral assignment by Borrower of all leases, rents, deposits, permits and construction, architectural and engineering contracts relating directly to the Property, including, but not limited to, all developmental approvals, density allocations, land development, building permits, utility agreements and any concurrency exemptions to further secure the Loan.





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January 26, 2000
Page 9


At Closing, Borrower and Guarantor shall also execute an Affidavit and Indemnity of Mortgagor and Guarantor Regarding Hazardous or Toxic Materials ("Affidavit"), a General Subordination and Assignment as to any loans to Borrower from Guarantor or related entities ("Subordination") and such other documents deemed necessary by Lender. Guarantor shall further execute at Closing the "Guarantee" of the Loan limited to the extent specifically referenced above upon the occurrence of certain conditions. The Note, Mortgage, Loan Agreement, Assignment, Affidavit, Subordination, Guarantee, this Commitment Letter, and all other documents deemed necessary by Lender in connection with the Loan shall be referred to as the "Loan Documents" and shall be prepared by Lender's counsel and shall be in a form reasonably satisfactory to Lender, Borrower and Guarantor.

Any Event of Default by Borrower under any of the Loan Documents, including the Note, after the expiration of any applicable notice and grace period, if any, shall, at the option of Lender, constitute a default by Borrower under each of the other Loan Documents.

UCC FINANCING STATEMENTS: As additional collateral, Lender will require UCC filings in order to perfect its first lien on all equipment, fixtures, personal property and general intangibles owned by Borrower in connection with the maintenance and operation of the Project. These filings shall be made in Broward County, Florida and with the Florida Secretary of State's office. In addition, Lender will require documentation evidencing compliance with Lender's requirement that no liens, prior to Lender's, have been filed on such equipment, fixtures, personal property and general intangibles.

EQUITY REQUIREMENT: Borrower shall supply evidence satisfactory to Lender of source (whether from Borrower's cash reserves or future cash calls on its partners or another source approved by Lender) and sufficiency of funds to complete construction of the Improvements in accordance with final plans and specifications as approved by Lender. As to any line items on the Use of Proceeds Schedule attached hereto as Schedule I which shall be funded in part by Borrower and in part by Lender, Borrower must fund all of Borrower's portion of such line item before Lender commences the funding of Lender's portion of such line item.

ALLOCATION OF PROCEEDS OF THE LOAN: Proceeds of the Loan shall be allocated as set forth on the Use of Proceeds Schedule attached hereto as Schedule I. No other substitution of funds from one category to another shown on
Schedule I hereto shall be allowed, unless Lender, in its reasonable discretion, approves such substitution in writing and there are sufficient Loan proceeds in each line item as reallocated to complete the scope of work and all affected parties are notified in writing as required by law. All draw requests under the Loan shall also be subject to the review and approval of Lender and draw requests shall be funded, if possible, within five (5) business days of receipt by Lender of all required information and Lender's reasonable approval of same. The construction contracts for site development of the Project and for the vertical improvements constituting The Shoppes of Town Center shall require a ten percent (10%) retainage. Notwithstanding the foregoing, the applicable retainage for each hard-cost line item shall be released




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January 26, 2000
Page 10


within thirty (30) days of satisfactory completion of all work represented by such line item, including receipt of all necessary governmental approvals.

Lender reserves the right to make disbursements under the Loan through a disbursement agent, such as a title company, at the expense of Borrower. If at any time the unfunded balance of the Loan allocated for a particular line item is insufficient to cover the approved budgeted cost of such line item, the overrun shall be paid by any excess funds left: (i) first in a complete line item; (ii) next in any line items which Borrower can reasonably demonstrate will contain an excess balance once such item is completed and approved by Lender's inspector; and then (iii) by an infusion of Borrower's funds prior to Lender making further disbursements under the Loan.

The maximum amount of the Loan shall not exceed seventy-five percent (75%) of the stabilized appraised value of The Shoppes of Town Center.

Prior to Closing, the Plans and Specifications for The Shoppes of Town Center with hard costs breakdown must be approved by Lender, which approval shall not be unreasonably withheld. Prior to Closing, Lender shall require an inspector designated by Lender (the "Inspector") to review and approve any or all of the following items for The Shoppes of Town Center, if otherwise applicable: (i) Cost Budget; (ii) Plans and Specifications; (iii) a Construction Activity Schedule; (iv) Construction Contracts; (v) Architectural Contracts; (vi) Engineering Contracts; and (vii) such other documents as the Inspector may reasonably require. Inspector must submit an acceptable "Front- end" analytical report for The Shoppes of Town Center to Lender prior to Closing. Lender shall require the Inspector to review and approve all progress draw requests based on the percentage of work completed and the cost-to-complete. Inspector's reviews, approvals, and conclusions shall be for the sole benefit of Lender. In the event Lender designates an independent consulting architect/engineer to perform the inspection services described above, or any other consulting services, including Lender's in-house inspector, all reasonable costs for said architect/engineer shall be paid for by Borrower. The costs to be paid by Borrower for the services of Lender's in-house inspector for the "Front-end" report for The Shoppes of Town Center shall be $1,300 payable by Borrower to Lender at Closing and the per draw fee shall be $350 payable by Borrower to Lender at the funding of each draw.

CONSTRUCTION CONTRACTS, COMMENCEMENT/COMPLETION OF CONSTRUCTION:

All construction contracts executed by Borrower for the Project which require the expenditure by Borrower of sums greater than $50,000 shall be subject to the reasonable approval of Lender. Construction of the vertical Improvements constituting The Shoppes of Town Center shall commence on or before the date specified in the Publix Lease (as may be extended therein due to force majeure); otherwise Lender shall have the right to terminate its obligations relating to the Loan. Start of construction is defined to be the date of commencement of the site work. All Improvements constituting The Shoppes of Town Center, including, but not limited to, building, parking, paving,

Weston Town Center, LLC
January 26, 2000
Page 11


landscaping, city water and sewer lines and electrical lines (but excluding interior tenant improvements for any space not leased) are to be completed on or before the earlier of: (a) the date specified in the Publix Lease (as may be extended therein due to force majeure) or (b) the commencement of the Mini-Perm Period. Said completion is to be evidenced by a certificate of completion from Borrower, the general contractor and Borrower's supervising architect or engineer concurred to by the Inspector, by a certificate of completion of the buildings by governmental authorities having jurisdiction, and by the issuance of certificates of occupancy by governmental authorities having jurisdiction for that portion of space in the buildings which are leased and occupied by tenants.

Borrower represents to Lender that, to the best of Borrower's knowledge and belief after reasonable inquiry, the commencement and completion of the Improvements shall not be delayed in any manner by any state or county "concurrency" statute (whereby certain improvements cannot be commenced or completed unless and until public infrastructure improvements in the area are completed).

LEASES FOR THE SHOPPES OF TOWN CENTER: Closing is contingent upon Borrower entering into a Lease with Publix Supermarkets, Inc. ("Publix Lease") for at least 37,887 leaseable square feet at The Shoppes of Town Center providing for minimum rent of not less than $10.50 per square foot plus CAM of not less than $3.50 per square foot on an annual basis. The initial term of the Publix Lease shall be not less than twenty (20) years. The Publix Lease shall be subject to the reasonable approval of Lender.

Closing is also contingent upon not less than 86,200 net leaseable square feet of The Shoppes of Town Center (of which 37,887 net leaseable square feet may be credited by the Publix Lease) being pre-leased under Lender-approved leases (not to be unreasonably withheld) with terms of not less than five (5) years and at minimum rents and CAM rates not less than pro-forma minimums.

Borrower shall prepare and furnish Lender with a proposed standard lease ("Lease") for space for Lender's approval (not to be unreasonably withheld). With respect to Leases, Lender shall have the right to review and approve all Leases in excess of 2,500 net leaseable square feet prior to Borrower executing same (Lender's approval not to be unreasonably withheld and/or delayed). The Publix Lease and all other Leases shall be subordinate to the Mortgage and collaterally assigned to Lender. Upon request of Borrower, Lender shall execute Publix's Standard form of Subordination, Non-Disturbance and Atonement Agreement as to the Publix Lease.

THE SHOPPES OF TOWN CENTER OUTPARCEL: Prior to Closing, Borrower must submit for Lender's approval, which shall not be unreasonably withheld and/or delayed, any easements over the Property deemed necessary for the development of the Outparcel. Borrower represents to Lender that the Outparcel is under contract to be sold to Bank America with a deed restriction requiring the Outparcel to be utilized as a retail banking facility for a certain number of years.

Weston Town Center, LLC
January 26, 2000
Page 12


SPECIAL CONDITIONS TO BE SATISFIED BY BORROWER:

     (1) Prior to Closing, Borrower shall submit to Lender true and complete copies of the organizational documents of Borrower and the Partnership Agreement of Guarantor, together with all amendments thereto, if any, and the organizational documents for Arvida/JMB Managers, Inc. a Delaware corporation, the sole general partner of Guarantor. Prior to Closing, Borrower shall supply to Lender good standing certificates for Borrower, Guarantor and its general partner.

     (2) Prior to Closing, Borrower shall furnish Lender a Rent Roll for The Shoppes of Town Center certified by Borrower to be true, correct and complete in all material respects. Prior to Closing, Borrower shall provide a Certificate to Lender certifying whether or not all existing leases contain automatic subordination provisions subordinating tenants' leasehold interests to the lien and operation of Lender's Mortgage and other security instruments. All existing leases shall be subordinate to Lender's Mortgage and collaterally assigned to Lender at Closing. Prior to Closing, Borrower shall furnish to Lender tenant estoppels from tenants which collectively comprise 75% of the Improvements pre-leased prior to Closing in form and content reasonably satisfactory to Lender.

     (3) Borrower shall, throughout the term of the Loan, promptly submit or cause to be submitted to Lender photocopies of all tenant leases and side agreements as to The Shoppes of Town Center. Borrower shall submit to Lender written Rent Rolls on a quarterly basis or as otherwise requested by Lender upon the occurrence of an "Event of Default" under the Loan Documents. Such Rent Rolls shall specify those portions of space leased, space designation, lease amount for each space leased, amount of any deposits, name and address of the lessee, amount of space leased during the preceding reporting period, any rent abatements or concessions and any other information relevant to the leasing program reasonably requested by Lender. All reports shall be in form satisfactory to Lender. All new leases or renewals or modifications of existing leases shall be subordinate to Lender's Mortgage and other security instruments and collaterally assigned to Lender.

     (4) The principal operating accounts for the Project shall be maintained with Lender until the Note is repaid to Lender in full.

     (5) Tax returns and financial statements of Borrower (and each general partner, if applicable) with a statement of contingent liabilities must be "Presented To" Lender on an annual basis, together with an operating/income statement relating solely to the Project.

     (6) Prior to Closing and annually thereafter, tax returns and the financial statement (with a statement of contingent liabilities) of Guarantor and its general partner must be "Presented To" Lender.

Weston Town Center, LLC
January 26, 2000
Page 13



     (7) Prior to Closing, Borrower shall provide to Lender an Opinion of Counsel as to the legality, validity, binding effect and enforceability of all Loan Documents and such other matters as may be reasonably requested by Lender.

     (8) Prior to Closing, evidence of site plan and zoning approvals for the Project and evidence that all governmental approvals necessary for Borrower to commence site development for the Project must be furnished to Lender. Prior to Closing, Borrower shall provide to Lender evidence satisfactory to Lender as to the status of concurrency, the availability of water and sewer service, and all other utilities and any surface water and/or "wetlands" permitting from DNRP, the Army Corps of Engineers and the applicable water management district or other applicable governmental entity.

     (9) At all times during the term of the Loan, the Project shall be in substantial compliance with all applicable governmental laws, rules and regulations.

     (10) Prior to Closing, Borrower shall provide to Lender any such additional items not otherwise required by this Commitment as may be reasonably set forth by letter to Borrower from Lender or Lender's Counsel (on behalf of Lender), together with those items contained in the Standard Loan Terms and Conditions and Additional Standard Loan Terms and Conditions for Construction Loan Commitments attached hereto and by this reference made a part hereof.

MORTGAGEE TITLE INSURANCE AND SURVEY:

     (1) Prior to Closing, Lender requires receipt of a Mortgagee Title Insurance Commitment ("Title Commitment") in the amount of Twenty Million Dollars ($20,000,000). Commonwealth Land Title Insurance Company has been approved by Lender to issue the Title Commitment. Lender is to be named as the insured mortgagee.

     (2) The Title Commitment should show the Lender's Mortgage to be subject only to those liens which are to be paid off prior to the Closing or at Closing. All leases shall be shown as subordinate matters. Lender's Mortgage must constitute a first lien once the Loan closes. There are to be no exceptions other than current year's taxes and assessments not yet due and payable, assessments made by the Indian Trace District not yet due and payable and those approved by Lender in its sole discretion. FIRST UNION MORTGAGEE TITLE INSURANCE REQUIREMENTS and UNACCEPTABLE TITLE EXCEPTIONS are attached hereto, the terms of which are incorporated herein by reference.

     (3) Within thirty (30) days after the Closing, a non-expiring Mortgagee Title Insurance Policy ("Policy") in the amount of Twenty Million Dollars ($20,000,000) is to be submitted to Lender naming Lender as insured mortgagee. All exceptions to the Policy are subject to the approval of Lender. Any Notice of Commencement filed prior to Lender's Mortgage must be properly

Weston Town Center, LLC
January 26, 2000
Page 14


terminated of record prior to Closing and for which no exception shall appear on the Title Commitment.

     (4) Prior to Closing, Borrower must furnish a Survey of the Property and a Surveyor's Certificate in accordance with Lender's survey requirements subject to Lender's approval showing all improvements located upon the Property and reflecting all matters reflected on the Title Commitment certified to Lender, Lender's counsel, the Title Company and any title agent.

FLOOD INSURANCE: The Property lies within the 100-year flood plan, and this evidence shall be furnished by a registered surveyor. Prior to Closing, Lender must be furnished evidence that all applicable requirements under the National Flood Insurance Program have been met and flood insurance has been obtained. Please sign the NRC Form attached hereto as Exhibit B and return it to Lender with this Commitment.


NOTICE OF PARTICIPATING COMMUNITIES: The Property is located in a community that is participating in the National Flood Insurance Program and if damaged by flooding in a federally declared disaster, federal relief assistance may be available.

LIMITATIONS ON BORROWER: During the term of the Loan, Borrower shall incur no unsecured liabilities (excluding stockholder/partner loans and payables associated with normal course of business) without the prior written consent of Lender; provided, however, this limitation shall not apply to any existing corporate and personal lines of credit or such similar facilities in favor of Borrower or Guarantor. There shall be no changes in the borrowing entity or in the ownership thereof without the written approval of Lender. Additionally, Borrower shall subordinate (or cause to be subordinate) to the Loan all loans payable by Borrower to any entity related to Borrower or Guarantor, including any loan to any affiliate or subsidiary entity, corporation or any general or limited partnership in which Borrower or Guarantor are a stockholder or partner. Notwithstanding anything to the contrary, Borrower may convey its ownership interest in the Project, in whole or in part, and/or may assign and transfer its rights and obligations under the Loan, and/or the general partner in Borrower (if any) may transfer its general partnership interest in Borrower, in whole or in part, to (i) Guarantor; (ii) any partnership, corporation or other entity that is, directly or indirectly, controlling, controlled by or under common control with Guarantor, JMB Realty Corporation, a Delaware corporation ("JMB"), or Northbrook Corporation, a Delaware corporation ("Northbrook") (each such entity an "Arvida Affiliate"); or (iii) any partnership, corporation or other entity to which Guarantor, JMB, Northbrook or an Arvida Affiliate has contributed or will contribute assets and which will either be sponsored by Guarantor, JMB, Northbrook or an Arvida Affiliate or in which Guarantor, JMB, Northbrook or an Arvida Affiliate has retained or will retain not less than a 10% ownership interest. In the event of a transfer by Borrower of its ownership interest in The Shoppes at Town Center, Borrower shall be relieved of its obligations under the Loan. For purposes of this paragraph, control or a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person or entity, whether through

Weston Town Center, LLC
January 26, 2000
Page 15


ownership of voting securities, by contract or otherwise. For purposes of applying this definition, (a) the managing partner of a general or limited partnership will be deemed to be in control thereof, provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership, and (b) an entity will be deemed controlled by Guarantor, JMB, Northbrook or an Arvida Affiliate if a majority of the trustees, directors or persons in similar capacities which direct or cause the direction of the management and policies of such entity are at all times officers, directors, members, shareholders, employees or individuals acting in similar capacities of Guarantor, JMB, Northbrook or an Arvida Affiliate or an entity controlled by or under the common control with Guarantor, JMB, Northbrook or an Arvida Affiliate.

ADDITIONAL FINANCING: No secondary financing secured in whole or in part by any collateral held by Lender pursuant to the Loan shall be allowed.

PRESENTATION OF FACTS: This Commitment is subject to the accuracy in all material respects of all information, representations, warranties and materials submitted with or in support of Borrower's application as well as all financial information given by Borrower and Guarantor to Lender in connection with the Loan.

LIABILITY INSURANCE: A liability insurance policy for at least Five Million Dollars ($5,000,000) in favor of Borrower and written on companies and in amounts and with endorsements satisfactory to Lender naming Lender as an additional insured, shall be in effect throughout the term of the Loan. Evidence of this coverage and all other insurance deemed necessary by the Lender shall be provided to Lender prior to Closing for Lender's approval which shall not be unreasonably withheld.

LOSS OF RENTS INSURANCE: A twelve (12) month loss of rents insurance policy in an amount to be determined by Lender and written on companies and with endorsements satisfactory to Lender naming Lender as additional insured shall be in effect throughout the Mini-Perm Period of the Loan.

APPRAISAL: This Commitment is subject to receipt by Lender of a satisfactory current appraisal expressing an opinion of market value of The Shoppes of Town Center: (i) as is value of the 23.80 plus/minus acre site comprising the Property; (ii) as if developed value of the 23.80 plus/minus acre site comprising the Property; (iii) as if completed value of The Shoppes of Town Center; and (iv) as if stabilized value of The Shoppes of Town Center.

The Lender must arrange for the appraisal and engage the appraisers. The appraisal must be ordered directly by the Lender and must conform to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and the related rules and regulations of the Office of the Comptroller of the Currency (the OCC), 12 CFR Part 34, effective August 24, 1990, as amended. The appraisals, including, without limitation, appraisal methodology and the conclusion(s) of Market Value, shall be subject to Lender's review and reasonable approval and the appraisal must be

Weston Town Center, LLC
January 26, 2000
Page 16


certified to Lender. All appraisal costs and fees shall be paid by Borrower, and Borrower hereby agrees to immediately pay such appraisal costs or fees upon the request of Lender. In addition and notwithstanding anything herein to the contrary, the amount of the Loan shall not exceed seventy-five percent (75%) of the stabilized value of The Shoppes of Town Center.

     Lender, on behalf of itself and its appraisers, reserves the right to, upon reasonable prior notice (except in the event of an emergency), enter onto the Property at reasonable times during the term of the Loan for the purpose of inspecting and appraising the Project. However, Borrower shall not be obligated to pay for appraisals more frequently than once a year unless required by applicable law or by governmental agencies having regulatory authority over Lender (or the Loan is in default). All such appraisal costs and fees shall be paid by Borrower upon demand of Lender.

ENVIRONMENTAL SCHEDULE: In accordance with Paragraph 6 of the attached Standard Loan Terms and Conditions, Borrower must complete and return the attached Environmental Schedule (See Exhibit C hereto) with the acceptance copy of this Commitment. The completed Environmental Schedule shall be subject to the review and approval of the Lender.

PHASE I ENVIRONMENTAL SITE ASSESSMENT REPORT: At least ten (10) days prior to Closing, Borrower, at Borrower's expense, must provide Lender a satisfactory Phase I Environmental Site Assessment Report performed by an environmental consulting firm previously approved by the Lender. The Environmental Site Assessment shall conform to the Lender's attached specifications, at a minimum, and shall otherwise be acceptable to the Lender in scope, form, and content. In the event Lender otherwise requires further investigation(s) as a result of findings of the Phase I Environmental Site Assessment Report, then such investigation(s)) shall be conducted at Borrower's sole cost and expense by an environmental consulting firm approved by the Lender. This Commitment is contingent upon the Lender's receipt and approval of the Phase I Environmental Site Assessment Report and any subsequent findings, test results, consultant recommendations and/or reports generated as a result of such further investigation(s).

In lieu of obtaining the Phase I Report, Borrower may satisfy this condition by completing the questionnaire attached hereto as Exhibit D regarding the environmental condition of the Property. The Property has been determined to qualify for Lender's Collateral Protection and Liability Program, and Borrower shall pay an environmental assessment fee to Lender in the approximate amount of $1,400, which fee shall be due and payable at Closing. At Closing, Borrower and Guarantor shall execute an Affidavit and Indemnity Regarding Hazardous or Toxic Materials in favor of Lender.

DOCUMENTARY STAMPS AND INTANGIBLE TAX: Borrower does hereby indemnify and hold harmless Lender of and from any and all liability in connection with the payment of necessary documentary stamps or intangible tax in connection with the Loan, which indemnification shall survive the Closing and repayment of the Note.

Weston Town Center, LLC
January 26, 2000
Page 17


IDENTIFICATION OF LENDER: Any obligations to Borrower and/or Guarantor incurred by Lender in connection with the Loan shall be the exclusive obligation of First Union National Bank. Any officers, directors or shareholders of First Union National Bank shall incur no obligations on an individual basis to Borrower and/or Guarantor and shall not be individually responsible to Borrower and/or Guarantor for the performance or non-performance of any obligations of First Union National Bank.

INDEMNIFICATION: Borrower does hereby and shall indemnify and hold Lender, its directors, officers, employees, agents, successors and assigns harmless of and from any and all loss or damage, of whatsoever kind, and defend Lender and such other indemnified parties of, from and against any suits, claims or demands, including, without limitation, Lender's reasonable legal fees, paralegal fees, costs and expenses at all trial, appellate, supplemental and bankruptcy proceedings or levels, on account of any matters related to this Commitment or the Loan (except if caused by Lender's gross negligence or willful misconduct). Such obligations shall survive termination of the Commitment and repayment of the Note.

YEAR 2000 COMPATIBILITY: Borrower and Lender shall take all action necessary to assure that their respective computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. Please complete and sign the Year 2000 Schedule attached hereto as Exhibit E and return it to Lender with this Commitment.

EXPENSES: Borrower's acceptance of this Commitment shall constitute Borrower's unconditional agreement to pay any and all fees, taxes, periodic intangible taxes, expenses and charges reasonably incurred by Lender in respect of the Loan or this Commitment, or in any way connected therewith, which shall include, without limiting the generality thereof, appraisals, title insurance, title endorsements, reasonable Lender's attorneys' fees and costs, reasonable fees and costs of Lender's inspecting engineer, all-risk hazard insurance, liability insurance, flood insurance, environmental insurance, professional fees, survey costs, recording and filing fees and any other taxes, fees and expenses and all sales tax thereon actually incurred in connection with this transaction and this Commitment, and Borrower agrees to pay the same at Closing. The terms of this section of this Commitment shall survive the Closing or termination of this Commitment with respect to those expenses incurred prior to the termination of this Commitment.

     Attorneys' fees for Lender's counsel through closing of the Loan are estimated not to exceed Forty Thousand Dollars ($40,000), plus costs reasonably incurred, provided Borrower timely tenders to Lender, in form and content satisfactory to Lender, all closing prerequisites, and further provided that there are no extensive negotiations or unforeseeable problems with respect to the Loan. Additionally, Lender's counsel shall bill on an hourly basis for post-closing work requested by Borrower and approved by Lender, such as amendments to the Loan Documents.

Weston Town Center, LLC
January 26, 2000
Page 18


LENDER'S ATTORNEY:


     NAME:            Ruden, McClosky, Smith, Schuster
                      & Russell. P.A.
     ADDRESS:         200 East Broward Boulevard
                      Fort Lauderdale, Florida 33301
     ATTENTION:       Peter D. Slavis, Esquire
     TELEPHONE:       954-527-2430
     TELECOPIER:      954-764-4996

ATTACHMENTS AND EXHIBITS: Attached herewith to this Commitment is a copy of Exhibit A (LEGAL DESCRIPTION), Exhibit B (NRC FORM), Exhibit C (ENVIRONMENTAL SCHEDULE), Exhibit D (ENVIRONMENTAL QUESTIONNAIRE), Exhibit E (Y2K SCHEDULE), SCHEDULE I (USE OF PROCEEDS SCHEDULE) and STANDARD LOAN TERMS AND CONDITIONS, ADDITIONAL STANDARD TERMS AND CONDITIONS FOR CONSTRUCTION LOAN COMMITMENTS and FIRST UNION MORTGAGEE TITLE INSURANCE REQUIREMENTS, the terms of which are a part of the conditions of this Commitment. To the extent that any terms of this Commitment conflict with the terms in any of the attachments hereto, the terms of this Commitment shall control.

BROKER'S COMMISSION: Lender and Borrower represent and warrant to each other that neither has dealt with any broker, finder or similar entity in connection herewith. Each party agrees to indemnify, defend and hold the other free and harmless from brokerage claims made by any person or entity, claiming through or as a result of dealings with it relative to this transaction, including, without limitation, attorneys' fees. This provision shall survive the termination of this Commitment.

WAIVER - INVALIDITY OF PROVISION: If the Lender chooses to waive any covenant, paragraph, or provision of this Commitment, or if any covenant, paragraph, or provision of this Commitment is construed by a court of competent jurisdiction to be invalid, it shall not affect the applicability, validity or enforceability of the remaining covenants, paragraphs or provisions.

VENUE: Venue for any action arising out of this Commitment or any matters related thereto, and for all matters relating directly or indirectly to the Loan shall be in a court of competent jurisdiction in Broward County, Florida.

WAIVER OF JURY TRIAL: BORROWER, GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COMMITMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER AND GUARANTOR HEREBY

Weston Town Center, LLC
January 26, 2000
Page 19


CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER OR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER AND GUARANTOR ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS COMMITMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

SURVIVAL: To the extent that such terms do not conflict with the terms of the Loan Documents executed by the appropriate parties thereto, the terms of this Commitment shall survive the Closing.

Weston Town Center, LLC
January 26, 2000
Page 20


CLOSING: The Closing must take place on or before March 15, 2000; otherwise Lender reserves the right to modify or cancel the terms of this Commitment and, except as otherwise specifically provided herein, all of the Commitment Fees paid by Borrower to Lender shall be considered earned and nonrefundable.

     If you agree with the foregoing, please sign and return this Commitment, together with a check in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) representing the portion of the Commitment Fee now payable in connection with the Loan, the executed NRC Form, Environmental Schedule, Environmental Questionnaire and Y2K Schedule by the close of business on February 4, 2000, otherwise Lender reserves the right to modify or cancel the terms of this Commitment.


Sincerely,

FIRST UNION NATIONAL BANK


/s/ Tracy S. Dunham
Tracy S. Dunham
Vice President
And Senior Relationship Manager


We have read the foregoing Commitment, and we hereby accept the same as of this 4th day of February, 2000. We understand that this Commitment is issued and accepted subject to the terms and conditions set forth hereinabove.


BORROWER:

WESTON TOWN CENTER, LLC, a Delaware limited liability company

By:  ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, as its managing member

     By:   ARVIDA/JMB MANAGERS, INC.,
           a Delaware corporation, its sole general partner


           By:   [ executed signature ]

                      CONSTRUCTION LOAN AGREEMENT
                      ---------------------------


     CONSTRUCTION LOAN AGREEMENT dated May 19, 2000 (together with any amendments or modifications hereto in effect from time to time to time, the "Agreement"), between FIRST UNION NATIONAL BANK ("Bank") and WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower").

     WHEREAS, Bank has agreed to make a construction/mini-perm loan to Borrower and Borrower has agreed to accept the loan proceeds in the principal amount of Twenty Million Dollars ($20,000,000) (the "Loan"), on the terms and conditions set forth herein. The Loan shall be evidenced by a Promissory Note of even date herewith from Borrower to Bank (the "Note").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Bank and Borrower agree as follows:

1. DEFINITIONS. As used in this Agreement and in any other Loan Document (unless otherwise specified therein), the following terms shall have the following meanings. All other capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Documents.

     1.1. "Advances" means advances of the Loan proceeds subject to the terms and conditions of this Agreement.

     1.2. "Architect" means Ocampo & Associates, Inc., or any successor thereto engaged with the consent of Bank, which consent shall not be unreasonably withheld or delayed.

     1.3. "Architect's Contract" means the contract between Borrower and the Architect for the design of the "Project" (as hereinafter defined), and any amendments or modifications thereto approved by Bank, which approval shall not be unreasonably withheld or delayed.

     1.4. "Bank's Inspector" means Bank's internal inspector, or any successor thereto engaged by Bank.

     1.5. "Budget" means the detailed line item budget of Direct Costs and Indirect Costs, including land costs, attached hereto as "Schedule A", and showing the total costs for each line item and the amount of each line item to be funded from the Loan and/or Borrower's equity, as the same may be revised from time to time with the written approval of Bank.

     1.6. "Agreement Letter" means the Agreement letter dated January 26, 2000 pursuant to which Bank committed to make the Loan to Borrower.

     1.7. "Completion Date" means the completion of the Project, including, but not limited to, vertical improvements, parking, paving, landscaping, city water and sewer lines and electrical lines (but excluding interior tenant improvements for any space not leased) upon the earlier to occur of (i) the commencement of the "Mini-Perm Period" (as hereinafter defined), or (ii) the date specified in the "Publix Lease" (as hereinafter defined) (as may be extended therein due to force majeure).

     1.8. "Construction Contract" means the contracts between Borrower and the General Contractor for the construction of the Project, and any amendments or modifications thereto approved by Bank, which approval shall not be unreasonably withheld or delayed.

     1.9. "Construction Documents" means the Architect's Contract, the Construction Contract, all construction, architectural and other design professional contracts and subcontracts, all change orders, all Governmental Approvals (as defined in subsection 6.1 below), the Plans and Specifications, and all other drawings, budgets, bonds and agreements relating to the construction of the Project.

     1.10. "Construction Period" means a period of twelve (12) months from the first full month following the date hereof, subject to extension as provided in Section 5.5.3 of this Agreement.

     1.11. "Conversion Date" means the date on which the Construction Period converts to the "Mini-Perm Period" (as hereinafter defined) upon compliance with the terms and conditions of this Agreement.

     1.12. "Development Agreement" means any agreements with applicable governmental authorities or any providing utility company or authority relating to the Project.

     1.13. "Direct Costs" means direct construction costs incurred by Borrower in connection with the construction of the Project, as itemized in the Budget, as the same may be revised from time to time with the written approval of Bank.

     1.14. "Equity Requirement" means an amount equal to the greater of
(i) the funds and property to be provided by Borrower as shown on Schedule A hereto (whether from Borrower's cash reserves or future cash calls on its partners or another source approved by Bank), or (ii) the amount by which in the opinion of Bank and Bank's Inspector the aggregate of Direct Costs and Indirect Costs exceeds the amount of the Loan. As to any line items on Schedule A hereto which shall be funded in part by Borrower and in part by Lender, Borrower must fund all of Borrower's portion of such line items before Lender commences the funding of Lender's portion of such line item.

     1.15. "General Contractor" means those certain parties more particularly described on Schedule B hereto, or any successor thereto engaged with the consent of Bank, which consent shall not be unreasonably withheld or delayed.

     1.16. "Guarantor" means Arvida/JMB Partners, L.P., a Delaware limited partnership, limited to the degree set forth in its Guaranty in favor of Bank.

     1.17. "Indirect Costs" means costs, other than Direct Costs, incurred by Borrower in connection with the Loan or the Project, as itemized in the Budget, as the same may be revised from time to time with the written approval of Bank.

     1.18. "Loan Budget Amounts" means the portion of the Loan set forth in the Budget to be advanced for each category of Direct Costs and Indirect Costs.

     1.19. "Loan Documents" shall have the meaning set forth in the Note.

     1.20. "Mini-Perm Period" means a period of twenty-four (24) months from the expiration of the Construction Period (upon Borrower satisfying certain conditions set forth herein) until the "Maturity Date" of the Loan (as defined in the Note).

     1.21. "Plans and Specifications" means the final plans and specifications, including without limitation all maps, sketches, diagrams, surveys, drawings and lists of materials, for the construction of the Project, prepared by the Architect and approved by Bank, and any and all modifications thereof made with the written approval of Bank.

     1.22. "Project" means the construction of The Shoppes of Town Center, to be comprised of a retail shopping center with second floor office space (the "Improvements") containing approximately 147,881 net leaseable square feet anchored by a Publix Supermarket. The Improvements shall also consist of a parking lot for an adjacent office development to be developed by Borrower; however, such office development is not part of the Improvements and, other than as to the parking lot, Bank has made no agreement to provide financing for such office development. Bank shall join in and consent to a parking lot access easement for the benefit of such office development in form reasonably satisfactory to Bank.

     1.23. "Property" means the real, personal and mixed property described in the Mortgage as the "Property" consisting of approximately
23.80 plus/minus acres located at the northwest corner of Arvida Parkway and Bonaventure Boulevard in the City of Weston, Broward County, Florida.

     1.24. "Publix Lease" means that certain triple-net Lease between Borrower and Publix Supermarkets, Inc. for a minimum of 37,887 leaseable square feet at an initial annual rent of not less than $10.50 per leaseable square foot plus CAM of not less than $3.50 per leaseable square foot on an annual basis for a term of not less than twenty (20) years.

     1.25. "Retainage" means the greater of (i) 10% of Direct Costs actually incurred by Borrower for work in place as part of the Project, as certified from time to time by Bank's Inspector, or (ii) the amount actually held back by Borrower from the General Contractor and each subcontractor and supplier engaged in the construction of the Project. Notwithstanding the foregoing, the applicable retainage for each hard-cost line item shall be released within thirty (30) days of satisfactory completion of all work represented by such line item, including receipt of all necessary governmental approvals.

     1.26. "Verified Project Costs" means the aggregate, from time to time, of (i) Indirect Costs actually incurred by Borrower and approved for funding by Bank, and (ii) Direct Costs actually incurred by Borrower for work in place as part of the Project, as certified by Bank's Inspector, from time to time, pursuant to the provisions of this Agreement, minus a sum equal to the portion of the Equity Requirement which Borrower is required to have invested in the Project from time to time pursuant to this Agreement.

2.   THE LOAN.

     2.1. Terms of Loan. Bank agrees to make the Loan to Borrower on the terms and conditions hereinafter set forth. The Loan will bear interest at the rate or rates, and will be repaid, as set forth in the Note.

     2.2. Use of Loan Proceeds. Borrower shall use the proceeds of the Loan solely for the purpose of financing a portion of Borrower's costs to be incurred in connection with the construction of the Project and for no other purpose except as shown on Schedule A hereto. No substitution of funds from one category to another shown on Schedule A hereto shall be allowed, unless Bank, in its reasonable discretion, approves such substitution in writing and there are sufficient Loan proceeds in each item as reallocated to complete the scope of work and all affected parties are notified in writing as required by law.

     2.3. Incorporation. All of the Loan Documents are hereby made a part of this Agreement to the extent and with the same effect as if fully set forth herein.

3.   LOAN ADVANCES.

     3.1. Loan Advances. Subject to compliance by Borrower with the terms and conditions of this Agreement, Bank shall make Advances to Borrower for Direct Costs and Indirect Costs; provided, however, that in no event shall Bank be obligated to make disbursements of the Loan in excess of Verified Project Costs. Provided that Borrower has satisfied all of the conditions set forth in Section 5.5 below, the Construction Period shall convert to the Mini-Perm Period, subject to the terms and conditions of this Agreement and the other Loan Documents, on the Conversion Date.

     3.2. Equity Requirement. Prior to any Advance by Bank, Borrower shall invest an amount equal to the Equity Requirement into the construction of the Project in accordance with the Budget. The Equity Requirement shall remain invested in the Project for the term of the Loan and Borrower agrees that no portion of the Equity Requirement will be reimbursed directly or indirectly without Bank's prior written consent. At the request of Bank, the amount of the Equity Requirement shall be, to the extent applicable,

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


deposited with Bank and disbursed by Bank for construction of the Project in accordance with the terms and conditions of this Agreement.

     3.3.  Retainage.  Subject to the last sentence of Section 1.25 and
Section 3.7 hereof, Bank shall retain from each Advance an amount equal to the Retainage. The Retainage for other than hard- cost line items shall be released by Bank, provided that no Event of Default then exists hereunder or under any of the other Loan Documents, at the time of, and subject to the conditions for, the final Advance.

     3.4. Deficiency in Loan Amount. Subject to Section 4.3 hereof, if, prior to any Advance, Bank shall determine that the actual cost to complete construction of the Project exceeds the undisbursed balance of the Loan, Bank may require Borrower to deposit with Bank within five (5) days of demand the projected deficiency. At Bank's option, no Advances shall be made until Borrower has fully complied with this requirement. All such deposited funds shall be disbursed, in accordance with the provisions of this Agreement, to pay costs to complete construction of the Project before any further Advances.

     3.5. Interest Reserve. Borrower acknowledges that the Loan amount includes a reserve for interest due on the Loan (the "Interest Reserve") in the amount set forth in the Budget. Subject to the limitations set forth below, Bank shall disburse and charge the Interest Reserve for interest due under the Note on the date such interest payments become due. Such disbursements shall be made by a bookkeeping entry on Bank's records reflecting, as an additional Advance, an amount equal to the accrued interest due and payable on the relevant payment date. Any such funds disbursed in the manner provided in this subsection shall be deemed paid to and received by Borrower, shall be added to the outstanding principal balance of the Loan and shall bear interest at the rate set forth in the Note. It is understood and agreed that (i) Bank shall not be obligated to disburse any portion of-the Interest Reserve at any time when any condition to an Advance is not satisfied (except that Bank shall have the right to fund such interest from the Interest Reserve even if no draw request has been submitted to or approved by Bank), and (ii) all payments received by Borrower under leases for any portion of the Property, prior to the occurrence of an Event of Default, shall be applied first to the approved operating expenses of the Property and then toward interest due on the Loan, with only the balance funded out of the Interest Reserve. So long as funds remain available under the Interest Reserve, Borrower shall submit to Bank on the tenth day of each month a management certified income and expense report, in form and substance satisfactory to Bank, for the immediately preceding month. In the event Bank is not obligated to disburse out of the Interest Reserve as aforesaid, Borrower shall be responsible for the current payment of interest on the Loan from Borrower's own funds.

     3.6. Contingency Reserve. Advances from that portion of the Loan proceeds allocated to Contingency line items (the "Contingency Reserve") on the Budget, if any, may be disbursed in Bank's reasonable discretion for payment of Direct Costs or Indirect Costs as documented by paid receipts and otherwise as provided herein. Bank may determine in its absolute discretion whether to pay interest from the Contingency Reserve.

     3.7. Developer's Fees. Advances of that portion of the Loan proceeds allocated in the Budget to development overhead, construction overhead, or other fees to Borrower shall be subordinate to the Loan, and, provided that all conditions to an Advance have otherwise been satisfied, shall be made prorata with the progress of the construction of the Project as determined by Bank's Inspector.

     3.8. Procedures. All Advances shall be made from time to time as construction progresses upon written application of Borrower pursuant to an Advance Request (as hereinafter defined). Borrower shall file Advance Requests with Bank no more frequently than monthly, covering work performed since the prior Advance Request. Each Advance Request shall constitute a representation by Borrower that the work done and the materials supplied to the date thereof are substantially in accordance with the Plans and Specifications; that the work and materials for which payment is requested have been physically incorporated into the Project; that the value is as stated; that the work and materials conform with all applicable rules and regulations of the public authorities having jurisdiction in all material respects; that payment for the items described in such Request has been made or will be made with the proceeds of the

Advance for which the Advance Request was submitted; that such Advance Request is consistent with the Budget; that the proceeds of the previous Advance have been actually paid by Borrower in accordance with the approved Advance Request for such previous Advance; and that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing.

     3.9. Stored Materials. Bank shall not be required to make Advances for costs incurred by Borrower with respect to materials stored on or off the Property unless Bank shall, in its sole discretion, deem it advisable to do so. If Bank elects to make an Advance for stored materials, all stored materials must be incorporated into the Project within forty five
(45) days of Borrower's Advance Request regarding such materials, and the following additional conditions shall apply: (i) copies of all invoices relating to such stored materials and a stored materials inventory sheet shall be submitted with the Advance Request; (ii) with respect to materials stored on the Property, such materials shall be adequately secured, as determined by Bank's Inspector; and (iii) with respect to materials stored off the Property, such materials must be (A) adequately stored at a bonded warehouse, (B) insured under an Inland Marine Policy naming Bank as an additional insured, (C) subject to a first priority lien held by Bank, and
(D) subject to inspection by Bank's Inspector. Bank may impose such additional conditions and requirements as it deems appropriate in its sole discretion.

     3.10. Bank's Inspector. Bank shall have the right to retain, at Borrower's expense, Bank's Inspector to act as Bank's consultant in connection with the Loan and the construction of the Project, to review and advise Bank with respect to the Construction Documents, and other matters related to the design, construction, operation and use of the Project, to monitor the progress of construction, and to review Advance Requests and change orders submitted hereunder. The fees and expenses of Bank's Inspector shall be due and payable by Borrower as provided for herein or otherwise on demand. Borrower shall provide to Bank and Bank's Inspector facilities commonly made available by responsible contractors for the inspection of the Project, and to afford full and free access by Bank and Bank's Inspector to all Construction Documents. The costs to be paid by Borrower for the services of Bank's in-house inspector for the "Front-end" report for the Project shall be $1,300 payable by Borrower to Bank as of the date hereof and the per draw fee shall be $350 payable by Borrower to Bank at the funding of each Advance.

     Borrower acknowledges that (i) Bank's Inspector has been retained by Bank to act as a consultant, and only as a consultant, to Bank in connection with the construction of the Project, (ii) Bank's Inspector shall in no event have any power or authority to make any decision or to give any approval or consent or to do any other thing which is binding upon Bank and any such purported decision, approval, consent or act by Bank's Inspector on behalf of Bank shall be void and of no force or effect, (iii) Bank reserves the right to make any and all decisions required to be made by Bank under this Agreement, in its sole and absolute discretion, and without in any instance being bound or limited in any manner whatsoever by any opinion expressed or not expressed by Bank's Inspector to Bank or any other person with respect thereto, and (iv) Bank reserves the right in its sole and absolute discretion to replace Bank's Inspector with another inspector at any time and without prior notice to or approval by Borrower.

     3.11. Development Security. At Borrower's request, Bank may issue letters of credit (subject to compliance with Bank's standard procedures for issuance of letters of credit and in form and substance satisfactory to
Bank) if required by governmental authorities or utilities to secure Borrower's obligations under a Development Agreement, provided that the aggregate amount of all such letters of credit do not exceed the amount of the Loan Budget Amount for the related work as shown on the Budget. The proceeds of the Loan restricted by any such letter of credit shall be available only for the costs covered by, and in accordance with the terms of, the related Development Agreement. Any amounts paid by Bank under any such letter of credit shall be treated for all purposes as an Advance hereunder.

     3.12. No Third Party Beneficiaries. The parties hereto do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or any other Loan Document, or any conduct or course of conduct by any of the parties hereto, this Agreement shall not be construed as creating any rights, claims, or causes of action against Bank, or any of its officers, agents, or

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


employees, in favor of any contractor, subcontractor, supplier of labor, materials or services, or any of their respective creditors, or any other person or entity other than Borrower.

4.   LOAN REQUESTS

     4.1 Request for Advance. For each request for an Advance, Borrower shall submit to Bank, at least five (5) business days prior to the requested date of disbursement, a completed written disbursement request (each, an "Advance Request") in such form and detail as required by Bank, together with a check in the amount of the inspection fee set forth in
Section 3.10 hereof. Each Advance Request shall certify in detail, acceptable to Bank, the cost of the labor that has been performed and the materials that have been incorporated into the Project and all Indirect Costs that have been incurred since the date of the previous Advance, and shall be accompanied by such supporting data as Bank may require, including, without limitation, receipts, vouchers, invoices, waivers of mechanic's and materialmen's liens, and AIA Forms G702 and G703 certified by the General Contractor and Architect or engineer for the Project. The proceeds of each Advance shall be used by Borrower solely to pay or as reimbursement for the obligations for which the Advance is sought.

     4.2 Inspection. Upon receiving each Advance Request, Bank's Inspector will determine (a) whether the work completed to the date of such Advance Request has been done satisfactorily and in accordance with the Plans and Specifications, (b) the percentage of construction of the Project completed as of the date of such Advance Request, (c) the Direct Costs actually incurred for work in place as part of the Project as of the date of such Advance Request, (d) the actual sum necessary to complete construction of the Project in accordance with the Plans and Specifications, and (e) the amount of time from the date of such Advance Request which will be required to complete construction of the Project in accordance with the Plans and Specifications. Advances shall be funded, if possible, within five (5) business days of receipt by Bank of all required information and Bank's reasonable approval of same. All inspections by or on behalf of Bank shall be solely for the benefit-of Bank, and Borrower shall have no right to claim any loss or damage against Bank or Bank's Inspector arising from any alleged (i) negligence in or failure to perform such inspections, or (ii) failure to monitor Advances or the progress or quality of construction.

     4.3 Disbursement of Advance. At Bank's option, Bank may make advances of the Loan directly into a separate construction disbursement account or other Borrower account with Bank, to Borrower directly, to a title insurance company or other third party, directly to the General Contractor, subcontractor, materialmen or other suppliers providing labor, services or materials in connection with the construction of the Project, or jointly to Borrower and any such person. Bank shall have no obligation after making Advances in a particular manner to continue to make Advances in that manner. Notwithstanding the foregoing, Bank's records of any Advance made pursuant to this Agreement shall, in the absence of manifest error, be deemed correct and acceptable and binding upon Borrower. If at any time the unfunded balance of the Loan allocated for a particular line item is insufficient to cover the approved budgeted cost of such line item, the overrun shall be paid by any excess funds left: (i) first in a complete line item; (ii) next in any line items which Borrower can reasonably demonstrate will contain an excess balance once such item is completed and approved by Bank's Inspector; and then (iii) by an infusion of Borrower's funds prior to Bank making further disbursements under the Loan.

     4.4 No Warranty by Bank. Nothing contained in this Agreement or any other Loan Document shall constitute or create any duty on or warranty by Bank regarding (i) the accuracy or reasonableness of the Budget, (ii) the proper application by Borrower, General Contractor or any subcontractor of the Loan proceeds, (iii) the quality or condition of the Project, or
(iv) the competence or qualifications of the General Contractor or any other party furnishing labor or materials in connection with the construction of the Project. Borrower acknowledges that Borrower has not relied and will not rely upon any experience, awareness or expertise of Bank regarding the aforesaid matters.

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


5.   CONDITIONS TO ADVANCE

     5.1. General Conditions. Bank will have no obligation to make any Advance (a) unless Bank is satisfied, in its sole discretion, that the conditions precedent to the making of such Advance have been satisfied; or
(b) if an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing. Notwithstanding anything contained to the contrary herein, the maximum amount of the Loan shall in no event exceed seventy-five percent (75%) of the stabilized appraised value of the Project.

     5.2. Conditions to Initial Advance. Bank's obligation hereunder to make the initial Advance is conditioned upon Bank's receipt of the following, each in form and substance satisfactory to Bank:

           5.2.1. each of the Loan Documents duly executed as necessary to be enforceable against the parties thereto;

           5.2.2. each of the other documents, certificates and instruments required under this Agreement and/or the Agreement Letter;

           5.2.3. a paid title insurance Agreement or policy (the "Title Policy") issued by a title insurance company (the "Title Insurer") acceptable to Bank, insuring the Mortgage as a valid first lien on Borrower's fee estate in the Property for the full amount of the Loan, free and clear of all defects and encumbrances except as Bank shall approve;

           5.2.4. a Notice of Commencement signed by Borrower and acceptable to Bank shall have been delivered to the Title Insurer to be recorded on a date subsequent to the date of the recording of the Mortgage.

An executed copy of the Bond shall be attached to and recorded with the Notice of Commencement, if such Bond is required by Bank. Borrower shall have agreed to post a certified copy of the recorded Notice of Commencement on the Property in accordance with the Legal Requirements; and

           5.2.5. each of the items set forth in subsection 5.3 hereof.

           5.2.6. evidence of not less than 86,200 net leaseable square feet of the Project (of which 37,887 net leaseable square feet may be credited by the Publix Lease) being pre-leased under Bank-approved leases (Bank's approval not to be unreasonably withheld) with terms of not less then five (5) years at a minimum rents and CAM rates not less than pro-forma minimums.

     5.3. Conditions to Subsequent Advances. Bank's obligations hereunder to make any subsequent Advances are conditioned upon Bank's receipt of the following, each in form and substance satisfactory to Bank:

           5.3.1. a timely Advance Request, together with all required supporting documentation;

           5.3.2. evidence that Borrower has invested the required portion of the Equity Requirement in the Project;

           5.3.3. an endorsement to the Title Policy continuing the effective date of the Title Policy through the date of the Advance and insuring that there has been no change in the status of the title to the Property. In the event the Title Policy contains a "pending disbursement" clause, the endorsement shall also increase the amount of the Title Policy by the amount of the Advance being made in connection therewith;

           5.3.4.     a satisfactory inspection report from Bank's
Inspector; and

           5.3.5. such other documents, instruments, information, agreements and certificates as Bank or the Title Insurer may reasonably require.

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


     5.4. Conditions to Final Advance. Bank's obligation hereunder to make the final Advance is conditioned upon Bank's receipt of the following, each in form and substance satisfactory to Bank:

           5.4.1. each of the items set forth in subsection 5.3 hereof, except as otherwise provided herein;

           5.4.2. a final endorsement to the Title Policy continuing the effective date of the Title Policy so as to insure the Loan as fully disbursed and removing any "pending disbursement" clause, any survey exceptions and any other exceptions to title arising out of the construction of the Project;

           5.4.3. the final "as-built" survey in compliance with the requirements of Section 7.6;

           5.4.4. evidence that Borrower's builder's risk insurance has been converted to an "all-risk" fire and extended coverage hazard insurance policy (non-reporting Commercial Property Policy with Special Cause of Loss form) in accordance with the requirements of the Mortgage; and

           5.4.5. each of the items set forth in the Completion Conditions set forth in subsection 7.2 below.

5.5. Conditions to Conversion. Bank's obligation hereunder to convert the Construction Period to the Mini-Perm Period is conditioned upon Bank's receipt of the following, each in form and substance satisfactory to Bank:

           5.5.1. each of the items set forth in subsection 5.4 hereof;

           5.5.2. Borrower must have satisfied all of the following conditions:
                      a. At the commencement of the Mini-perm Period, no "Event of Default" by Borrower shall exist under any of the Loan Documents and no event or circumstance shall exist which, with the giving of notice or lapse of time or both, would constitute such a default by Borrower thereunder;

                      b. The Project has been completed lien-free (except for any liens temporarily permitted by this Agreement) in substantial compliance with the terms and conditions of this Agreement and in substantial accordance with Plans and Specifications;

                      c. A Certificate of Occupancy shall have been issued for the Publix Supermarket and a shell Certificate of Occupancy shall have been issued for the balance of the Project; and

                      d. Publix Supermarkets, Inc. shall have taken occupancy pursuant to the Publix Lease and commenced paying rent to Borrower.

     If the aforesaid conditions to conversion have not been satisfied on or before the termination of the Construction Period, the Loan shall not be converted to the Mini-Perm Period and the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents, shall immediately be due and payable.

           5.5.3. Notwithstanding anything contained herein or in the other Loan Documents to the contrary, the termination date of the Construction Period shall be extended for up to twenty-four (24) months due to construction delays caused by force majeure outside the control of Borrower, provided the Loan is in good standing and Borrower demonstrates to Bank's reasonable satisfaction that all of the following conditions have been satisfied (in which case the commencement date of the Mini-Perm Period shall begin upon the termination date of the Construction Period as extended, thereby causing the Maturity Date to be adjusted accordingly):


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


                      a.    Available insurance proceeds cover one
hundred percent (100%) of the hard and soft costs to be incurred by Borrower in restoring damage to the Improvements caused by force majeure (or, if not. Borrower demonstrates to Bank's reasonable satisfaction that Borrower has available cash reserves to cover the balance of such costs); and

                      b.    Available insurance proceeds cover one
hundred percent (100%) of Borrower's interest expense under the Loan during the period of the Loan term extended by force majeure (or, if not, Borrower demonstrates to Bank's reasonable satisfaction that Borrower has available cash reserves to cover the balance of such costs): and

                      c.    Publix Supermarkets, Inc. shall not be
entitled to terminate the Publix Lease (nor be entitled to receive any consideration from Borrower) due to the delay in completion of the Project due to force majeure; and

                      d. Guarantor shall maintain in good standing its legal existence through the Maturity Date of the Loan as adjusted due to force majeure.

6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as follows:

     6.1. Governmental Approvals. All necessary approvals from governmental or quasi-governmental authorities having jurisdiction over the Project, including, but not limited to, street openings or closings, zoning and use and occupancy permits, sewer permits, environmental permits and approvals. building permits, highway occupancy permits, subdivision and land development approvals, and approvals of fire underwriters (the "Governmental Approvals"), have been obtained for the construction of the Project and are final, unappealed, and unappealable, and remain in full force and effect without restriction or modification.

     6.2. Condemnation. No notice of taking by eminent domain or condemnation of any material part of the Property has been received, and Borrower has no knowledge that any such proceeding is contemplated or if any such event has occurred Borrower is able to continue, and is continuing, promptly and diligently to complete construction of the Project without a material adverse change in the Plans and Specifications.

     6.3. Casualty Damage. No material part of the Property or the Project has been damaged or injured as a result of any fire, explosion, accident, flood, or other casualty which is not now fully restored, or if any such event has occurred, Borrower is promptly and diligently repairing or replacing the same.

     6.4. Access. The Property abuts and has direct access to a legally-opened public right-of-way.

     6.5. Utilities. Electricity, public potable water and public sanitary and storm sewerage facilities and, if shown on the Plans and Specifications, natural gas service are available at the Property and are of sufficient capacity to service the Project.

     6.6. Public Improvements. All public improvements included as part of the Project have been fully authorized by appropriate municipal ordinance or other required municipal action. Borrower is not in default under any Development Agreement, and Borrower has satisfied all conditions imposed by the Municipality and any other governmental authority in connection with the grant of subdivision and land development approval for the Property.

     6.7. Outparcel Borrower must submit for Bank's approval, which shall not be unreasonably withheld or delayed, any easements over the Project deemed necessary for the development of the outparcel. Borrower represents to Bank that as of the date of this Agreement, the outparcel is under contract to be sold to Bank America with a deed restriction requiring the outparcel to be utilized as a retail banking facility for a certain number of years.


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


     6.8. Project Operating Accounts. The principal operating accounts for the Project shall be maintained with Bank during the term of the Loan.

     6.9. Survival. All of the representations and warranties of Borrower as set forth in this Agreement shall survive the making of this Agreement and shall be continuing. Each and every request submitted by Borrower for an Advance under this Agreement shall constitute a new and independent representation and warranty to Bank with respect to all of the matters set forth in this Agreement as of the date of each such application unless another date is specified with respect to a particular matter.

7.   CONSTRUCTION COVENANTS.

     7.1. Construction of Project. Unless otherwise agreed in writing by Bank, construction of the Project shall commence on or before the date specified in the Publix Lease (as may be extended therein due to force majeure) and be carried on diligently and without delay or interruption for more than fifteen (15) consecutive days (commencement of construction shall be defined to be the date of commencement of Project site work). The Project shall be constructed in a good and workmanlike manner, in accordance with the Plans and Specifications and in compliance with all Legal Requirements (as such term is defined in the Mortgage) in all material respects.

     7.2 Completion of the Project. Borrower shall complete construction of the Project, including, without limitation, such street improvements, curbs, sidewalks, grading, parking, utilities and connections as may be required for normal use thereof and all tenant improvement work for that portion of the Project leased and occupied by tenants, by no later then the Completion Date. For purposes of this Agreement, completion of the Project shall be deemed to have occurred only when the following Completion Conditions (the "Completion Conditions") shall have been satisfied:

           7.2.1. Borrower shall furnish to Bank a permanent certificate of occupancy or its equivalent and such other permits and/or certificates (including a certificate of substantial completion from the Architect) as shall be required to establish to Bank's satisfaction that the Project (including, without limitation, all tenant improvement work for that portion of the Project leased and occupied by tenants) has been properly completed and is not subject to any violations or uncorrected conditions noted or filed in any municipal department;

           7.2.2. Borrower shall submit to Bank full and complete releases of liens from each contractor, subcontractor and supplier, or other proof satisfactory to Bank, confirming that final payment has been made for all materials supplied and labor furnished in connection with the Project (including, without limitation, all tenant improvement work for that portion of the Project leased and occupied by tenants);

           7.2.3. The Project (including, without limitation, all tenant improvement work for that portion of the Project leased and occupied by tenants) shall have been finally completed in all respects in accordance with the Plans and Specifications, as verified by a final inspection report satisfactory to Bank from Bank's Inspector, certifying that the Project (including, without limitation, all tenant improvement work for that portion of the Project leased and occupied by tenants) has been constructed in a good and workmanlike manner and is in satisfactory condition, and that all mechanical, electrical, plumbing, structural and roof systems are in acceptable operating condition. Bank reserves the right to require that an escrow be established in an amount satisfactory to Bank to remedy any physical deficiency in any of the Project;

           7 2.4.     Borrower shall deliver to Bank a satisfactory
as-built survey disclosing no conditions unacceptable to Bank and showing lot and street lines, the location of all improvements, easements, rights-of-way and utilities (including all easements listed as exceptions on Bank's Title Policy), and containing a certification addressed to Bank in form and content satisfactory to Bank;

           7.2.5. Borrower shall submit to Bank reasonably satisfactory evidence that all improvements to public streets have been completed, offered for dedication, and accepted by governmental authority.

     7.3. Change Orders. No amendment shall be made to the Plans and Specifications, the Architect's Contract or to the Construction Contract, nor shall any change orders be made thereunder without the prior written consent of Bank; provided, however, that Bank's consent shall not be required for (but Bank shall promptly receive copies of) any change orders which do not involve a change in the scope of the Project or a reduction in the value thereof so long as such change order does not (a) materially change the Plans and Specifications; (b) extend the Completion Date, (c) involve an expenditure of $25,000 or more as to any individual change order, and (d) involve, as to the aggregate of all change orders, an expenditure in excess of $250,000.

     7.4. Subcontractors. Borrower agrees that it will not engage or continue to employ any contractor or materialman (except for the General Contractor(s)) listed on Schedule B, who have been approved by the Bank) who may be reasonably objectionable to Bank. To the extent Borrower has the same in its possession, Borrower shall supply to Bank copies of any subcontracts if requested by Bank between the General Contractor and its subcontractors.

     7.5. Liens and Lien Waivers. Borrower shall take all action necessary to have any mechanic's and materialmen's liens, judgment liens or other liens or encumbrances filed against the Property released or transferred to bond within ten (10) days of the date Borrower receives notice of the filing of such liens or encumbrances. If any such lien or encumbrance is filed, Bank shall not be required to make any Advances until it is removed and a copy of the recorded release thereof is received by Bank and accepted by the Title Insurer. Borrower shall be fully and solely responsible for compliance in all respects whatsoever with the applicable mechanic's and materialmen's lien laws.

     7.6. Surveys. Borrower shall deliver to Bank, each in compliance with Bank's survey requirements, (a) a foundation survey within thirty (30) days after completion of the foundation of the Project, (b) an as-built survey within thirty (30) days after the completion of the Project but prior to the Final Advance, and (c) any additional surveys reasonably requested by Bank, Bank's Inspector or the Title Insurer, within thirty
(30) days after such request. Any change in the state of facts shown in any such updated survey shall be subject to approval by Bank and Bank's Inspector, which shall not be unreasonably withheld.

     7.7. Soil, Concrete and Other Tests. Borrower shall, at Borrower's expense, cause to be made such soil, compaction, concrete and other tests as Bank or Bank's Inspector may reasonably require from time to time, each in form and substance and from testing companies reasonably acceptable to Bank.

     7.8. Compliance with Laws and Restrictions. All construction shall be performed in accordance with all applicable statutes, ordinances, codes, regulations and restrictions in all material respects. The Project shall be constructed entirely on the Property and will not encroach upon or overhang any easement, right of way, or any other land, and shall be constructed wholly within applicable building setback restrictions. All contractors, subcontractors, mechanics or laborers and other persons providing labor or material in construction of the Project shall have or be covered by worker's compensation insurance, if required by applicable law.

     7.9. Assignment of Construction Documents. As additional security for the obligations of Borrower under this Agreement and the other Loan Documents, Borrower hereby collaterally assigns and transfers to Bank and grants to Bank a security interest in all of Borrower's right, title, interest and benefits in or under the Construction Documents and all Development Agreements.

     7.10. Leases. Borrower will comply with the terms and conditions of, and deliver leased premises at the time and in the condition required by, any Bank-approved lease. Borrower will not enter into, amend or renew any lease in excess of 2,500 net leaseable square feet or other occupancy agreement in excess of 2,500 net leaseable square feet affecting the Property without Bank's prior written consent. Bank's consent may be conditioned upon receipt of such documents and agreements, including without limitation subordination and attornment agreements and tenant estoppel certificates, as Bank may reasonably require. Prior to executing any leases other than the Publix Lease, Borrower shall prepare and furnish Lender with a proposed standard lease form ("Lease") for Lender's approval (which shall not be unreasonably withheld), which form of Lease shall contain a provision subordinating all such leases to the lien and operation of Lender's Mortgage and other security instruments, as same may be modified from time to time. Borrower shall not accept payment of advanced rent for more than two months. Bank shall have the right to review and approve all Leases in excess of 2,500 net leaseable square feet prior to Borrower executing same (Bank's approval not to be unreasonably withheld and/or delayed). All Leases shall be subordinate to Lender's Mortgage and other security instruments. Borrower shall, throughout the term of the Loan, promptly submit or cause to be submitted by Bank photocopies of all tenant leases and side agreements as to the Project. Borrower shall submit to Bank written Rent Rolls on a quarterly basis or as otherwise requested by Bank upon the occurrence of an "Event of Default" under the Loan Documents. Such Rent Rolls shall specify those portions of space leased, space designation, lease amount for each space leased, amount of any deposits, name and address of lessee, amount of space leased during the preceding reporting period, any rent abatements or concessions and any other information relevant to the leasing program reasonably requested by Bank. All reports shall be in form reasonably satisfactory to Bank. All new leases or renewals or modifications of existing leases shall be subordinate to Bank's Mortgage and other security instruments and collaterally assigned to Bank.

     7.11. Management and Leasing Agreements. Upon an "Event of Default" by Borrower hereunder, all management and leasing agreements shall be subject to the prior review and approval by Bank, and shall provide that Bank shall have the right to terminate such agreements in the event Bank acquires title to the Property.

     7.12. Ownership of Material and Fixtures. No materials, equipment or fixtures incorporated by Borrower into the Project shall be purchased or installed under any security agreement, conditional sales contract, lease, or other arrangement wherein the seller reserves title or any interest in such items or the right to remove or repossess such items or to consider them personal property after their incorporation into the Project, without the prior written consent of Bank.

     7.13. Payment and Performance Bonds. If requested by Bank, Borrower shall furnish Bank with both payment and performance bonds (collectively, the "Bonds") in form, substance and amounts satisfactory to Bank, issued by a surety acceptable to Bank, and naming Bank and Borrower as dual obligees thereunder.

     7.14. Advertising. Bank shall have the right to erect one or more signs on the Property advertising its financing of the Project.

     7.15. Time is of the Essence. In all matters pertaining to this Agreement, time is of the essence.

8.   EVENTS OF DEFAULT AND REMEDIES.

     8.1. Each of the following shall constitute an event of default (each, an "Event of Default") hereunder:

           8.1.1. Non-payment of any sum required to be paid to Bank under any of the Loan Documents within five (5) days from when due and payable thereunder;

           8.1.2. A breach by Borrower of any other term, covenant, condition, obligation or agreement under this Agreement in any material respect, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Borrower; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Borrower to effect such cure), then provided Borrower diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Borrower shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Borrower of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Bank be obligated to continue to advance any Loan proceeds to Borrower under the Loan Agreement until such time as such breach is so cured).

           8.1.3. Any representation or warranty made by Borrower in this Agreement shall prove to be false, incorrect or misleading in any material respect as of the date when made and the continuance thereof for a period of thirty (30) days after written notice thereof shall have been given to Borrower; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Borrower to effect such cure), then provided Borrower diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Borrower shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Borrower of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary in no event shall Bank be obligated to continue to advance any Loan proceeds to Borrower under the Loan Agreement until such time as such breach is so cured).

           8.1.4. An Event of Default under any of the other Loan Documents including the payment by Bank of any letter of credit issued by Bank on behalf of Borrower;

           8.1.5. Failure to complete the Project substantially in accordance with the Plans and Specifications in the judgment of Bank's Inspector on or before the Completion Date (as the same may be extended in accordance with Section 5.5.3 hereof) or material changes in the Plans and Specifications are made without securing the prior express written consent of Bank as required;

           8.1.6. Failure to proceed with reasonable diligence with the construction of the Project in the judgment of Bank's Inspector or abandonment of or cessation of work on the Project, at any time prior to the completion of the Project, for a period of more than fifteen (15) days other than due to an event of force majeure.

     8.2. Upon or at any time after the occurrence of an Event of Default, Bank may refuse to make any further advances hereunder and terminate Bank's Agreement to make the Loan. Thereupon, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other sums due in connection therewith, and, subject to the terms of this Agreement and the other Loan Documents, Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

9.   MISCELLANEOUS.

     9.1. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     9.2. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     9.3. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     9.4. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be executed in counterparts together constituting one Agreement.

     9.5. Modifications. This Agreement may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     9.7. No Assignment. The Loan may not be assigned by Borrower without the prior written consent of Bank, and any purported or attempted assignment without such consent shall be void and of no force or effect.

     9.8. Y2K. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data, including dates on and after January 1, 2000. At the request of Lender, Borrower shall provide Lender with assurance acceptable to Lender of Borrower's Year 2000 compatibility.

     9.9. Nonliability of Lender. All inspections and other services rendered By the Inspector shall be rendered solely for the protection and benefit of Lender. Borrower shall not be entitled to claim any loss for damage against Lender for failure to discharge its duties of inspection properly, nor shall Lender or the Inspector be liable for failure of the contractor or contractors to construct the improvements in strict accordance with the Plans and Specifications, or for the failure of any dealer, contractor, subcontractor, draftsman or laborer to deliver the goods or perform the services required to be delivered or to be performed by them, nor shall this Agreement be construed to make the Lender liable to materialmen, craftsmen, laborers, or others for goods or services delivered by them in or upon the Project, or debts or claims accruing to the Project against Borrower or any contractor. Lender shall not be liable to materialmen, contractors, subcontractors, laborers, or others, for goods or services delivered or performed by them in or upon the Project or employed in said construction, or for any debts or claims accruing in favor of any such parties or against Borrower or others, or against the Project. Borrower shall not be the agent of Lender for any purpose. Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of construction by Borrower of the Project or the absence therefrom of defects. Any obligations to Borrower and/or Guarantor incurred by Lender in connection with the Loan shall be the exclusive obligation of First Union National Bank. Any officers, directors or shareholders of First Union National Bank shall incur no obligations on an individual basis to Borrower and/or Guarantor and shall not be individually responsible to Borrower and/or Guarantor for the performance or non-performance of any obligations of First Union National Bank.

     9.10. Indemnification. Borrower does hereby and shall indemnify and hold Lender, its directors, officers, employees, agents, successors and assigns harmless of and from any and all loss or damage, of whatsoever kind, and defend Lender and such other indemnified parties of, from and against any suits, claims or demands, including, without limitation, Lender's reasonable legal fees, paralegal fees, costs and expenses at all trial, appellate, supplemental and bankruptcy proceedings or levels, on account of any matters or anything arising out of this Agreement or in connection with the Loan. Such obligations shall survive completion of the Project and repayment of the Loan. The foregoing indemnification shall not apply to any acts which are the result of the negligence or intentional misconduct of Lender.

     9.11  Waiver of Jury Trial.

     BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, INCLUDING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     9.12. Limitations as to Parties. This Agreement and the other Loan Documents as pertaining to Borrower shall only be enforceable against Borrower and, notwithstanding anything to the contrary in this Agreement and/or the other Loan Documents, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of Borrower nor any Affiliate of any person that is or becomes a Constituent Partner in Borrower, shall be personally liable, directly or indirectly, under or in connection with this Agreement and/or the other Loan Documents, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement and/or the other Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement and/or the other Loan Documents or the Project; and the Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Agreement and/or the other Loan Documents, and any such documents, instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in Borrower, nor any obligation of any Constituent Partner in Borrower to restore a negative capital account or to contribute capital to Borrower or to any other Constituent Partner in Borrower, shall at any time be deemed to be the property of or an asset of Borrower or such other Constituent Partner and neither the Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this Paragraph, a 'Constituent Partner" in Borrower shall mean any direct partner or member in Borrower and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in Borrower. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity.

"Affiliate" of a specified person or entity for the purposes of this Agreement and/or the other Loan Documents, means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or (ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership. The provisions of this Section shall survive any foreclosure of the Mortgage and discharge of the Note.

     IN WITNESS WHEREOF, Borrower and Bank, intending to be legally bound, have duly executed and delivered this Loan Agreement as of the day and year first above written.


                            BORROWER:

                            WESTON TOWN CENTER LLC, a Delaware limited liability company


                            By:   ARVIDA/JMB PARTNERS, a Florida general
                                  partnership, its sole member

                                  By:  ARVIDA/JMB MANAGERS, INC., a
                                       Delaware corporation,
                                       a general partner


                                       By:   /s/ Stephen A. Lovelette
                                             -------------------------
                                             Stephen A. Lovelette,
                                             Vice President

                                       Date: May 19, 2000



                            BANK:

                            FIRST UNION NATIONAL BANK

                            By:   /s/ Tracy S. Dunham
                                  ------------------------------
                            Name: Tracy S. Dunham
                                  ------------------------------
                            Title: Vice President
                                  ------------------------------

            FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
            ----------------------------------------------


     THIS FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (this "First Amendment") is made and entered into as of this 31st day of May, 2001, by and between FIRST UNION NATIONAL BANK ("Bank"), and WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower").


                               RECITALS:
                               --------


     WHEREAS, Bank and Borrower entered into that certain Construction Loan Agreement dated May 19,2000 (the "Loan Agreement") (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to the same in the Loan Agreement), pursuant to which Bank agreed to make a construction/mini-perm loan to Borrower and Borrower agreed to accept the loan proceeds in the principal amount of Twenty Million Dollars ($20,000,000.00); and

     WHEREAS, Bank and Borrower have agreed to enter into this First Amendment to modify certain terms and conditions of the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

     1. In the event of any conflict between the terms of the Loan Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

     2. Section 1.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     " 1.7. "Completion Date" means the completion of the Project, including, but not limited to, vertical improvements, parking, paving, landscaping, city water and sewer lines and electrical lines (but excluding interior tenant improvements for any space not leased), upon the earlier to occur of(i) the commencement of the "Mini-Perm Period" (as hereinafter defined), or (ii) January 1,2002 (as may be extended due to force majeure).

     3. Section 1.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "1.10. "Construction Period" means a period of nineteen (19) months from the first full month following the date hereof, subject to extension as provided in Section 5.5.3 of this Agreement.

     4. Section 1.20 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     " 1.20. "Mini-Perm Period" means a period of seventeen (17) months from the expiration of the Construction Period (upon Borrower satisfying certain conditions set forth herein) until the "Maturity Date" of the Loan (as defined in the Note).

     5. This First Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. A facsimile copy of this First Amendment and any signatures hereon shall be considered for all purposes as originals. Except as expressly modified by this First Amendment, the terms and provisions of the Loan Agreement remain unmodified and are in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by the duly authorized representatives the day and year first above written.

                            BANK

                            FIRST UNION NATIONAL BANK


                            By:    /s/ Dana Hunter

                            Name:  Dana Hunter

                            Title: Senior Vice President



                            BORROWER

                            WESTON TOWN CENTER, LLC, a Delaware
                            limited liability company


                            By:   Arvida/JMB Partners, a Florida
                                  general partnership,
                                  its sole member


                            By:   Arvida/JMB Managers, Inc.,
                                  a Delaware corporation,
                                  a general partner



                            By:    /s/ Donald E. Mears, Jr.

                            Name:  Donald E. Mears, Jr.

                            Title: Vice President

            SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
            -----------------------------------------------


     THIS SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (this "Second Amendment") is made and entered into as of this 31st day of December, 2001, by and between FIRST UNION NATIONAL BANK ("Bank"), and WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower").


                               RECITALS:
                               --------

     WHEREAS, Bank and Borrower entered into that certain Construction Loan Agreement dated May 19,2000, as amended by that certain First Amendment to Construction Loan Agreement dated May 31, 2001 (collectively, the "Loan Agreement") (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to the same in the Loan Agreement), pursuant to which Bank agreed to make a construction/mini-penn loan to Borrower and Borrower agreed to accept the loan proceeds in the principal amount of Twenty Million Dollars ($20,000,000.00); and

     WHEREAS, Bank and Borrower have agreed to enter into this Second Amendment to modify certain terms and conditions of the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Bank and Borrower agree as follows:

     1. In the event of any conflict between the terms of the Loan Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall control.

     2. Section 1.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     " 1.7. "Completion Date" means the completion of the Project, including, but not limited to, vertical improvements, parking, paving, landscaping, city water and sewer lines and electrical lines (but excluding interior tenant improvements for any space not leased), upon the earlier to occur of (i) the commencement of the "Mini-Perm Period" (as hereinafter defined), or (ii) July 1,2002 (as may be extended due to force majeure).

     3. Section 1.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "1.10. "Construction Period" means a period of twenty-five (25) months from the first full month following the date hereof, subject to extension as provided in Section 5.5.3 of this Agreement.

     4. Section 1.20 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "1.20. "Mini-Perm Period" means a period of eleven (11) months from the expiration of the Construction Period (upon Borrower satisfying certain conditions set forth herein) until the "Maturity Date" of the Loan (as defined in the Note).

     5. This Second Amendment maybe executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. A facsimile copy of this Second Amendment and any signatures hereon shall be considered for all purposes as originals. Except as expressly modified by this Second Amendment, the terms and provisions of the Loan Agreement remain unmodified and are in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by the duly authorized representatives the day and year first above written.


                            BANK

                            FIRST UNION NATIONAL BANK


                            By:    /s/ Dana Hunter

                            Name:  Dana Hunter

                            Title: Senior Vice President




                            BORROWER

                            WESTON TOWN CENTER, LLC, a Delaware
                            limited liability company


                            By:   Arvida/JMB Partners, a Florida
                                  general partnership,
                                  its sole member


                            By:   Arvida/JMB Managers, Inc.,
                                  a Delaware corporation,
                                  a general partner



                            By:    /s/ George E. Casey, Jr.

                            Name:  George E. Casey, Jr.

                            Title: Vice President

                            PROMISSORY NOTE

$20,000,000                                  May 19, 2000
                                             Fort Lauderdale, Florida


     FOR VALUE RECEIVED, WESTON TOWN CENTER, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank"), at its offices at 200 East Broward Blvd., 9th Floor, Fort Lauderdale, Florida 33301, or such other place as Bank shall designate in writing from time to time, the principal sum of Twenty Million Dollars ($20,000,000) (the "Loan"), or so much thereof as shall be advanced pursuant to the Construction Loan Agreement of even date herewith between Borrower and Bank (the "Loan Agreement"), in United States Dollars, together with interest thereon as hereinafter provided. The Loan Agreement is hereby incorporated herein by reference.

1.   INTEREST RATE.

     Interest on the entire disbursed and unpaid principal balance of this Note from time to time outstanding shall be charged at a rate equal to 1 month LIBOR plus one hundred eighty (180) basis points ("LIBOR-Based Rate") as reasonably determined by Bank in the manner described below prior to the commencement of each "Interest Period" (as hereinafter defined). Interest shall be computed on the outstanding principal balance for the actual number of days which have elapsed from the date of each advance, calculated on the basis of a three hundred sixty (360) day year. The LIBOR-Based Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

     "LIBOR" means, with respect to each day during each Interest Period, the rate for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00.a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as reasonably determined by Bank from another recognized source or interbank quotation).

     "Interest Period" means, initially, the period commencing on the date hereof and ending on the first "Payment Date" (as hereinafter defined), and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the next Payment Date, provided,
(i) any Interest Period that would otherwise end on a day which is not a New York business day shall be extended to the next New York business day, unless such extension would carry such Interest Period into the next month, in which event such Interest Period shall end on the preceding New York business day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Date shall end on the last New York business day of such month; and (iii) any Interest Period that would otherwise extend past the "Maturity Date" shall end on the "Maturity Date" (as the "Maturity Date" is defined below).

     However, commencing upon satisfaction of the "First Guarantee Reduction Conditions" (as hereinafter defined) and subject to this Note being in good standing, this Note shall bear interest on the entire disbursed and unpaid principal balance from time to time outstanding at a rate equal to one month LIBOR plus one hundred seventy (170) basis points (which shall become the new LIBOR-Based Rate). Further, commencing upon satisfaction of the "Second Guarantee Reduction Conditions" (as hereinafter defined) and subject to this Note being in good standing, the LIBOR-Based Rate shall be further reduced to one month LIBOR plus one hundred fifty
(150) basis points (which shall become the new LIBOR-Based Rate).

     For the purposes of this Note, the "First Guarantee Reduction Conditions" are as follows: (a) the shell certificate of occupancy for the improvements constituting the local space at the "Project" (as defined in the Loan Agreement) has been issued and the certificate of occupancy has been issued for Publix Supermarket; (b) Borrower is in compliance with the "Guarantee Reduction Pre-Leasing Requirement" (as hereinafter defined), and
(c) Publix Supermarket has taken occupancy of its space and commenced paying rent.

For purposes of this Note, the Second Guarantee Reduction Conditions are as follows: (a) the Note converts to the "Mini-Perm Period" (as hereinafter defined); and (b) the Project achieves "Stabilization" (as hereinafter defined).

     The Guarantee Reduction Pre-Leasing Requirement shall be achieved at such time that seventy percent (70%) of the net leaseable square feet of the Project (of which 37,887 net leaseable square feet may be credited by the "Publix Lease" as defined in the Loan Agreement) is pre-leased under Bank-approved leases (with Bank approval not to be unreasonably withheld) with terms of not less than five (5) years and at minimum rents and CAM rates not less than pro-forma minimums.

     "Stabilization" shall occur when: (a) this Note converts to the Mini-Perm Period; (b) the Project achieves a minimum debt coverage ratio ("DCR") of 1.25X for six (6) consecutive months; and (c) the loan to value of the Project does not exceed seventy-five percent (75%) of the stabilized value of the Project. For purposes of calculating the DCR, "Rental Income" shall be based on the lesser of actual occupancy or 93%: however, occupancy must not be less than 80%. "Expenses" shall be based on the greater of: (a) actual expenses inclusive of replacement reserves and management fees, or
(b) the sum of (i) operating expenses of $5.60 per net leaseable square foot, plus (ii) replacement reserves of $0.25 per net leaseable square foot, plus (iii) management fees equal to the greater of actual or 4% of effective gross income. "Debt Service" shall be based on the then outstanding principal balance, plus any unfunded commitment of this Note, a 25-year amortization, and an interest rate equal to the 10-year Treasury plus 2.50% per annum.

2.   PAYMENT OF PRINCIPAL AND INTEREST.

     2.1. Construction Period. Interest only on the outstanding principal balance shall be due and payable monthly in arrears commencing on the 1st day of June, 2000 and continuing on the 1st day of each month thereafter (each, a "Payment Date") for a period of twelve (12) Payment Dates ("Construction Period"). The Construction Period shall expire on the day before the "Scheduled Conversion Date" (as hereinafter defined), subject to extension upon certain conditions being satisfied in the event of force majeure as provided in Section 5.5.3 of the Loan Agreement.

     2.2. Mini-Perm Period. Commencing on the 1st day of June, 2001 and continuing on the 1st day of each month thereafter until the Maturity Date ("Mini-Perm Period"), monthly principal and interest payments shall be due and payable on the 1st day of each month (each, a "Payment Date") in consecutive monthly installments in an amount based on the then outstanding principal balance of this Note, plus any unfunded commitment of this Note, a 25 year amortization and an assumed interest rate based on the 10-year Treasury plus two hundred fifty (250) basis points. The commencement of the Mini-Perm Period is subject to extension upon certain conditions being satisfied in the event of force majeure as provided in Section 5.5.3 of the Loan Agreement.

     2.3 Maturity Date. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on May 31, 2003 (the "Maturity Date"). Notwithstanding the foregoing, if the conditions to conversion set forth in the Loan Agreement are not satisfied prior to the 1st day of June, 2001 (the "Scheduled Conversion Date"), the Construction Period shall not convert to the Mini-Perm Period and the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents, shall immediately be due and payable by Borrower to Bank upon expiration of the Construction Period. The Maturity Date is subject to extension upon certain conditions being satisfied in the event of force majeure as provided in Section 5.5.3 of the Loan Agreement.

3. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion.

4. TENDER OF PAYMENT. All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of Bank specified above and shall be credited on the date the funds become available in lawful money of the United States. Notwithstanding the foregoing and subject to the terms and conditions of the Loan Agreement, payments of interest on the Loan from any interest reserve to be established under the Loan Agreement shall be made as a direct charge by Bank, without notice to or further authorization from Borrower, against such interest reserve, with Borrower obligated to pay all interest on the Loan in excess of the amounts available under the interest reserve pursuant to the provisions of the immediately preceding sentence. All sums payable to the bank which are due on a day on which Bank offices are open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

5. LATE CHARGE. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Bank within five (5) days after its due date. Borrower shall pay to Bank, on demand, a late charge of five percent (5%) of such delinquent payment. The foregoing right is in addition to, and not in limitation of, any other rights which Bank may have upon Borrower's failure to make timely payment of any amount due hereunder.

6.PREPAYMENT.

     This Note may be prepaid in whole or in part at any time; however, Borrower shall indemnify Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Note, or (b) any prepayment of this Note on a date other than the last day of the Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be the actual cost incurred by Bank to break its contract, if any, in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable under this Note. All payments received on this Note may be applied in such order as Bank, in its sole discretion, shall determine. Nothing herein shall be deemed to alter or affect any obligations that Borrower may have to Bank under any interest rate swap agreements.

7.   SECURITY FOR THE NOTE.

     This Note is executed and delivered in accordance with a commercial transaction described in the Loan Agreement. As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Bank the following (each a "Loan Document" and collectively with this Note, the Loan Agreement, and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) Mortgage and Security Agreement (the "Mortgage") on certain real property and the improvements situated thereon in the City of Weston; County of Broward, State of Florida, as more fully described in the Mortgage (the "Property"),
(b) an Absolute Assignment of Leases and Rents (the "Assignment of Leases") assigning all of the assignor's rights as lessor under all leases affecting the Property; and (c) Guaranty Agreement (the "Guaranty") by Arvida/JMB Partners, L.P., a Delaware limited partnership ("Guarantor").

8. DEFAULT RATE. From and after the Maturity Date upon the occurrence of any "Event of Default" by Borrower under the Loan Documents after the giving of any required notice and the expiration of any grace period, if any [regardless of whether or not the Maturity Date is accelerated], this Note shall bear interest until such Event of Default is cured at five percent (5%) per annum in excess of this Note's interest rate then in effect whereupon, at the time such Event of Default is cured, the interest rate shall return to the rate existing immediately prior to the time of such Event of Default. Specifically as to payment obligations by Borrower under this Note, there shall be a five (5) day grace period without any notice required from Bank. Such Default Rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Bank pursuant to any judgments entered in favor of Bank with respect to this Note.

9. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as follows:

     9.1. Organization, Powers. Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under each Loan Document to which it is a party.

     9.2 Execution of Loan Documents. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) revoke any authorization, consent, approval, license exemption of or filing or registration with, any court or governmental authority.

     9.3. Obligations of Borrower. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

     9.4. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing this Note; (ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party.

     9.5. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound.

     9.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

10.  COVENANTS

     10.1. Optional Hedge. Borrower shall have the option to hedge the floating interest expense during the term of this Note by maintaining an interest rate swap agreement with Bank or other counterparty reasonably acceptable to Bank in a notional amount equal to the principal balance of this Note and providing for a fixed rate reasonably satisfactory to Bank, and containing such other terms and conditions as shall be reasonably acceptable to Bank.

     10.2. INTENTIONALLY DELETED.

     10.3. Operating Accounts. Borrower shall maintain its primary operating accounts for the Project at Bank.

     10.4. Financial Statements: Compliance Certificate.

           10.4.1. Borrower shall furnish to Bank the following financial information:

                 (a) Not later than one hundred twenty (120) days after the end of each fiscal year, annual financial statements (annual balance sheet and a profit/loss statement) of Borrower including, without limitation, statements of financial condition, income and expense statement relating to the Project, a listing of all contingent liabilities, and any other financial information reasonably requested by Bank.

                 (b) Not later than sixty (60) days after the end of each interim fiscal half year, management-prepared financial statements of Borrower including, without limitation, statements of financial condition, income and expense statement relating to the Project, a listing of all contingent liabilities, certified rent roll, summary of leases, and any other financial information reasonably requested by Bank.

                 (c) Not later than thirty (30) days after filing with the Internal Revenue Service, a true and complete copy of the federal tax returns, including all schedules, of Borrower.

                 (d) Not later than fifteen (15) days after execution, copies of all permitted new or modified leases of the Property.

                 (e) Such other information respecting the operations of Borrower and/or the Project as Bank may from time to time reasonably request.

           10.4.2. Borrower shall furnish to Bank, with each set of financial statements described herein a compliance certificate signed by Borrower's officer certifying that to such officer's actual knowledge (i) all representations and warranties of Borrower set forth in this Note or any other Loan Document remain true and correct in all material respects as of the date of such compliance certificate; (ii) none of the covenants of Borrower contained in this Note or any other Loan Document has been breached and not cured; and (iii) no event has occurred which constitutes an Event of Default (or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) under this Note or any other Loan Document, which event is continuing or not cured. In addition, Borrower shall promptly notify Bank of the occurrence of any Event of Default of which Borrower has actual knowledge, material adverse litigation or material adverse change in its financial condition.

     10.5. Indemnification

           10.5.1. Borrower hereby indemnifies and agrees to defend and hold harmless Bank, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Bank in connection with the Project; (ii) losses, damages (other than consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Project required or mandated by any applicable environmental law; (iii) claims by any tenant or any other party arising under or in connection with any lease of all or any portion of the Project; (iv) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading; (v) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (vi) the ownership, construction, occupancy, operation, use or maintenance of the Project.

           10.5.2. In case any action shall be brought against Bank, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Bank or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. In addition, Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Bank's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its written consent (unless Borrower fails to defend such claim), but if settled with Borrower's written consent, or if there be a final non-appealable judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Bank from and against any loss or liability by reason of such settlement or judgment.

           10.5.3. Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed in connection with the Loan as of the date hereof or from time to time during the term hereof.

           10.5.4. Survival. The provisions of this Section 10.5 shall survive the repayment or other satisfaction of the Liabilities.

11. EVENTS OF DEFAULT. Each of the following shall constitute an event of default hereunder (an "Event of Default"): (a) the failure of Borrower to pay any amount of principal or interest hereunder within five (5) days from when due and payable; (b) the occurrence of any other default in any term, covenant or condition hereunder in any material respect and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Borrower by Bank; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Borrower to effect such cure), then provided Borrower diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Borrower shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Borrower of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Bank be obligated to continue to advance any Loan proceeds to Borrower under the Loan Agreement until such time as such breach is so cured); or (c) any Event of Default under the Loan Agreement, the Mortgage or any other Loan Document after the giving of any specifically required notice, if any, and the expiration of any specifically applicable grace period, if any.

12. REMEDIES. If an Event of Default exists, subject to the terms of the Note and the other Loan Documents, Bank may exercise any right, power or remedy permitted by law or as set forth herein or in the Loan Agreement, the Mortgage or any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage or any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

13.  MISCELLANEOUS

     13.1. Disclosure of Financial Information. Bank is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having Jurisdiction over Bank and to any present, future or prospective participant or successor in interest in the Loan.
The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

     13.2. Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

     13.3. Attorneys' Fees and Expenses. If Bank retains the services of counsel by reason of a default or an Event of Default hereunder or under any of the other Loan Documents, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and expenses so incurred by Bank shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

     13.4. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Bank of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Bank and Borrower.

     13.5. Waiver. Borrower, jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Bank with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder. The liability of Borrower shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

     13.6. No Usurious Amounts. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Bank, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Bank may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12, Florida Statutes ("Interest rates; parity among licensed lenders or creditors") and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Bank which exempts Bank from any limit upon the rate of interest it may charge or grants to Bank the right to change a higher rate of interest than allowed by Florida Statutes, Chapter 687.

     13.7. Partial Invalidity. The invalidity or unenforceability of any other more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     13.8. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     13.9. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     13.10. Sales or Participations. Bank may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby with Borrower's consent which will not be unreasonably withheld; provided that if Borrower fails to respond within five (5) business days of receipt of such request. Borrower shall be deemed to have approved such sale or participation. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Bank shall give notice to Borrower of such sale, assignment or participation, if possible, within five (5) business days of the completion thereof.

     13.11. Jurisdiction. Borrower irrevocably appoints each and every owner, partner and/or officer of Borrower as its attorneys upon whom may be served, by certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Bank in Broward County, Florida, based upon improper venue or inconvenient forum.

     13.12. Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     13.13. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     13.14. Joint and Several Liability. If Borrower consists of more than one person or entity, the word "Borrower" shall mean each of them and their liability shall be joint and several.

     13.15. Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

     13.16. Arbitration. Upon demand of either Borrower or Bank, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the

"AAA") and the Federal Arbitration Act. The arbitration shall be conducted by three arbitrators with Borrower and Bank each selecting one arbitrator and those two arbitrators mutually agreeing on the selection of the third arbitrator. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. SPECIAL RULES. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Borrower and Bank agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. Among other things and not by way of limitation, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing a voluntary or involuntary bankruptcy proceeding. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

     13.17. Waiver of Jury Trial. BORROWER AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS
SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

14. LIMITATIONS AS TO PARTIES. This Note and the other Loan Documents as pertaining to Borrower shall only be enforceable against Borrower and, notwithstanding anything to the contrary in this Note and/or the other Loan Documents, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of Borrower, nor any Affiliate of any person that is or becomes a Constituent Partner in Borrower, shall be personally liable, directly or indirectly, under or in connection with this Note and/or the other Loan Documents, or any document, instrument or certificate securing or otherwise executed in connection with this Note and/or the other Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Note and/or the other Loan Documents or the Project; and the Bank and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Note and/or the other Loan Documents, and any such documents, instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in Borrower, nor any obligation of any Constituent Partner in Borrower to restore a negative capital account or to contribute capital to Borrower or to any other Constituent Partner in Borrower, shall at any time be deemed to be the property of or an asset of Borrower or such other Constituent Partner and neither the Bank nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this Paragraph, a "Constituent Partner" in Borrower shall mean any direct partner or member in Borrower and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in Borrower. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity. "Affiliate" of a specified person or entity for the purposes of this Note or the other Loan Documents, means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or
(ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common contact with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership. The provisions of this Section shall survive any foreclosure of the Mortgage and discharge of this Note.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

                      BORROWER:

                      WESTON TOWN CENTER LLC,
                      a Delaware limited liability company


                      By:   ARVIDA/JMB PARTNERS,
                            a Florida general partner,
                            as its sole member



                            By:   ARVIDA/JMB MANAGERS, INC., a
                                  Delaware corporation, a general partner

                                  By:  /s/ Stephen A. Lovelette
                                       ------------------------------
                                       Stephen A. Lovelette,
                                       Vice President

                                  Date:May 19, 2000
                                       ------------------------------

                  FIRST AMENDMENT TO PROMISSORY NOTE
                  ----------------------------------


     THIS FIRST AMENDMENT TO PROMISSORY NOTE (this "First Amendment") is made and entered into as of this 31st day of May, 2001, by and between FIRST UNION NATIONAL BANK ("Bank"), and WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower").


                               RECITALS:
                               --------

     WHEREAS, on May 19,2000, Borrower executed that certain Promissory
Note in favor of Bank (the "Note") (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to the same in the Note), pursuant to which Borrower has agreed to pay to Bank the principal sum of Twenty Million Dollars ($20,000,000.00); and

     WHEREAS, Bank and Borrower have agreed to enter into this First Amendment to modify certain terms and conditions of the Note.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

     1. In the event of any conflict between the terms of the Note and the terms of this First Amendment, the terms of this First Amendment shall control.

     2. Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

     A2.   PAYMENT OF PRINCIPAL AND INTEREST.

           2.1. Construction Period. Interest only on the outstanding principal balance shall be due and payable monthly in arrears commencing on the 1st day of June, 2000 and continuing on the 1 st day of each month thereafter (each, a "Payment Date") for a period of nineteen (19) Payment Dates ("Construction Period"). The Construction Period shall expire on the day before the "Scheduled Conversion Date" (as hereinafter defined), subject to extension upon certain conditions being satisfied in the event offeree majeure as provided in Section 5.5.3 of the Loan Agreement.

           2.2. Mini-Perm Period. Commencing on the 1st day of January, 2002 and continuing on the 1st day of each month thereafter until the Maturity Date ("Mini-Perm Period"), monthly principal and interest payments shall be due and payable on the 1 st day of each month (each, a "Payment Date") in consecutive monthly installments in an amount based on the then outstanding principal balance of this Note, plus any unfunded commitment of this Note, a 25 year amortization and an assumed interest rate based on the 10-year Treasury plus two hundred fifty (250) basis points. The commencement of the Mini-Perm Period is subject to extension upon certain conditions being satisfied in the event of force majeure as provided in Section 5.5.3 of the Loan Agreement.

     2.3 Maturity Date. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on May 31,2003 (the "Maturity Date"). Notwithstanding the foregoing, if the conditions to conversion set forth in the Loan Agreement are not satisfied prior to the 1st day of January, 2002 (the "Scheduled Conversion Date"), the Construction Period shall not convert to the Mini-Perm Period and the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents, shall immediately be due and payable by Borrower to Bank upon expiration of the Construction Period. The Maturity Date is subject to extension upon certain conditions being satisfied in the event offeree majeure as provided in Section 5.5.3 of the Loan Agreement."

     3. This First Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. A facsimile copy of this First Amendment and any signatures hereon shall be considered for all purposes as originals. Except as expressly modified by this First Amendment, the terms and provisions of the Note remain unmodified and are in full force and effect.




                     [TEXT AND SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by the duly authorized representatives the day and year first above written.



                            BANK

                            FIRST UNION NATIONAL BANK


                            By:    /s/ Dana Hunter

                            Name:  Dana Hunter

                            Title: Senior Vice President




                            BORROWER

                            WESTON TOWN CENTER, LLC, a Delaware
                            limited liability company


                            By:   Arvida/JMB Partners, a Florida
                                  general partnership,
                                  its sole member


                            By:   Arvida/JMB Managers, Inc.,
                                  a Delaware corporation,
                                  a general partner



                            By:    /s/ Donald E. Mears, Jr.

                            Name:  Donald E. Mears, Jr.

                            Title: Vice President

                  SECOND AMENDMENT TO PROMISSORY NOTE
                  -----------------------------------


     THIS SECOND AMENDMENT TO PROMISSORY NOTE (this "Second Amendment") is made and entered into as of this 31st day of December, 2001, by and between FIRST UNION NATIONAL BANK ("Bank"), and WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower").


                               RECITALS:
                               ---------

     WHEREAS, on May 19, 2000, Borrower executed that certain Promissory
Note in favor of Bank, as amended by that certain First Amendment to Promissory Note dated May 31, 2001 (collectively, the "Note") (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to the same in the Note), pursuant to which Borrower has agreed to pay to Bank the principal sum of Twenty Million Dollars ($20,000,000.00); and

     WHEREAS, Bank and Borrower have agreed to enter into this Second Amendment to modify certain terms and conditions of the Note.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

     1. In the event of any conflict between the terms of the Note and the terms of this Second Amendment, the terms of this Second Amendment shall control.

     2. Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

     A2.   PAYMENT OF PRINCIPAL AND INTEREST.

           2.1. Construction Period Interest only on the outstanding principal balance shall be due and payable monthly in arrears commencing on the 1st day of June, 2000 and continuing on the 1st day of each month thereafter (each, a "Payment Date") for a period of twenty-five (25) Payment Dates ("Construction Period"). The Construction Period shall expire on the day before the "Scheduled Conversion Date" (as hereinafter defined), subject to extension upon certain conditions being satisfied in the event offeree majeure as provided in Section 5.5.3 of the Loan Agreement.

           2.2. Mini-Perm Period. Commencing on the 1st day of July, 2002 and continuing on the 1st day of each month thereafter until the Maturity Date ("Mini-Perm Period"), monthly principal and interest payments shall be due and payable on the 1st day of each month (each, a "Payment Date") in consecutive monthly installments in an amount based on the then outstanding principal balance of this Note, plus any unfunded commitment of this Note, a 25 year amortization and an assumed interest rate based on the 10-year Treasury plus two hundred fifty (250) basis points. The commencement of the Mini-Perm Period is subject to extension upon certain conditions being satisfied in the event offeree majeure as provided in Section 5.5.3 of the Loan Agreement.

     2.3 Maturity Date. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on May 31,2003 (the "Maturity Date"). Notwithstanding the foregoing, if the conditions to conversion set forth in the Loan Agreement are not satisfied prior to the 1st day of July, 2002 (the "Scheduled Conversion Date"), the Construction Period shall not convert to the Mini-Perm Period and the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other amounts payable under the Loan Documents, shall immediately be due and payable by Borrower to Bank upon expiration of the Construction Period. The Maturity Date is subject to extension upon certain conditions being satisfied in the event offeree majeure as provided in Section 5.5.3 of the Loan Agreement."

     3. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. A facsimile copy of this Second Amendment and any signatures hereon shall be considered for all purposes as originals. Except as expressly modified by this Second Amendment, the terms and provisions of the Note remain unmodified and are in full force and effect.





                     [TEXT AND SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by the duly authorized representatives the day and year first above written.



                            BANK

                            FIRST UNION NATIONAL BANK


                            By:    /s/ Dana Hunter

                            Name:  Dana Hunter

                            Title: Senior Vice President




                            BORROWER

                            WESTON TOWN CENTER, LLC, a Delaware
                            limited liability company


                            By:   Arvida/JMB Partners, a Florida
                                  general partnership,
                                  its sole member


                            By:   Arvida/JMB Managers, Inc.,
                                  a Delaware corporation,
                                  a general partner



                            By:    /s/ George E. Casey, Jr.

                            Name:  George E. Casey, Jr.

                            Title: Vice President

This Instrument Prepared by:           INSTR #100285621

  Peter D. Slavis, Esq.                OR BK 30519 PG 0369
  Ruden, McClosky, Smith               Recorded 05/22/2000 01:24 PM
  Schuster & Russell, P.A.             Commission
  200 East Broward Boulevard           Broward County
  15th Floor                           Doc Stmp-M  70,000.00
  Fort Lauderdale, Florida 33301       INT TAX     40,000.00
                                       Deputy Clerk 1033
-------------------------------------------------------------------------
SPACE ABOVE THIS LINE                        SPACE ABOVE THIS LINE
FOR PROCESSING DATA                          FOR PROCESSING DATA



                    MORTGAGE AND SECURITY AGREEMENT
                    -------------------------------

     MORTGAGE AND SECURITY AGREEMENT dated May 19, 2000 (together with any amendments or modifications hereto in effect from time to time, the "Mortgage"), between WESTON TOWN CENTER, LLC, a Delaware limited liability company qualified to do business in Florida, having an office at 7900 Glades Road, Boca Raton, Florida 33434 ("Mortgagor") and FIRST UNION NATIONAL MORTGAGEE, a national Mortgageeing association, having an office at 200 East Broward Blvd., 9th Floor, Fort Lauderdale, Florida 33301 ("Mortgagee").


                              WITNESSETH:

     WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of Twenty Million Dollars ($20,000,000), or such lesser amount as may be advanced pursuant to the "Loan Agreement" [as defined in the "Note" (as hereinafter defined)] (the "Loan"), together with interest thereon, as evidenced by a certain Promissory Note of even date herewith (the "Note"); and

     WHEREAS, Mortgagor is the owner of fee simple title to that certain tract of land located in the City of Weston, County of Broward, State of Florida, as more particularly described in Exhibit A attached hereto and made a part hereof (the "Real Estate"), and

     WHEREAS, to induce Mortgagee to make the Loan and to secure payment of the Note and the other obligations described below, Mortgagor has agreed to execute and deliver this Mortgage.


                           GRANTING CLAUSES

     NOW, THEREFORE, to secure to Mortgagee (i) the repayment of all sums due under this Mortgage, the Note (and all extensions, renewals, replacements and amendments thereof) and the other Loan Documents (as such term is defined in the Note, the "Loan Documents"); (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents; (iii) the repayment of all sums due or that may become due under or in connection with any present or future swap agreements (as defined in 11 U.S.C. Subsection 101) between Mortgagor and Mortgagee; (iv) the repayment of all reimbursement obligations

OR BK 30519  PG 0370

due or that may become due under or In connection with any present or future letters of credit issued by Mortgagee for the account of Mortgagor; and (v) all other obligations or indebtedness of Mortgagor to Mortgagee of whatever kind or character and whenever borrowed or incurred, including without limitation, principal, interest, fees, late charges and expenses, Including attorneys' fees (subsections (i), (ii), (iii), (iv) and (v) collectively, the "Liabilities"), Mortgagor has mortgaged, granted and conveyed and by these presents DOES HEREBY MORTGAGE, GRANT AND CONVEY TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, all of Mortgagor's right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "Property"):

     (A)   The Real Estate;

     (B) Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate (the "Improvements");

     (C)   Any and all fixtures, machinery, equipment, inventory
(including but not limited to, raw material and work in process) and other articles of real, personal or mixed property, belonging to Mortgagor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the buildings and improvements now or hereafter erected thereon, or used or intended to be solely used in connection with the Real Estate, or in the operation of the buildings and improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the "Service Equipment"), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry, fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the buildings and improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;

     (D) Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the "Leases"); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the "Rents"); all of the following personal property (collectively referred to as the "Contracts"): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect's agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating solely to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property, together with all items owned by Mortgagor and utilized solely in connection with the Property, as more particularly described on Exhibit B hereto;

OR BK 30519  PG 0371

     (E) Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (all of the foregoing described in this subsection E herein called the "Appurtenances"); and

     (F) Any and all "proceeds" of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term "proceeds" shall have the meaning given to it in the Uniform Commercial Code, as amended, (the "Code") of the State in which the Property is located (collectively, the "Proceeds") and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

     TO HAVE AND TO HOLD the above granted and conveyed Property unto and to the proper use and benefit of Mortgagee, its successors and assigns, forever.

     PROVIDED ALWAYS, and these presents are upon the express condition, that if (i) all the Liabilities, including without limitation, all termination payments and any other amounts due under or in connection with any swap agreements secured hereunder, are paid in full, (ii) each and every representation, warranty, agreement and covenant of this Mortgage and the other Loan Documents are complied with and abided by, and (iii) any swap agreements secured hereunder have matured or been terminated, then this Mortgage and the estate hereby created shall cease and be null and void and canceled of record.

     The terms of the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same effect as if fully set forth herein. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Documents.

     AND Mortgagor covenants and agrees with and represents to Mortgagee as follows:

1. FUTURE ADVANCES; PROTECTION OF PROPERTY. This Mortgage shall secure any additional loans as well as any and all present or future advances and readvances under the Liabilities made by Mortgagee to or for the benefit of Mortgagor or the Property within twenty (20) years from the date hereof (whether such advances are obligatory or are made at the option of Mortgagee or otherwise) including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Liabilities or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Property; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses reasonably incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities. The total number of the Liabilities that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total unpaid balance secured at any one time shall not exceed twice the original principal balance of the Note. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation

OR BK 30519  PG 0372

under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage and the other Loan Documents (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the Default Rate set forth in the Note, such interest to be calculated from the date of such advance to the date of repayment thereof.

2.   REPRESENTATIONS. WARRANTIES AND COVENANTS.

     2.1. Payment and Performance. Mortgagor shall (a) pay to Mortgagee all sums required to be paid by Mortgagor under the Loan Documents, in accordance with their stated terms and conditions: (b) perform and comply in all material respects with all terms, conditions and covenants set forth in each of the Loan Documents by which Mortgagor is bound; and (c) perform and comply in all material respects with all of Mortgagor's obligations and duties as landlord under any Leases.

     2.2. Seisin and Warranty. Mortgagor hereby warrants that (a) Mortgagor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Property; (b) Mortgagor has the right, full power and lawful authority to mortgage, grant, convey and assign the same to Mortgagee in the manner and form set forth herein; and (c) this Mortgage is a valid and enforceable first lien on the Property. Mortgagor hereby covenants that Mortgagor shall (a) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against all lawful claims whatsoever; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Mortgagee to protect fully the lien of this Mortgage.

     2.3. Insurance. (a) Mortgagor shall obtain and maintain at all times throughout the term of this Mortgage the following insurance: (i) comprehensive general public liability insurance covering all operations of Mortgagor in an amount of at least Five Million Dollars ($5,000,000); (ii) "All-Risk" fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering the Property in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the Property, including coverage for loss of rents or business interruption; (iii) during the course of any construction, reconstruction, remodeling or repair of any Improvements, builders' all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based upon the completed replacement value of the Improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements) and endorsed to provide that occupancy by any person shall not void such coverage; (iv) if the Property is required to be insured pursuant to the National Flood Insurance Reform Act of 1994, and the regulations promulgated thereunder, flood insurance in an amount at least equal to the lesser of the agreed upon full insurable replacement value of the Property (less any value attributable to the Real Estate) or the maximum limit of coverage available; (v) insurance which complies with the workers' compensation and employers' liability laws of all states in which Mortgagor shall be required to maintain such insurance; (vi) loss of rents insurance covering twelve (12) months; and (vii) such other insurance as Mortgagee may reasonably require.

           (b)   Each insurance policy required under this Section shall:
(i) be written by an insurance company authorized or licensed to do business in the state within which the Property is located having an Alfred
M. Best Company, Inc. rating of "A-" or higher and a financial size category of not less than IX; (ii) be for terms of a least one year, with premium prepaid; (iii) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Mortgagee, its successors and assigns: (1) as an additional insured under all liability insurance policies, and (2) as the first mortgagee, under a standard non-contributory mortgagee clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.

           (c) Mortgagor further agrees that each insurance policy: (i) shall provide at least thirty (30) days' prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in

OR BK 30519  PG 0373

accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Mortgagor; and (iv) shall exclude Mortgagee from the operation of any coinsurance clause.

           (d) At least thirty (30) days prior to the expiration of any insurance policy, Mortgagor shall furnish evidence satisfactory to Mortgagee that such policy has been renewed or replaced or is no longer required.

           (e) Notwithstanding the foregoing, in the event that Mortgagor fails to maintain insurance in accordance with this Section 2.3., and Mortgagee elects to obtain insurance to protect its interests hereunder, Mortgagee may obtain insurance in any amount and of any type Mortgagee reasonably deems appropriate to protect Mortgagee's interest only and Mortgagee shall have no duty or obligation to Mortgagor to maintain insurance in any greater amount or of any other type for the benefit of Mortgagor. All insurance premiums incurred or paid by Mortgagee shall be at Mortgagor's sole cost and expense in accordance with Section 1 hereof. Mortgagee's election to obtain insurance shall not be deemed to waive any Event of Default (as hereinafter defined) hereunder.

     2.4. Taxes and Other Charges. Mortgagor shall promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges imposed upon the Property when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon the Property. Notwithstanding the foregoing, Mortgagor shall have the right to contest, at its own expense, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of" such taxes, assessments, water and sewer rents, or other governmental charges, provided that: (a) Mortgagor has established on its books or by deposit of cash with Mortgagee, at the option of Mortgagee, a reserve for the payment thereof in such amount as Mortgagee may require; and (b) such contest operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of the Property to pay such item. Mortgagor shall promptly provide to Mortgagee, upon request, copies of receipted tax bills, canceled checks or other evidence satisfactory to Mortgagee evidencing that such taxes, assessments, water and sewer rents, and other governmental charges have been timely paid. Mortgagor shall not claim or demand or be entitled to any credit on account of the Liabilities for any part of the taxes paid with respect to the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Mortgage.

     2.5. Escrows. If required by Mortgagee after the occurrence of an Event of Default, Mortgagor shall pay to Mortgagee at the time of each installment of principal and interest due under the Note, and commencing with the first payment due after the date of such request, a sum equal to
(a) the amount of the next installment of taxes and assessments levied or assessed against the Property, and/or (b) the premiums which will next become due on the insurance policies required by this Mortgage, all in amounts as estimated by Mortgagee, less all sums already paid therefor or deposited with Mortgagee for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such taxes and assessments and/or premiums, as applicable, will become due, such sums to be held by Mortgagee to pay the same when due. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Mortgagor shall pay to Mortgagee, upon request, such additional amounts as Mortgagee shall estimate to be sufficient to make up any deficiency. No amount paid to Mortgagee hereunder shall be deemed to be trust funds but may be commingled with general funds of Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default, Mortgagee shall have the right, at its sole discretion, to apply any amounts so held against the Liabilities.

     2.6. Transfer of Title. Without the prior written consent of Mortgagee in each instance, Mortgagor shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, nor shall Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A "transfer" of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein;

OR BK 30519  PG 0374

(b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity; (d) if Mortgagor is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases. Notwithstanding anything to the contrary, Mortgagor may convey its ownership interest in the Property, in whole or in part, and/or may assign and transfer its rights and obligations under the Loan, and/or the general partner in Mortgagor (if any) may transfer its general partnership interest in Mortgagor or any ownership interest in Mortgagor may be transferred, in whole or in part, to
(i) Arvida/JMB Partners, L.P., a Delaware limited partnership ("Guarantor"); (ii) any partnership, corporation or other entity that is, directly or indirectly, controlling, controlled by or under common control with Guarantor, JMB Realty Corporation, a Delaware corporation ("JMB"), or Northbrook Corporation, a Delaware corporation ("Northbrook") (each such entity an "Arvida Affiliate"); or (iii) any partnership, corporation or other entity to which Guarantor, JMB, Northbrook or an Arvida Affiliate has contributed or will contribute assets and which will either be sponsored by Guarantor, JMB, Northbrook or an Arvida Affiliate or in which Guarantor, JMB, Northbrook or an Arvida Affiliate has retained or will retain not less than a 10% ownership interest. In the event of a transfer by Mortgagor of its ownership interest in the Property, Mortgagor shall be relieved of its obligations under Note, this Mortgage and the other Loan Documents. For purposes of this paragraph, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person or entity, whether through ownership of voting securities, by contract or otherwise. For purposes of applying this definition, (a) the managing partner of a general or limited partnership will be deemed to be in control thereof, provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership, and
(b) an entity will be deemed controlled by Guarantor, JMB, Northbrook or an Arvida Affiliate if a majority of the trustees, directors or persons in similar capacities which direct or cause the direction of the management and policies of such entity are at all times officers, directors, members, shareholders, employees or individuals acting in similar capacities of Guarantor, JMB, Northbrook or an Arvida Affiliate or an entity controlled by or under the common control with Guarantor, JMB, Northbrook or an Arvida Affiliate.

     2.7. No Encumbrances. Mortgagor shall not create or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Mortgage, without the prior written consent of Mortgagee. If any lien or encumbrance is filed or entered without Mortgagor's consent, Mortgagor shall have it removed of record within fifteen (15) days after Mortgagor receives notice thereof.

     2.8. Removal of Fixtures. Mortgagor shall not remove or permit to be removed from the Property any fixtures presently or in the future owned by Mortgagor as the term "fixtures" is defined by the law of the state where the Property is located (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value).

     2.9. Maintenance and Repair; Alterations. (a) Mortgagor shall (i) abstain from and not permit the commission of waste in or about the Property; (ii) keep the Property, at Mortgagor's own cost and expense, in good and substantial repair, working order and condition; (iii) make or cause to be made, as and when necessary, all repairs and replacements, whether or not insurance proceeds are available therefor; and (iv) not remove, demolish, materially alter, discontinue the use of, permit to become vacant or deserted, or otherwise dispose of all or any part of the Property. All alterations, replacements, renewals or additions made pursuant hereto shall automatically become a part of the Property and shall be covered by the lien of this Mortgage.

OR BK 30519  PG 0375

           (b) Mortgagee, and any persons authorized by Mortgagee, shall have the right, but not the obligation, to enter upon the Property at any reasonable time and with reasonable prior notice to inspect and photograph its condition and state of repair. In the event any such inspection reveals, in the sole discretion of Mortgagee, the necessity for any repair, alteration, replacement, clean-up or maintenance, Mortgagor shall, at the discretion of Mortgagee, either: (i) cause such work to be effected immediately; or (ii) promptly establish an interest bearing reserve fund with Mortgagee in an amount determined by Mortgagee for the purpose of effecting such work.

     2.10. Compliance with Applicable Laws. Mortgagor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply in all material respects with all federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the "Legal Requirements"), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements. Mortgagor represents and warrants that it has caused the Property to be designed, and the Property currently is, in compliance in all material respects with all Legal Requirements applicable to the Property.

     2.11. Damage, Destruction and Condemnation. (a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, there shall be no abatement or reduction in the amounts payable by Mortgagor under the Loan Documents and Mortgagor shall continue to be obligated to make such payments.

           (b) If all or any part of the Property is partially or totally damaged or destroyed, Mortgagor shall give prompt notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Mortgagor hereby authorizes and directs any affected insurance company to make payment under such insurance, including return of unearned premiums, to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise, in consultation with Mortgagor, any claims for loss, damage or destruction to the Property. Mortgagor shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Mortgagee as security for payment of the Liabilities. Mortgagee shall have the option, in its sole discretion, of paying or applying all or any part of the insurance proceeds to: (i) reduction of the Liabilities; (ii) restoration, replacement or repair of the Property in accordance with Mortgagee's standard construction loan disbursement conditions and requirements; or (iii) Mortgagor.

           (c) Immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Mortgagor shall give notice to Mortgagee. Mortgagor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Mortgagee may participate in any such proceeding and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall not, without Mortgagee's prior written consent, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation are hereby assigned to Mortgagee, and Mortgagor, upon request by Mortgagee, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Mortgagee to collect the same. Such awards and proceeds shall be paid or applied by Mortgagee, in its sole discretion, to:
(i) reduction of the Liabilities; (ii) restoration, replacement or repair of the Property in accordance with Mortgagee's standard construction loan disbursement conditions and requirements; or (iii) Mortgagor.

OR BK 30519  PG 0376


           (d) Nothing herein shall relieve Mortgagor of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.

           (e)   Notwithstanding the provisions of subparagraphs (b) and
(c) above, in the event that all or any part of the Property is damaged by fire or other casualty or is subject to a partial condemnation, and Mortgagor promptly notifies Mortgagee of its desire to repair and restore the same, then provided that the following terms and conditions are and remain fully satisfied by Mortgagor, Mortgagee shall disburse insurance or condemnation proceeds for repair and restoration of the Property against completed work in accordance with Mortgagee's standard construction loan disbursement conditions and requirements (which may be contained in an agreement which Mortgagee may require Mortgagor to sign); otherwise, and to the extent of any excess proceeds, Mortgagee shall have the right to apply the proceeds toward reduction of the Liabilities:

                 (i) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents shall have occurred and be continuing;

                 (ii) Mortgagor shall have delivered evidence satisfactory to Mortgagee that the Property can be fully repaired and restored at least six (6) months prior to the maturity of the Note;

                 (iii)no Lease is cancelable or terminable by the tenant or Mortgagor on account of the casualty or, if it is, the tenant or Mortgagor, as applicable, has waived in writing its right to cancel;

                 (iv) the work is performed under a stipulated sum or guaranteed maximum price contract satisfactory to Mortgagee substantially in accordance with plans and specifications and a budget satisfactory to Mortgagee and in compliance with all Legal Requirements;

                 (v) Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration the greater of: (1) the applicable deductible under the insurance policies covering the loss; or
(2) the amount by which the cost of restoration of the Property to substantially the same value, condition and character as existed prior to such damage is estimated by Mortgagee to exceed the net insurance or condemnation proceeds available for restoration; and

                 (vi) Mortgagor has paid as and when due all of Mortgagee's costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid on demand, and at Mortgagee's option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage in accordance with the provisions of Section 1 hereof.

     2.12. Required Notices.  Mortgagor shall notify Mortgagee within ten
(10) days of: (a) receipt of any notice of defect from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation affecting or potentially affecting in a material respect the financial ability of Mortgagor or the value of the Property; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage to all or any part of the Property; (g) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined below) or any other environmental matter affecting the Property or Mortgagor's interest therein; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Mortgagor; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to

OR BK 30519  PG 0377

perform or any right to terminate its lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.

     2.13. Books and Records: Inspection. Mortgagor shall keep and maintain (a) complete and accurate books and records, in accordance with generally accepted accounting principles consistently applied, reflecting all items of income and expense in connection with the operation of the Property, and (b) copies of all written contracts, leases and other agreements affecting the Property. Mortgagee or its designated representatives shall, upon reasonable prior notice to Mortgagor, have (a) the right of entry and free access to the Property during business hours (which may be without notice in any case of emergency) to inspect the Property, and (b) the right to examine and audit all books, contracts and records of Mortgagor relating to the Property.

     2.14. Right to Reappraise. Mortgagee shall have the right to conduct or have conducted by an independent appraiser acceptable to Mortgagee appraisals of the Property in form and substance satisfactory to Mortgagee at the sole cost and expense of Mortgagor; PROVIDED, HOWEVER, that Mortgagor shall not be obligated to bear the expense of such appraisals so long as (a) no Event of Default exists, and (b) such appraisals are not required by applicable law, rule or regulation of any governmental authority having jurisdiction over Mortgagee. The cost of such appraisals, if chargeable to Mortgagor as aforesaid, shall be added to the Liabilities and shall be secured by this Mortgage in accordance with the provisions of
Section 1 hereof.

3. SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the Code and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants to Mortgagee a security interest in the personal and other property (other than real property) included in the Property, and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof. Mortgagor shall, at Mortgagor's own expense, execute, deliver, file and refile any financing or continuation statements or other security agreements Mortgagee may require from time to time to perfect, confirm or maintain the lien of this Mortgage with respect to such property. A photocopy of an executed financing statement shall be effective as an original. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for or on behalf of Mortgagor at Mortgagor's expense, which appointment, being for security, is coupled with an interest and shall be irrevocable. With respect to goods that become fixtures after the recording of this Mortgage and before the completion of construction of the Improvements, this Mortgage is, and shall be construed to be, a "Construction Mortgage" under the Code.

4.   ASSIGNMENT OF LEASES.

     4.1. Mortgagor hereby absolutely, presently and unconditionally conveys, transfers and assigns to Mortgagee all of Mortgagor's right, title and interest, now existing or hereafter arising, in and to the Leases and Rents. Notwithstanding that this assignment is effective immediately, so long as no Event of Default exists, Mortgagor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, but not prior to accrual, the Rents. Mortgagor shall receive and hold such Rents in trust as a fund to be applied, and Mortgagor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property and the payment of interest, principal and other sums becoming due under the Liabilities, before retaining and/or disbursing any part of the Rents for any other purpose. The license herein granted to Mortgagor shall automatically, without notice or any other action by Mortgagee, terminate upon the occurrence of an Event of Default, and all Rents subsequently collected or received by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee. Nothing contained in this
Section 4.1, and no collection by Mortgagee of Rents, shall be construed as imposing on Mortgagee any of the obligations of the lessor under the Leases.

     4.2. Mortgagor shall timely perform all of its obligations under the Leases. Mortgagor represents and warrants that: (a) Mortgagor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; (b) no other assignment of any interest in any of the Leases or Rents has been made; (c) there are no leases or agreements to lease all or any portion of the Property

OR BK 30519  PG 0378

now in effect except the Leases, true and complete copies of which have been furnished to Mortgagee, and no written or oral modifications have been made thereto; (d) there is no existing default by Mortgagor nor, to the best of Mortgagor's knowledge, by any tenant under any of the Leases, nor, to the best of Mortgagor's knowledge, has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Mortgagor's knowledge, no tenant has any defenses, set-offs or counterclaims against Mortgagor; (e) the Leases are in full force and effect; and (f) Mortgagor has not accepted Rent under any Lease more than sixty (60) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised.

     4.3. Mortgagor shall not, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld or delayed):
(a) enter into any lease of all or any portion of the Property in excess of 2,500 net leaseable square feet; (b) amend, modify, terminate or accept a surrender of any Lease in excess of 2,500 net leaseable square feet; or (c) collect or accept rent from any tenant of the Property for a period of more than two (2) months in advance. Any of the foregoing acts, if done without the prior written consent of Mortgagee in each instance, shall be null and void.

5. DECLARATION OF NO OFFSET. Mortgagor represents to Mortgagee that Mortgagor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Mortgagor shall, within three (3) days upon request in person or within seven (7) days upon request by mail, furnish to Mortgagee or Mortgagee's designee a written statement in form satisfactory to Mortgagee stating the amount due under the Liabilities and whether there are offsets or defenses against the same, and if so, the nature and extent thereof.

6.   ENVIRONMENTAL MATTERS.

     6.1. Definitions. As used herein, "Environmental Laws" shall mean all applicable existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

     6.2. Representations, Warranties and Covenants. Mortgagor represents, warrants, covenants and agrees as follows:

           (a) To the actual knowledge of Mortgagor, neither Mortgagor nor the Property or any occupant thereof is in violation of or subject to any existing, pending or threatened investigation by any governmental authority pertaining to any Environmental Law. Mortgagor shall not cause the Property to be in violation of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify Mortgagee in writing of any existing, pending or threatened investigation by any governmental authority in connection with any Environmental Law. In addition, Mortgagor shall provide Mortgagee with copies of any and all material written communications with any governmental authority in connection with any Environmental Law, promptly after Mortgagor's giving or receiving of same.

           (b) To the actual knowledge of Mortgagor, there has been no release, spill, discharge, leak, disposal or emission (individually a "Release" and collectively, "Releases") of any Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials (collectively, "Hazardous Substances") at,

OR BK 30519  PG 0379

upon, under or within the Property. The use which Mortgagor makes or intends to make of the Property will not result in Release of any Hazardous Substances on or to the Property. During the term of this Mortgage and prior to any transfer of control of the Property to Mortgagee, its designee or a receiver, if Mortgagor finds a Release of Hazardous Substances on or to the Property has occurred, Mortgagor shall remove or remediate, or shall cause to be removed or remediated, to the extent required by law the same promptly upon discovery at no cost and expense to Mortgagee. Hazardous Substances shall not include reasonable quantities of petroleum and chemical products, in proper storage containers, that are necessary for the construction of the Property, or used in the ordinary course of the commercial business of Mortgagor or any of its tenants, and the usual waste products therefrom.

           (c) To the actual knowledge of Mortgagor, the Property has never been used by the present or previous owners and/or operators nor will be used in the future to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances.

           (d) To the actual knowledge of Mortgagor, the Property: (i) is being and has been operated in compliance in all material respects with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all material respects; and (ii) does not have any Hazardous Substances.

           (e) Mortgagor will and will use commercially reasonable efforts to cause its tenants to operate the Property in compliance in all material respects with all Environmental Laws and will not place any Hazardous Substances on the Property.

           (f) To the actual knowledge of Mortgagor, no lien has been attached to or threatened to be imposed upon the Property, and there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. To the actual knowledge of Mortgagor, neither Mortgagor nor any other person has been, is or will be involved in operations at the Property which would likely lead to the imposition of environmental liability on Mortgagor, or on any subsequent or former owner of the Property, or the creation of an environmental lien on the Property. In the event that any such lien is filed during the term of this Mortgage and prior to transfer of control of the Property to Mortgagee, its designee or a receiver, Mortgagor shall, within (30) days from the date that the Mortgagor is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security reasonably satisfactory in form and substance to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

     6.3. Right to Inspect and Cure. Mortgagee shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Mortgagee shall deem reasonably necessary or advisable from time to time at the sole cost and expense of Mortgagor; provided, however, that Mortgagor shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as (a) no Event of Default exists, and (b) there is not sufficient evidence to reasonably conclude that there has been a Release or threatened Release of Hazardous Substances at the Property or that Mortgagor or the Property is in violation of any Environmental Law. The cost of such inspections, audits and tests, if chargeable to Mortgagor as aforesaid, shall be added to the Liabilities and shall be secured by this Mortgage. Mortgagor shall, and shall cause each tenant of the Property to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying all information reasonably requested concerning the operations conducted and Hazardous Substances located at the Property. In the event that Mortgagor fails to comply in any material respect with any Environmental Law, Mortgagee may, in addition to any of its other remedies under this Mortgage, cause the Property to be in compliance with such laws and the cost of such compliance shall be added to the sums secured by this Mortgage in accordance with the provisions of Section 1 hereof.

7. EVENTS OF DEFAULT. Each of the following shall constitute a default (each, an "Event of Default") hereunder:

OR BK 30519  PG 0380

     7.1. Non-payment within five (5) days from when due of any sum required to be paid to Mortgagee under any of the Loan Documents, including without limitation, principal and interest;

     7.2. A breach of any covenant contained in Sections 2.3., 2.4., 2.6. or 2.7. hereof;

     7.3. A breach by Mortgagor of any other term, covenant, condition, obligation or agreement under this Mortgage in any material respect, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Mortgagor; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Mortgagor to effect such cure), then provided Mortgagor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Mortgagor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Mortgagor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary: (a) in no event shall Mortgagee be obligated to continue to advance any Loan proceeds to Mortgagor under the Loan Agreement until such time as such breach is so cured; and (b) Mortgagee shall not be required to provide any written notice to Mortgagor nor shall Mortgagor have any grace period in the event Mortgagor or Guarantor voluntarily files for relief under the Federal Bankruptcy Code or any similar federal or state statute).

     7.4. An Event of Default under any of the other Loan Documents, including payment by Mortgagee under any letter of credit issued by Mortgagee on behalf of Mortgagor;

     7.5. Any representation or warranty made by Mortgagor or by Guarantor in any Loan Document or to induce Mortgagee to enter into the transactions contemplated hereunder shall prove to be false, incorrect or misleading in any material respect as of the date when made and not otherwise cured within thirty (30) days of Mortgagor's receipt of written notice thereof from Mortgagee; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Mortgagor to effect such cure), then provided Mortgagor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Mortgagor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Mortgagor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Mortgagee be obligated to continue to advance any Loan proceeds to Mortgagor under the Loan Agreement until such time as such breach is so cured).

     7.6. The filing by or against Mortgagor or Guarantor of a petition seeking relief, or the granting of relief, under the Federal Bankruptcy Code or any similar federal or state statute and, in the case of any such involuntary filing, the expiration of 90 days without dismissal of such filing; any assignment for the benefit of creditors made by Mortgagor or Guarantor; the appointment of a custodian, receiver, liquidator or trustee for Mortgagor or Guarantor or for any of the property of Mortgagor or for any of the material property of Guarantor, or any action by Mortgagor or Guarantor to effect any of the foregoing; or if Mortgagor or Guarantor becomes insolvent as defined under any applicable statute or is not paying its debts generally as they become due;

     7.7. The dissolution, liquidation, merger, consolidation or reorganization of Mortgagor or the dissolution or liquidation of Guarantor other than in the ordinary course of its business, or the institution of any proceeding to effect any of the foregoing;

     7.8. A default under any other material obligation by Mortgagor in favor of Mortgagee, including obligations arising under swap agreements (as defined in 11 U.S.C. Subsection 101), or under any document securing or evidencing such obligation, whether or not such obligation is secured by the Property; or

     7.9. A default under any other obligation secured by the Property or any part thereof.

OR BK 30519  PG 0381

8. REMEDIES. If an Event of Default shall have occurred, Mortgagee may take any of the following actions:

     8.1. Acceleration. Mortgagee may declare the entire amount of the Liabilities immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived, notwithstanding anything to the contrary contained in any of the Loan Documents. Mortgagee may charge and collect interest from the date of default on the unpaid balance of the Liabilities, at the Default Rate set forth in the Note. In addition, any and all accelerations of any portion of the remaining principal balance of the Liabilities (including, without limitation, foreclosure by Mortgagee under this Mortgage) shall be subject to the Prepayment Consideration (as defined and described in the Note), if any.

     8.2. Possession. Mortgagee may enter upon and take possession of the Property, with or without legal action, lease the Property, collect therefrom all rentals and, after deducting all costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Mortgagee, in Mortgagee's sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Liabilities. Mortgagee is given full authority to do any act which Mortgagor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Mortgage and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, Mortgagor shall pay monthly in advance to Mortgagee or to any receiver appointed to collect said rents the fair and reasonable rental value for Mortgagor's use and occupation of the Property, and upon default in any such payment Mortgagor shall vacate and surrender the possession of the Property to Mortgagee or to such receiver. If Mortgagor does not vacate and surrender the Property then Mortgagor may be evicted by summary proceedings.

     8.3. Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the Default Rate. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

     8.4. Appointment of Receiver. Mortgagee may petition a court of competent jurisdiction to appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver, without regard to the then value of the Property or whether the Property shall be then occupied as a homestead or not, and without regard to whether Mortgagor has committed waste or allowed deterioration of the Property, and Mortgagee or any agent of Mortgagee may be appointed as such receiver as provided by applicable law. Such receiver shall have the power to perform all of the acts permitted Mortgagee pursuant to Section 8.2 above and such other powers which may be necessary or

OR BK 30519  PG 0382

customary in such cases for the protection, possession, control, management and operation of the Property during such period.

     8.5. Rights as a Secured Party. Mortgagee shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Mortgagee may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     8.6. Excess Monies. Mortgagee may apply on account of the Liabilities any unexpended monies still retained by Mortgagee that were paid by Mortgagor to Mortgagee: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Mortgagor.

     8.7. Other Remedies. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Mortgagee shall have the right to set-off all or any part of any amount due by Mortgagor to Mortgagee under any of the Liabilities, against any indebtedness, liabilities or obligations owing by. Mortgagee in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

9.   MISCELLANEOUS.

     9.1. Notices. All notices and communications under this Mortgage shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in this Mortgage. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     9.2. Remedies Cumulative. Subject to Section 9.9 of this Mortgage, the rights and remedies of Mortgagee as provided in this Mortgage or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Mortgagee at law or in equity. The failure, at any one or more times, of Mortgagee to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Loan Documents, or waive or fail to exercise any right or remedy under any Loan Document shall not in any way affect this Mortgage or the rights of Mortgagee.

     9.3. No Implied Waiver. Mortgagee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Mortgagee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     9.4. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Mortgage shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

OR BK 30519  PG 0383

     9.5. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that, except as otherwise provided in Section 2.6 of this Mortgage, this Mortgage cannot be assigned by Mortgagor without the prior written consent of Mortgagee, and any such assignment or attempted assignment by Mortgagor shall be void and of no effect with respect to Mortgagee.

     9.6. Modifications. This Mortgage may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     9.7. Commercial Loan. Mortgagor represents and warrants that the loans or other financial accommodations included as Liabilities secured by this Mortgage were obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential, consumer or household purposes.

     9.8. Governing Law. This Mortgage shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     9.9. Joint and Several Liability. If Mortgagor consists of more than one person or entity, the word "Mortgagor" shall mean each of them and their liability shall be joint and several. This Mortgage and the other Loan Documents as pertaining to Mortgagor shall only be enforceable against Mortgagor and, notwithstanding anything to the contrary in this Mortgage and/or the other Loan Documents, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of Mortgagor nor any Affiliate of any person that is or becomes a Constituent Partner in Mortgagor, shall be personally liable, directly or indirectly, under or in connection with this Mortgage and/or the other Loan Documents, or any document, instrument or certificate securing or otherwise executed in connection with this Mortgage and/or the other Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Mortgage and/or the other Loan Documents or the Property; and Mortgagee and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Mortgage and/or the other Loan Documents, and any such documents, instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in Mortgagor, nor any obligation of any Constituent Partner in Mortgagor to restore a negative capital account or to contribute capital to Mortgagor or to any other Constituent Partner in Mortgagor, shall at any time be deemed to be the property of or an asset of Mortgagor or such other Constituent Partner and neither Mortgagee nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this paragraph, a "Constituent Partner" in Mortgagor shall mean any direct partner or member in Mortgagor and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in Mortgagor. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity. "Affiliate" of a specified person or entity for the purposes of this Mortgage and/or the other Loan Documents, means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or (ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and

OR BK 30519  PG 0384

policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership. The provisions of this Section shall survive any foreclosure or other satisfaction of the Mortgage.

     9.10. Non-Merger. In the event Mortgagee shall acquire title to the Property by conveyance from Mortgagor or as a result of foreclosure, this Mortgage shall not merge in the fee estate of the Property but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby until the same shall be released of record by Mortgagee in writing.

     9.11. Compliance with Loan Commitment. The Mortgagor shall timely comply with, abide by and perform all of the surviving terms and conditions of that certain letter of commitment between the Mortgagor and the Mortgagee, dated January 26, 2000 (the "Loan Commitment") on its part to be complied with, abided by and performed. In the event of any conflict between the terms of the Loan Commitment and this Mortgage, the terms of this Mortgage shall control and govern.

     9.12. Indemnification. The Mortgagor has read and does hereby approve the legal description of the Property which is the subject of this Mortgage, as set forth in Exhibit A attached hereto and incorporated by reference herein, and hereby agrees to indemnify the Mortgagee and its attorneys with respect to any liability which might arise as a consequence of Section 697.10 of the Florida Statutes.

     9.13. Loan Agreement. The Mortgagor will cause the improvements specified in the Loan Agreement dated of even date herewith by the Mortgagor to the Mortgagee ("Loan Agreement") to be constructed in all material respects in accordance with all of the terms, provisions and conditions of the Loan Agreement, will pursue such construction with due diligence and complete same lien-free on or before the date of completion specified in the Loan Agreement, will comply in all material respects with all the covenants made by it in the Loan Agreement and will permit no default to occur thereunder and be continuing. Reference is made herein to the Loan Agreement for all purposes to the same extent and effect as if the Loan Agreement was fully set forth herein and made a part of this Mortgage.

     In the event of the Mortgagor's failure to carry on or complete construction or other default of the Mortgagor under the Loan Agreement and whether or not the Mortgagee shall cause the Indebtedness to become immediately due and payable, the Mortgagee, after due notice to the Mortgagor, is hereby vested with full and complete authority to enter upon the Mortgaged Property to employ watchmen to protect the Mortgaged Property from depredation or injury and to preserve and protect the personal property therein, to continue any and all outstanding contracts for erection and completion of the Improvements on the Mortgaged Property, to make and enter into any contracts and obligations wherever necessary, either in its own name as Mortgagee hereunder or in the name of the Mortgagor, and pay and discharge all debts, obligations and liabilities incurred thereby. All sums so advanced by the Mortgagee (exclusive of advances of the principal of the Indebtedness) shall be added to the principal of the Indebtedness, shall be secured by this Mortgage and shall be due and payable on demand with interest at the rate set forth in the Note applicable to a period when default exists thereunder.

     9.14. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE'S ACCEPTING THIS MORTGAGE FROM MORTGAGOR.

OR BK 30519  PG 0385

     IN WITNESS WHEREOF, Mortgagor, intending to be legally bound, has duly executed and delivered this Mortgage and Security Agreement as of the date and year first above written.

                                  MORTGAGOR:

/s/ Dennis M. Quinn               WESTON TOWN CENTER, LLC, a Delaware
-------------------------------   limited liability company
Signature
                                  By:  ARVIDA/JMB PARTNERS, a Florida
Printed Name:  Dennis M. Quinn         general partnership, its sole
                                       member

                                       By:   ARVIDA/JMB MANAGERS,
/s/ Ameyo E. Davis                           INC., a Delaware
-------------------------------              corporation,
Signature                                    a general partner

Printed Name:  Ameyo E. Davis
                                       By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                             Stephen A. Lovelette
                                             Vice President

                                       Date: May 19, 2000


STATE OF ILLINOIS     )
                      )  SS:
COUNTY OF COOK        )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced ______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

INSTR # 100285622

                                       OR BK 30519  PG 0403
                                       RECORDED  05/22/2000  01:24 PM
                                       COMMISSION
                                       BROWARD COUNTY
                                       DEPUTY CLERK 1033



                ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
                ---------------------------------------


     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS dated May 19, 2000 (together with any amendments or modifications hereto in effect from time to time the "Assignment"), between WESTON TOWN CENTER, LLC, a Delaware limited liability company, having an office at 7900 Glades Road, Boca Raton, Florida 33434 ("Assignor") and FIRST UNION NATIONAL ASSIGNEE, a national banking association, having an office at 200 E. Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Assignee or Lender").

1.   GRANT OF ASSIGNMENT.

     WHEREAS, Assignor has executed and delivered to Assignee a Promissory Note, dated of even date herewith, in the principal amount of TWENTY MILLION DOLLARS ($20,000,000) ("Note") evidencing a construction/mini-perm loan credit facility ("Construction Loan") to be disbursed pursuant to the terms of that certain Construction Loan Agreement of even date between Assignee and Assignor ("Loan Agreement"); and

     WHEREAS, to secure payment of the Note, the Assignor has executed and delivered to Assignee a mortgage of even date herewith ("Mortgage"), covering land situated in the City of Weston, Broward County, Florida, described on Exhibit "A", attached hereto and made a part hereof, to the same extent as if fully set out herein, and the buildings and improvements and furniture, fixtures, furnishings, equipment and personal property owned by the Assignor now or hereafter located thereon (hereinafter collectively called the "Property"); and

     WHEREAS, the Assignee, as a condition to making the loan(s) evidenced by the Note, has required the execution of this Assignment;

     NOW, THEREFORE, in consideration of the premises, and in further consideration of the sum of TEN AND NO/100 DOLLARS ($10) paid by the Assignee to the Assignor, the receipt of which is hereby acknowledged, the Assignor does hereby agree as follows:

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby conveys, transfers and assigns to Assignee, all of the right, title, and interest of Assignor now existing or hereafter arising in and to the following "Collateral":

     1.1. All leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Property, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any tenant's obligations under any lease now or hereafter in effect (individually, a "Lease" and collectively, the "Leases") and all other agreements for the purchase, use, occupancy or possession of all or any part of the Property, together with any and all security deposits, down payments, escrow account deposits, and the like, made thereunder, all extensions, amendments, modifications, renewals and replacements of any thereof, and any guaranties of the lessees', sublessees', licensees', concessionaires', tenants', occupants', users' or purchasers' (hereinafter collectively called the "Lessees") obligations under any thereof (each of said leases, subleases, licenses, concessions, tenancies and other agreements for purchase, use, occupancy or possession, now existing and hereafter executed, together with all such extensions, amendments, modifications, renewals, replacements and guaranties, being hereinafter collectively referred to as the "Leases" and "Agreements" and individually referred to as a "Lease" or an "Agreement," either term of which shall be deemed to include any such lease, sublease, license, concession, tenancy or other agreement for the purchase, use, occupancy or possession of the Property);

     1.2. All rents, income, receipts, revenues, reserves, issues and profits arising under any Lease including, without limitation, insurance proceeds, condemnation awards now or hereafter accruing

OR BK 30519  PG 0404

or owing from the Leases or Agreements or otherwise derived from the Subject Property, including, without limitation, all amounts payable by any party thereto on account of maintenance, repairs, taxes, insurance and common area or other charges and all amounts paid in cancellation of Leases or Agreements (hereinafter collectively referred to as the "Rentals"), whether accruing before or after foreclosure of the Mortgage or during any appeal period after a final judgment of foreclosure, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (together with the items described in sections 1.3., 1.4. and 1.5. below, the "Rents");

     1.3. All awards and payments of any kind derived from or relating to any Lease including, without limitation: (i) claims for the recovery of damages to the Property by proceeds of any policy of insurance or otherwise, or for the abatement of any nuisance existing thereon; (ii) claims for damages resulting from acts of insolvency or Assigneeruptcy or otherwise; (iii) lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal or option to purchase; and (iv) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded;

     1.4. The proceeds of any rental or loss of rents insurance carried by Assignor on the Property;

     1.5. All security deposits and escrow accounts made by any tenant or subtenant under any Lease;

     1.6. All building permits, surveys, architectural plans and specifications, governmental approvals, licenses, agreements with utilities companies and all other consents and approvals which Assignor may now or hereafter own with respect to or in connection with the Property and/or any improvements now or hereafter constructed thereon; and

     1.7. All warranties and guarantees covering any appliances and fixtures now or hereafter located on or placed upon the Subject Property.

2.   ABSOLUTE ASSIGNMENT; LICENSE TO COLLECT.

     2.1. This Assignment is intended to be and shall constitute an unconditional, absolute and present assignment from Assignor to Assignee of all of Assignor's right, title and interest in and to the Leases and Rents (subject to Section 6 hereof), and not an assignment in the nature of a pledge of such Leases and Rents or the mere grant of a security interest therein.

     2.2. All of the foregoing described Collateral is being hereby granted, transferred and assigned for the purpose of securing:

           (i) Payment of all indebtedness evidenced by the Note (including any extensions, modifications, future advances, or renewals thereof) and all other sums secured by the Mortgage and all the other "Loan Documents" (as hereinafter defined); and

           (ii) Performance and discharge of each and every obligation, covenant and agreement of the Assignor contained herein, in the Note, in the Mortgage, in the Loan Agreement and in all the other Loan Documents.

OR BK 30519  PG 0405

     A. To protect the security of this Assignment, the Assignor agrees as follows:

           (i) To faithfully abide by, perform and discharge each and every term, condition, obligation, covenant and agreement, which the Assignor is now, or hereafter becomes, liable to observe or perform under the Leases and Agreements; to give prompt written notice to the Assignee of any notice of default received by Assignor with respect to any default of Assignor under any Lease or Agreement, together with an accurate, complete copy of any such notice; at the sole cost and expense of the Assignor, to enforce or secure the performance of each and every term, obligation, covenant, condition and agreement to be performed by all Lessees and all other parties under the Leases and Agreements in all material respects; and to provide Assignee with an accurate, complete copy of any notice of default sent by Assignor with respect to any Lease or Agreement, when so sent by Assignor.

           (ii) At the Assignor's sole cost and expense, to appear in and defend any dispute, action or proceeding arising under, growing out of or in any manner connected with any of the Leases or Agreements or the obligations, duties or liabilities of the Assignor or any Lessee or any other party thereunder, and to pay all costs and expenses of the Assignee, including reasonable attorneys' fees and paralegals' fees, including any sales or service tax due and payable upon the attorneys' fees and paralegals' fees (through all trial and appellate levels, including post-judgment and administrative proceedings) in connection with any such dispute, action or proceeding in which the Assignee may appear or with respect to which it may incur costs or expenses.

           (iii) Should the Assignor fail in any material respect to make any payment or to do any act as herein provided, then the Assignee may, but without obligation to do so, without notice or demand to or upon Assignor, and without releasing the Assignor from any obligation hereof, make or do the same in such manner and to such extent as the Assignee may deem necessary to protect the security hereof, including, specifically, without limiting its general powers, appearing in and defending any action or proceeding relating hereto or to the Leases or Agreements, or purporting to affect the security hereof or the rights or powers of the Assignee hereunder, and also performing and discharging each and every obligation, covenant and agreement of the Assignor contained in the Leases and Agreements; and, in exercising any such powers, Assignee may pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees and paralegals' fees, including any sales or service tax due and payable upon the attorneys' fees and paralegals' fees. The Assignor hereby grants to the Assignee an irrevocable power of attorney coupled with an interest and with full power of substitution to perform all of the acts and things provided for in this Assignment hereof, as Assignor's agent and in Assignor's name.

           (iv) To pay immediately upon demand all sums expended by the Assignee under the authority hereof, together with interest thereon at the rate set forth in the Note applicable to a period when default exists thereunder and the same shall be secured hereby and by the Mortgage.

           (v) Until the indebtedness secured hereby shall have been paid in full, Assignor covenants and agrees to provide Lender with executed copies of all Leases and Agreements, to assign to Lender any and all subsequent Leases and Agreements covering all or any part of the Property and to make, execute and deliver to Lender, upon demand, any and all instruments that may be reasonably necessary or desirable therefor. The terms and conditions of this Assignment shall, however, apply to any such subsequent Leases and Assignments, whether or not such instruments are executed or delivered by Assignor. Notwithstanding anything contained to the contrary contained herein, Lender shall have the right to review and approve each Lease in excess of 2,500 net leaseable square feet prior to Assignor's execution of same, with Lender's approval not to be unreasonably withheld and/or delayed.

           (vi) Except in the ordinary course of business while the Note and Mortgage are in good standing, Assignor agrees not to modify, amend, extend, renew or in any way alter the terms of any of the Leases and Agreements in excess of 2,500 net leaseable square feet; not to waive, excuse, condone or in any manner release or discharge in any material respect the Lessees or any other party thereunder of or from any obligation, covenant, condition or agreement by said Lessees to be performed thereunder, including the obligation to pay the Rentals and all other sums called for thereunder in the

OR BK 30519  PG 0406

manner and at the places and times specified therein for any Lease in excess of 2,500 net leaseable square feet; and not to terminate the term thereof nor accept a surrender thereof for any Lease in excess of 2,500 leaseable square feet, without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed while the Note and Mortgage are in good standing. Assignor does by these presents expressly release, relinquish and surrender unto Lender all of Assignor's right, power and authority to modify or in any way alter the terms and provisions of any of the Leases and Agreements in excess of 2,500 net leaseable square feet, or to terminate the term or accept a surrender thereof or any Lease or Agreement in excess of 2,500 net leaseable square feet other than in the ordinary course of business. Any attempt on the part of Assignor to exercise such right, power or authority, without the prior written consent of the Lender, shall be a nullity and shall be a default hereunder.

     2.3. Notwithstanding that this Assignment is effective immediately, so long as no Event of Default (as defined below) exits, Assignor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, or within sixty
(60) days prior thereto, the Rents. Assignor shall receive and hold such Rents, as well as the privilege and license to receive such Rents, in trust as a fund to be applied, and Assignor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property and the payment of interest, principal and other sums becoming due under the Liabilities, before retaining and/or disbursing any part of the Rents for any other purpose.

3.   CERTAIN DEFINED TERMS. As used in this Assignment:

     3.1. "Note" means that certain Promissory Note of even date herewith from Assignor to Assignee in the principal amount of TWENTY MILLION DOLLARS ($20,000,000).

     3.2. "Mortgage" means that certain Mortgage and Security Agreement of even date herewith from Assignor to Assignee encumbering the Property and securing the Note.

     3.3. "Loan Documents" shall have the meaning set forth in the Note. The terms of the Loan Documents, including the terms of the Loan Agreement, are hereby made a part of this Assignment to the same extent and with the same effect as if fully set forth herein.

     3.4. "Liabilities" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements and amendments thereof) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents; (iii) the repayment of all sums due or that may become due under or in connection with any present or future swap agreements (as defined in 11 U.S.C. Subsection 101) between Assignor and Assignee; (iv) all other obligations or indebtedness of Assignor to Assignee whenever borrowed or incurred, including without limitation, principal, interest, fees, late charges and expenses, including attorneys' fees.

     3.5. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Documents.

4. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows: (i) Assignor has title to and full right to assign the Leases and the Rents thereunder; (ii) no other assignment of any interest in any of the Leases or Rents has been made; (iii) there are no leases or agreements to lease all or any portion of the Property now in effect except the Leases, true and complete copies of which have been furnished to Assignee, and no written or oral modifications have been made thereto; (iv) there is no existing default by Assignor or, to the best of Assignor's knowledge, by any tenant under any of the Leases, nor, to the best of Assignor's knowledge, has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Assignor's knowledge, no tenant has any defenses, set-offs or counterclaims against Assignor; (v) the Leases are in full force and effect; (vi) Assignor has not done anything which might prevent Assignee from or limit Assignee in operating under or exercising the rights granted to Assignee by this Assignment;
(vii) Assignor has not accepted Rent under any Lease more than sixty (60) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or

OR BK 30519  PG 0407

compromised; and (viii) Assignor has not received any funds or deposits from any tenant except as expressly provided for in a Lease.

5.   COVENANTS.

     5.1. Assignor covenants and agrees that Assignor will perform all of its obligations in all material respects, as landlord, under the Leases and will enforce the performance by tenants of all of their respective obligations in all material respects under the Leases, and will not do or permit to be done anything to impair the enforceability thereof in any material respect. Assignor covenants and agrees that Assignor will not, without the prior written consent of Assignee in each instance: (i) accept or collect the Rent under any Lease more than two (2) months in advance of the due date thereof; (ii) discount, forgive, encumber or assign the Rents or any part thereof or any Lease or any interest therein; (iii) modify the terms of any Lease in excess of 2,500 net leaseable square feet in any material respect; (iv) subordinate any Lease to any mortgage or other encumbrance; (v) consent to any assignment of or subletting under any Lease in excess of 2,500 net leaseable square feet; (vi) cancel or terminate any Lease or accept a surrender thereof other than in the ordinary course of business; (vii) release any guarantor or surety of any tenant's obligations under any Lease in excess of 2,500 net leaseable square feet; or (viii) enter into any Lease in excess of 2,500 net leaseable square feet subsequent to the date hereof. Any of the foregoing acts, if done without the prior written consent of Assignee, which consent shall not be unreasonably withheld or delayed, in each instance, shall be null and void.

     5.2. Assignor covenants and agrees to furnish to Assignee written Rent Rolls on a quarterly basis or as otherwise requested by Assignee upon the occurrence of any "Event of Default" under the Loan Documents. Such Rent Rolls shall specify those portions of space leased, space designation, lease amount for each space leased, amount of any deposits, name and address of the lessee, amount of space leased during the preceding reporting period, any rent abatements or concessions and any other information relevant to the leasing program reasonably requested by Assignee. All reports shall be in form reasonably satisfactory to Lender.

6.   NO OBLIGATIONS OF ASSIGNEE.

     6.1. Notwithstanding any legal presumption to the contrary, Assignee shall not be obligated by reason of its acceptance of this Assignment or of any Rent to perform any obligation of Assignor under any of the Leases, and Assignee shall not, prior to entry upon and actually taking physical possession of the Property, be deemed a mortgagee in possession.

     6.2. Neither this Assignment nor collection by Assignee of Rents is intended, nor shall it be construed, to operate to place responsibility upon Assignee for: (i) the control, care, operation, management or repair of the Property; (ii) the performance of any of the terms or conditions of the Leases; (iii) any waste committed on, or any dangerous or defective condition at the Property; or (iv) any negligence in the control, care, operation, management or repair of the Property, resulting in loss or injury or death to any tenant, licensee, employee or other person or loss of or damage to the property of any of the foregoing; it being the intent of the parties that the responsibility and liability for the aforesaid matters shall remain solely with Assignor. Assignee assumes no liability for any security deposited with Assignor by any tenant unless and until such deposits are specifically transferred and delivered to Assignee.

7. EVENTS OF DEFAULT. Each of the following shall constitute a default (each, an "Event of Default") hereunder after the giving of any required notice, if any, and after the expiration of any applicable grace period, if any.

     7.1. Any representation or warranty made by Assignor in this Assignment shall prove to be false, incorrect or misleading in any material respect as of the date when made and the continuance thereof for a period of thirty (30) days after written notice thereof shall have been given to Assignor; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Assignor to effect such cure), then provided Assignor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such

OR BK 30519  PG 0408

breach, then Assignor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Assignor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Assignee be obligated to continue to advance any Loan proceeds to Assignor under the Loan Agreement until such time as such breach is so cured).

     7.2. A breach by Assignor of any term, covenant, condition, obligation or agreement under this Assignment in any material respect and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Assignor; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Assignor to effect such cure), then provided Assignor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Assignor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Assignor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Assignee be obligated to continue to advance any Loan proceeds to Assignor under the Loan Agreement until such time as such breach is so cured).

     7.3. A material default by Assignor under any of the Leases which is not cured within any applicable cure period provided in any such Lease; or

     7.4.  An Event of Default under any of the other Loan Documents.

8. REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, the license granted to Assignor to collect the Rents shall be automatically and immediately revoked without further notice to or demand upon Assignor, and Assignee shall have the right, without further notice to or demand upon Assignor, and in Assignee's absolute discretion, to exercise any one or more of the following rights and remedies:

     8.1. Without regard to the adequacy of any security, and with or without appointment of a receiver, Assignee may enter upon and take possession of the Property; have, hold, manage, lease and operate the same, and collect, in its own name or in the name of Assignor, and receive all Rents accrued but unpaid and in arrears as of the date of such Event of Default, as well as the Rents which thereafter become due and payable; and have full power to make from time to time all alterations, renovations, repairs or replacements to the Property as Assignee may deem proper. Assignee may notify the tenants under the Leases, or any property manager or rental agent under any Contract (as such term is defined in the Mortgage), to pay all Rents directly to Assignee. Assignor shall pay to Assignee on demand any Rents collected by Assignor after the revocation of the license granted to Assignor. Assignor hereby irrevocably authorizes and directs the tenants under the Leases, and any property manager or rental agent under any Contract, upon receipt of written notice from Assignee, to pay all Rents due to Assignee without the necessity of any inquiry to Assignor and without any liability respecting the determination of the actual existence of any Event of Default claimed by Assignee or any claim by Assignor to the contrary. Assignor further agrees that it shall facilitate in all reasonable ways Assignee's collection of the Rents and will, upon Assignee's request, execute and deliver a written notice to each tenant under the Leases, or any property manager or rental agent under any Contract, directing such parties to pay the Rents to Assignee. Assignor shall have no right or claim against any parties to any Lease or Contract who make payment to Assignee after receipt of written notice from Assignee requesting same.

     8.2. Assignee may apply such Rents to the payment of: (i) the Liabilities, together with all costs and attorneys' fees; (ii) all taxes, charges, claims, assessments, water rents, sewer rents and any other liens which may be prior in lien or payment to the Liabilities, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Assignee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding.

OR BK 30519  PG 0409

     8.3. Assignee may: (i) endorse as Assignor's attorney-in-fact the name of Assignor or any subsequent owner of the Property on any checks, drafts or other instruments received in payment of the Rents, and deposit the same in Assignee accounts, which power of attorney is coupled with an interest and shall be irrevocable; (ii) give proper receipts, releases and acquittances in relation thereto in the name of Assignor; (iii) institute, prosecute, settle or compromise any summary or legal proceedings in the name of Assignor for the recovery of the Rents, or for damage to the Property, or for the abatement of any nuisance thereon; and (iv) defend any legal proceedings brought against Assignor arising out of the operation of the Property. Any reasonable charges, expenses or fees, including reasonable attorneys' fees and costs, incurred by Assignee in connection with any of the foregoing shall be included in the Liabilities, and shall be due and payable on demand, together with interest at the Default Rate, such interest to be calculated from the date of such advance to the date of repayment thereof.

     8.4.  Assignee may, at its election, but shall not be obligated to:
(i) perform any of Assignor's obligations under the Leases (provided, however, that Assignor shall remain liable for such obligations prior to Assignee's entering upon and taking possession of the Property notwithstanding such election by Assignee); (ii) exercise any of Assignor's rights, powers or privileges under the Leases; (iii) modify, cancel or renew existing Leases or make concessions to the tenants thereto; (iv) execute new Leases for all or any portion of the Property; and (v) take such other action as Assignor may have taken with respect to the Leases.

9. ESTOPPEL CERTIFICATES. Assignor shall, from time to time, without charge and within ten (10) days after requested by Assignee, execute, acknowledge and deliver, and exercise reasonable efforts to cause each tenant under the Leases to execute, acknowledge and deliver to Assignee a written statement, in form and substance reasonably satisfactory to Assignee, certifying to certain matters relating to the Leases, including without limitation: (i) the commencement and expiration dates of the Leases and the dates when any rents, charges and other sums commenced to be payable thereunder; (ii) that the Leases are unmodified and in full force and effect (or, if modified, seating the nature of such modifications and that the Leases as so modified are in full force and effect); (iii) the amount of Rents payable under the Leases and the dates to which the Rents and other charges under the Leases have been paid in advance; and (iv) whether there are any uncured defaults by Assignor or such tenant or any setoffs or defenses against enforcement of any terms or conditions under any Lease.

10. ASSIGNEE AS CREDITOR OF TENANTS. Notwithstanding the privilege and license granted by Assignee herein, Assignee, and not Assignor, shall be deemed to be the creditor of each tenant in respect of any assignment for the benefit of creditors, bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such tenant. Assignee shall have the option to have any money received by Assignee as such creditor applied to reduce the Liabilities or paid over to Assignor. Assignee shall have the right to file claims in any such proceedings and to otherwise pursue creditor's rights therein. If Assignor learns that any tenant has become the subject of such a proceeding, Assignor shall give Assignee prompt notice thereof.

11. TERM. Notwithstanding anything that may be contained herein to the contrary, upon repayment in full of the Liabilities and the cancellation or discharge of the Mortgage, this Assignment shall automatically terminate and become null and void and all rights assigned hereunder to the Collateral shall automatically revert back to Assignor without the necessity for any further documentation evidencing the same. Assignor covenants and agrees that prior to such termination, the affidavit or certificate of any representative of Assignee stating that any of the Liabilities remain unpaid shall be conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person is hereby authorized to rely thereon. Upon written request of Assignor, Assignee agrees to promptly execute an acknowledgment of this termination and/or assignment of this Assignment in favor of Assignor upon payment in full of the Liabilities.

12. OTHER RIGHTS OF ASSIGNEE. Assignee may, without prejudice to any of its rights under this Assignment, take or release security, release any party primarily or secondarily liable for any of the Liabilities, and grant extensions, renewals, modifications or indulgences with respect to the Note, the Mortgage or any other Loan Document.

OR BK 30519  PG 0410


13. NO WAIVER. The collection of Rents under the Leases, the taking of physical possession of the Property, or any other remedial action taken by Assignee shall not waive any Event of Default or waive, modify or affect any notice of default under the Loan Documents, or invalidate any act done pursuant to such notice, and the enforcement of any right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect, notwithstanding that the collection and application of such Rents may have cured or could have resulted in a cure of an Event of Default. If Assignee thereafter elects to discontinue the exercise of any right or remedy, that or any other right or remedy under this Assignment may be reasserted at any time and from time to time following any subsequent Event of Default.

14.  MISCELLANEOUS.

     14.1. Notices. All notices and communications under this Assignment shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     14.2. Remedies Cumulative. Subject to the terms of the Loan Documents, the rights and remedies of Assignee as provided in this Assignment or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Assignee at law or in equity. The failure, at any one or more times, of Assignee to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take additional security for the payment thereof, release any security, change any of the terms of the Loan Documents, or waive or fail to exercise any right or remedy under any Loan Document shall not in any way affect this Assignment or the rights of Assignee.

     14.3. No Implied Waiver. Assignee shall not be deemed to have waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Assignee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     14.4. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Assignment shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     14.5. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Assignment shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns under the Loan Documents; provided, however, that, except as contemplated by the Mortgage, this Assignment cannot be assigned by Assignor without the prior written consent of Assignee in each instance, and any such assignment or attempted assignment by Assignor shall be void and of no effect with respect to Assignee.

     14.6. Modifications. This Assignment may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     14.10. Governing Law. This Assignment shall be governed by and construed in accordance with the substantive laws of Broward County, State of Florida without reference to conflict of laws principles.

OR BK 30519  PG 0411


     14.11. Joint and Several Liability. If Assignor consists of more than one person or entity, the word "Assignor" shall mean each of them and their liability shall be joint and several.

     14.12. Limitations as to Parties. Section 14 of the Note is hereby made a part of this Assignment to the same extent and with the same effect as if fully set forth herein.


     IN WITNESS WHEREOF, Assignor, intending to be legally bound, has duly executed and delivered this Assignment of Leases and Rents as of the day and year first above written.


WITNESS:                          ASSIGNOR:

                                  WESTON TOWN CENTER, LLC, a Delaware
/s/ Dennis M. Quinn               limited liability company
--------------------------
Signature                         By:  ARVIDA/JMB PARTNERS, a Florida
                                       general partnership,
                                       as its sole member

                                       By:   ARVIDA/JMB MANAGERS, INC.,
WITNESS:                                     a Delaware corporation,
                                             its general partner
/s/ Ameyo E. Davis
--------------------------
Signature                                    /s/ Stephen A. Lovelette
                                             -------------------------
                                             Stephen A. Lovelette,
                                             Vice President



                                                   [ CORPORATE SEAL ]

OR BK 30519  PG 0412



STATE OF ILLINOIS)
                 )SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced ___________as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.





                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

This Instrument Prepared by:           INSTR #100459164

  Peter D. Slavis, Esq.                OR BK 30754  PG 1940
  Ruden, McClosky, Smith               Recorded 08/10/2000  03:19 PM
  Schuster & Russell, P.A.             Commission
  200 East Broward Boulevard           Broward County
  15th Floor
  Fort Lauderdale, Florida 33301
                                       Deputy Clerk 2015
-------------------------------------------------------------------------
SPACE ABOVE THIS LINE                        SPACE ABOVE THIS LINE
FOR PROCESSING DATA                          FOR PROCESSING DATA


             AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT
              AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
                            ("AMENDMENTS")
             ---------------------------------------------

     THIS AMENDMENT effective as of May 19, 2000, executed between FIRST UNION NATIONAL BANK ("First Union"), having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301, and WESTON TOWN CENTER, LLC, having an office at 7900 Glades Road, Boca Raton, Florida 33434 ("WTC").


                              WITNESSETH:

     WHEREAS, WTC is indebted to First Union in the principal sum of Twenty Million Dollars ($20,000,000), or such lesser amount as may be advanced pursuant to the Loan Agreement dated May 19, 2000, together with interest thereon, as evidenced by a certain Promissory Note dated May 19, 2000 (the "Note"); and

     WHEREAS, to secure the Note, WTC executed in favor of First Union that certain Mortgage and Security Agreement dated May 19, 2000 and recorded in Official Records Book 30519, page 369 of the Public Records of Broward County, Florida ("Mortgage"), and that certain Absolute Assignment of Leases and Rents dated May 19, 2000 and recorded in Official Records Book 30519, Page 403 of the Public Records of Broward County, Florida ("Assignment"); and

     WHEREAS, the Mortgage and Assignment contain scrivener's errors wherein the name of First Union is transcribed incorrectly in the first paragraph of page 1 of the Mortgage and in the first paragraph of page 1 of the Assignment; and

     WHEREAS, First Union and WTC intend to enter into this Amendment in order to correct such scrivener's errors.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars (S 10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The above recitals are true and correct and are incorporated herein by this reference.

     2. The name of Mortgagee contained in the first paragraph of page 1 of the Mortgage is hereby amended to "First Union National Bank, a national banking association."

     3. The name of Assignee contained in the first paragraph of page 1 of the Assignment is hereby amended to "First Union National Bank, a national banking association."

     4. Except as otherwise specifically modified by this Amendment, the Mortgage and Assignment remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date and year first written above.


                            As "Mortgagee" under the Mortgage and as "Assignee" under Assignment:

/s/ Mary Kinnane            FIRST UNION NATIONAL BANK, a
----------------------------national banking association
Signature

Printed Name:               By:   /s/ Paul I. Willson
  Mary Kinnane                    ------------------------------
                                  Paul I. Willson
                                  Vice President
/s/ Elaine Knaules
----------------------------
Signature
                            As "Mortgagor" under the Mortgage
Printed Name:               and as "Assignor" under the
  Elaine Knaules            Assignment:

                            WESTON TOWN CENTER, LLC, a
                            Delaware limited liability company
/s/ Dennis M. Quinn
--------------------------- By:   ARVIDA/JMB PARTNERS, a Florida
Signature                         general partners, its sole member

Printed Name:
  Dennis M. Quinn                 By:  ARVIDA/JMB MANAGERS, INC.,
                                       a Delaware corporation,
                                       a general partner
/s/ Stanley J. Czerwien
---------------------------
Signature                              By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                       Name: Stephen A. Lovelette
                                       Date: 7/27/00

BK 30754  PG 1942


STATE OF FLORIDA      )
                      )  SS:
COUNTY OF BROWARD     )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Paul I. Willson, the Vice President of FIRST UNION NATIONAL BANK, a national banking association, freely and voluntarily under authority duly vested in him/her by said association and that the seal affixed thereto is the true corporate seal of said association. HE/she IS PERSONALLY KNOWN TO ME or who has produced ____________________ as identification.

     Witness my hand and official seal in the County and State last aforesaid this 7th day of August 2000.


                            /s/ Patricia Alemparte
                            ------------------------------
                            Notary Public


                            ------------------------------
                            Typed, printed or stamped
                            name of Notary Public


My Commission Expires:      [ notary seal ]

                            Notary Public, State of Florida
                            My Commission Expires January 4, 2004
                            #CC899809



STATE OF ILLINOIS     )
                      )  SS:
COUNTY OF COOK        )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Stephen Lovelette, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He is personally known to me or who has produced ______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 27th day of July 2000.


                            /s/ Marilyn A. Corbett
                            ------------------------------
                            Notary Public


                            ------------------------------
                            Typed, printed or stamped
                            name of Notary Public


My Commission Expires:      [ notary seal ]

                            Notary Public, State of Illinois
                            My Commission Expires 01/14/01

                          GUARANTY AGREEMENT
                          ------------------


     THIS GUARANTY dated May 19, 2000 (together with any amendments or modifications hereto in effect from time to time, the "Guaranty"), made by ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, having an address of 900 N. Michigan Avenue, Chicago, Illinois 60611 ("Guarantor"), in favor of FIRST UNION NATIONAL BANK, a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").

     To induce Bank to make loans, extensions of credit or other financial accommodations to WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower"), with respect to the "Project" [as defined in the "Loan Agreement" (as hereinafter defined)], now or in the future, to secure the observance, payment and performance of the "Liabilities" (as defined below), and with full knowledge that Bank would not make the said loans, extensions of credit or financial accommodations without this Guaranty Agreement, which shall be construed as a contract of suretyship, Guarantor, jointly and severally and unconditionally agrees as follows:

1.   LIABILITIES GUARANTEED.

     Guarantor hereby guarantees and becomes surety to Bank for the full, prompt and unconditional payment of the Liabilities (as defined and limited below), when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Loan Documents (as defined below). This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Bank may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Borrower, any other Guarantor or any other person, entity or property prior thereto, the liability of Guarantor hereunder being joint and several, and independent of and separate from the liability of Borrower, any other Guarantor or person, and the availability of other collateral security for the Note and the other Loan Documents.

2.   DEFINITIONS.

     2.1. "Note" means that certain Promissory Note of even date herewith in the principal amount of Twenty Million Dollars ($20,000,000) Dollars from Borrower to Bank.

     2.2.  "Loan Documents" shall have the meaning set forth in the Note.

     2.3. "Liabilities" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements and amendments thereof) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents, including those set forth in Section 9.19 hereof; (iii) the repayment of all sums due or that may become due under or in connection with any present or future swap agreements (as defined in 11 U.S.C. subsection 101) between Borrower and Bank; (iv) the repayment of all reimbursement obligations due or that may become due under or in connection with any present or future letters of credit issued by Bank for the account of Borrower; (v) all amounts paid by Bank under any letters of credit issued on behalf of Borrower, including all interest on such payments; and (vi) all other obligations or indebtedness of Borrower to Bank under any of the Loan Documents whenever borrowed or incurred, including without limitation, principal, interest, fees, late charges and expenses, including attorneys' fees. Notwithstanding anything contained in this Guaranty or the Loan Documents to the contrary, the Liabilities guaranteed by Guarantor shall be limited as follows:

This Guaranty shall be unlimited as to the outstanding principal balance of the Note and accrued interest thereon but shall be reduced to the top fifty percent (50%) of the total outstanding principal balance of the Note (without Bank being required to first proceed against its collateral), plus all accrued interest thereon at such time that: (a) the shell certificate of occupancy for the local space at the "Project" (as defined in the Loan Agreement) has been issued and the certificate of occupancy has been issued for Publix Supermarket; (b) Borrower is in compliance with the "Guarantee Reduction Pre-Leasing Requirement (as hereinafter defined); and
(c) Publix Supermarket has taken occupancy of its space and commenced paying rent (collectively, "First Guarantee Reduction Conditions"). For example, in the event the total outstanding principal balance of the Note is $20,000,000 at the time of an "Event of Default" (which shall be deemed to be any default which remains uncured after the giving of any required notice and the expiration of any grace period, if otherwise applicable) by Borrower thereunder and the First Guarantee Reduction Conditions are then satisfied, then in such event, Guarantor shall guarantee the top $10,000,000 of the total outstanding principal balance of the Note plus all accrued interest thereon.

This Guaranty shall be further reduced to the top twenty-five percent (25%) of the total outstanding principal balance of the Note (without Bank being required to first proceed against its collateral) plus all accrued interest at such time that: (a) the Note converts to the "Mini-Perm Period" (as defined in the Loan Agreement); and (b) the Project achieves "Stabilization" (as hereinafter defined) (collectively, "Second Guarantee Reduction Conditions").

Notwithstanding the above, Bank shall not be entitled to receive more than the Note balance, plus any accrued interest, fees and costs incurred in connection with the collection of amounts due under the Note.

The Guarantee Reduction Pre-Leasing Requirement shall be achieved at such time that seventy percent (70%) of the net leaseable square feet of the Project (of which 37,887 net leaseable square feet may be credited by the Publix Lease) is pre-leased under Bank-approved leases (Bank's approval not to be unreasonably withheld) with terms of not less than five (5) years and at minimum rents and CAM rates not less than pro-forma minimums.

"Stabilization" shall occur when: (a) the Note converts to the Mini-Perm Period; (b) the Project achieves a minimum debt coverage ratio ("DCR") of 1.25X for six (6) consecutive months; and (c) the loan to value of the Project does not exceed seventy-five percent (75%) of the stabilized value of the Project. For purposes of calculating the DCR, "Rental Income" shall be based on the lesser of actual occupancy or 93%; however, occupancy must not be less than 80%. "Expenses" shall be based on the greater of: (a) actual expenses inclusive of replacement reserves and management fees, or
(b) the sum of (i) operating expenses of $5.60 per net leaseable square foot, plus (ii) replacement reserves of $0.25 per net leaseable square foot, plus (iii) management fees equal to the greater of actual or 4% of effective gross income. "Debt Service" shall be based on the then outstanding principal balance, plus any unfunded commitment, of the Note, a 25 year amortization, and an interest rate equal to the 10 year Treasury plus 2.50% per annum.

In addition, Guarantor shall also be liable at all times for, and shall indemnify, defend and hold Bank harmless, limited as follows, from and against any and all loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys' fees and costs of defense) incurred or suffered by Bank and arising out of or in connection with the matters listed in subparagraph (a) through (f) immediately below (collectively, "Bank's Costs and Damages"):

     a. misapplication by Borrower of insurance proceeds, condemnation proceeds, security deposits and rents received by Borrower and not applied in accordance with the Loan Documents;

     b. damages to Bank arising from any fraud, malfeasance, or any material misrepresentation by Borrower or Guarantor related to the Loan Documents (such damages shall be limited as to Guarantor to Bank's actual out-of-pocket damages, including the outstanding principal balance of the Note, together with accrued unpaid interest thereon, and Bank's reasonable third-party out-of-pocket expenses, including reasonable attorney's fees and costs);

     c. damages arising from the existence of hazardous or toxic substances upon any real property securing the Note due to the failure of Borrower to comply with environmental laws, which damages shall be limited as to Guarantor in an amount not to exceed the sum of: (i) the cost of remediation in compliance with all federal, state or local environmental statutes, regulations, rules or ordinances, including any penalties, fines or assessments in connection therewith; and (ii) any other actual out-of-pocket damages incurred by Bank relating to the presence, release or discharge of toxic or hazardous substances, petroleum or petroleum products, chemicals, pollutants, or other contaminants on or from the Project, including reasonable attorneys' fees and costs and any penalties, provided that Bank shall utilize a law firm from among its usual and customary law firms, and that such counsel shall be reasonably satisfactory to Borrower.

     d. any Liabilities of which Borrower shall be relieved (whether voluntary or involuntary) as a result of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise); however, the foregoing shall be limited to the extent that Guarantor would have been otherwise liable for same under this Guaranty.

     e. all sums reasonably advanced by Bank pursuant to the terms of the Loan Documents (other than original proceeds of the Note) whether for the payment of taxes, preservation of collateral, etc. which may be included in or added to the principal indebtedness of Borrower under the Note; and

     f. all obligations of Borrower to Bank in connection with any ISDA Master Agreement, Schedule to the Master Agreement, Confirmation Letter and any other documents executed in connection therewith.

Guarantor hereby acknowledges that Guarantor is solvent, Guarantor is receiving substantially equivalent value in return for guaranteeing the obligations of Borrower and Guarantor's guarantees do not violate any lending restrictions imposed upon such Guarantor by a third party or governmental authority.

This Guaranty, and each other Loan Document to which Guarantor is a party, shall only be enforceable against Guarantor and, notwithstanding anything to the contrary in the Loan Documents, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of Guarantor, nor any Affiliate of any person that is or becomes a Constituent Partner in Guarantor, shall be personally liable, directly or indirectly, under or in connection with this Guaranty or the Loan Documents, or any document, instrument or certificate securing or otherwise executed in connection with this Guaranty or the Loan Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Guaranty or the Loan Documents or the Project; and the Bank and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this Guaranty and the Loan Documents, and any such documents, instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in Guarantor, nor any obligation of any Constituent Partner in Guarantor to restore a negative capital account or to contribute capital to Guarantor or to any other Constituent Partner in Guarantor, shall at any time be deemed to be the property of or an asset of Guarantor or such other Constituent Partner and neither the Bank nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this paragraph, a "Constituent Partner" in Guarantor shall mean any direct partner or member in Guarantor and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in Guarantor. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity.

"Affiliate" of a specified person or entity for the purposes of this Guaranty and the Loan Documents, means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or (ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership.

     2.4. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the other Loan Documents.

3. REPRESENTATION AND WARRANTIES. Guarantor represents and warrants to Bank as follows:

     3.1. Organization, Powers. Guarantor (i) is (a) limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party.

     3.2. Execution of Guaranty. This Guaranty and each other Loan Document to which Guarantor is a party have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Loan Document to which Guarantor is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

     3.3. Obligations of Guarantor. This Guaranty and each other Loan Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. The loans or credit accommodations made by Bank to Borrower and the assumption by Guarantor of its obligations hereunder and under any other Loan Document to which Guarantor is a party will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

     3.4. Litigation. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the actual knowledge of Guarantor, threatened against or affecting Guarantor or any of its properties or rights which, if adversely determined, would materially impair or affect:
(i) the value of any collateral securing the Liabilities; (ii) Guarantor's right to carry on its business substantially as now conducted (and as now contemplated); or (iii) its capacity to consummate and perform its obligations under this Guaranty or any other Loan Document to which Guarantor is a party.

     3.5. No Defaults. Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument , which default could adversely affect Guarantor's performance of its obligations under this Guaranty in any material respect.

     3.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Bank by or on behalf of Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

4.   NO LIMITATION OF LIABILITY

     4.1. Without incurring responsibility to Guarantor, and without impairing or releasing the obligations of Guarantor to Bank, and without reducing the amount due under the terms of this Guaranty, Bank may at any time and from time to time, without the consent of or notice to Guarantor, upon any terms or conditions, and in whole or in part:

           4.1.1. Change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount), and/or change or extend the time for payment of, or renew or modify, any of the Liabilities, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed or modified;

           4.1.2. Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities;

           4.1.3. Exercise or refrain from exercising any rights against Borrower or other obligated parties (including Guarantor) or against any security for the Liabilities;

           4.1.4. Settle or compromise any Liabilities, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Bank and Guarantor;

           4.1.5. Apply any sums it receives, by whomever paid or however realized, to any of the Liabilities;

           4.1.6. Add, release, settle, modify or discharge the obligation of any maker, endorser, Guarantor, surety, obligor or any other party who is in any way obligated for any of the Liabilities;

           4.1.7.     Accept any additional security for the Liabilities;
and/or

           4.1.8. Take any other action which might constitute a defense available to, or a discharge of, Borrower or any other obligated party (including Guarantor) in respect of the Liabilities.

     4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Bank, or otherwise, shall not affect, impair or be a defense to Guarantor's obligations under this Guaranty.

5. LIMITATION ON SUBROGATION. Until such time as the Liabilities are paid in full. Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Bank's rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Bank against Borrower or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Bank and shall forthwith pay over to Bank such funds and/or property to be applied by Bank to the Liabilities.

6.   COVENANTS

     6.1.  INTENTIONALLY DELETED.

     6.2.  INTENTIONALLY DELETED.

     6.3.  Financial Statements: Compliance Certificate.

           6.3.1. Guarantor shall furnish to Bank the following financial information:

                 (a) Not later than one hundred twenty (120) days after the end of each fiscal year, annual financial statements of Guarantor including, without limitation, statements of financial condition, income and cash flows, which shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied if and to the extent Guarantor prepares its financial statements in accordance with GAAP in the ordinary course of its business, a listing of all contingent liabilities, notes to financial statements and any other financial information reasonably requested by Bank.

                 (b) Not later than thirty (30) days after filing with the Internal Revenue Service, a true and complete copy of the federal tax returns of Guarantor.

           6.3.2. Guarantor shall furnish to Bank, with each set of financial statements described herein, a compliance certificate signed by Guarantor's officer certifying that, to the actual knowledge of such officer: (i) all representations and warranties of Guarantor set forth in this Guaranty or any other Loan Document remain true and correct; (ii) none of the covenants of Guarantor contained in this Guaranty or any other Loan Document has been breached; and (iii) no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Guaranty or any other Loan Document. In addition, Guarantor shall promptly notify Bank of the occurrence of any Event of Default under this Guaranty or adverse litigation or material adverse change in its financial condition that would materially affect Guarantor's performance of its obligations under this Guaranty.

     6.4. Subordination of Other Debts. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated Debt") to any and all obligations of Borrower to Bank now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and (ii) no event which is or, with the passage of time or giving of notice or both, could become an Event of Default shall have occurred and be continuing; (b) Guarantor will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to Bank; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Liabilities.

7.   EVENTS OF DEFAULT.

     Each of the following shall constitute a default (each, an "Event of Default") hereunder:

     7.1. Non-payment of any sum required to be paid to Bank under this Guaranty within five (5) days from when due and payable hereunder;

     7.2. A breach by Guarantor of any other term, covenant, condition, obligation or agreement under this Guaranty in any material respect, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Guarantor; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Guarantor to effect such cure), then provided Guarantor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Guarantor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Guarantor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Bank be obligated to continue to advance any Loan proceeds to Guarantor under the Loan Agreement until such time as such breach is so cured).

     7.3. Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made and the continuance thereof for a period of thirty (30) days after written notice thereof shall have been given Guarantor; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Guarantor to effect such cure), then provided Guarantor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Guarantor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Guarantor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Bank be obligated to continue to advance any Loan proceeds to Guarantor under the Loan Agreement until such time as such breach is so cured).

8.   REMEDIES

     8.1. Upon an Event of Default, all liabilities of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law, Bank may:

           8.1.1. Enforce the obligations of Guarantor under this Guaranty.

           8.1.2. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Bank may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys' fees and costs, incurred by Bank in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the Default Rate (as defined and described in the Note), such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Bank shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Bank.

     8.2. Settlement of any claim by Bank against Borrower, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated party and legally retained by Bank in connection with the settlement (unless otherwise provided for herein) or therein.

9.   MISCELLANEOUS.

     9.1. Disclosure of Financial Information. Bank is hereby authorized to disclose any financial or other information about Guarantor to any regulatory body or agency having jurisdiction over Bank or to any present, future or prospective participant or successor in interest in the Loan. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

     9.2. Remedies Cumulative. Subject to Section 2.3 of this Guaranty, the rights and remedies of Bank, as provided herein and in any other Loan Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Bank at law or in equity. The failure, at any one or more times, of Bank to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Bank shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

     9.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

     9.4. Attorneys' Fees and Expenses. If Bank retains the services of counsel by reason of an Event of Default hereunder or under any of the other Loan Documents, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Bank shall forthwith, on demand, become due and payable and shall be secured hereby.

     9.5. No Implied Waiver. Bank shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     9.6. Waiver. Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Bank. Guarantor waives the right to marshalling of Borrower's assets or any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to Guarantors, now or hereafter in effect with respect to any action or proceeding brought by Bank against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Bank any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Borrower or any other party liable to Bank.

     9.7. No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Bank do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

     9.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     9.9. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Bank, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Bank.

     9.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     9.11. Sales or Participations. Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan, the Note and/or the obligations evidenced thereby with Guarantor's consent, which will not be unreasonably withheld (if Guarantor fails to respond to Bank's request for approval within five (5) business days from receipt of notice, Guarantor shall be deemed to have approved the sale or participation). The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed, subject to the limitations of this Guaranty, to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Guarantor, in each case as fully as though Guarantor were directly indebted to such holder. Bank shall give notice to Guarantor of such sale, assignment or participation; if possible within five (5) business days of the completion thereof.

     9.12. Jurisdiction. Guarantor irrevocably appoints each and every owner, partner and/or officer of Guarantor as its attorneys upon whom may be served, by certified mail at the address set forth above, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Guaranty or any other Loan Document; and Guarantor hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Guarantor agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Guarantor and all collateral securing the obligations of Guarantor. Guarantor agrees not to assert any defense to any action or proceeding initiated by Bank in Broward County based upon improper venue or inconvenient forum.

     9.13. Notices. All notices and communications under this Guaranty shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in this Guaranty. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     9.14. Governing Law. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     9.15. Joint and Several Liability. If Guarantor consists of more than one person or entity, the word "Guarantor" shall mean each of them and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other Guarantor under any other guaranty.

     9.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

     9.17. Arbitration. Upon demand of either Guarantor or Bank, whether made before or after institution of any Judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. The arbitration shall be conducted by three arbitrators with Guarantor and Bank each selecting one arbitrator and those two arbitrators mutually agreeing on the selection of the third arbitrator. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Guarantor and Bank agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. Among other things and not by way of limitation, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; and (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing a bankruptcy proceeding. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

     9.18. Waiver of Jury Trial. GUARANTOR AND BANK AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT BANK WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

     9.19. Loan Agreement. Guarantor unconditionally guarantees to Bank as limited to the extent provided in Section 2.3 hereof, the timely performance of all obligations of Borrower under all documents executed by Borrower in connection with the "Construction Period" as defined in the Loan Agreement including, without limiting the generality of the foregoing, that:

           (1) the Project will be constructed lien free substantially in accordance with the Loan Agreement and with the "Plans and Specifications" (as defined in the Loan Agreement); and

           (2) the Project will be completed and ready for occupancy, including delivery of any certificates, licenses, and permits required by law or the Loan Agreement, on or before any dates required in the Loan Agreement.

     Subject to the limitations on Liabilities set forth in Section 2.3 hereof, in the event Borrower does not timely perform such obligations in any respect whatsoever, Guarantor, without the necessity of any notice from Bank to Guarantor, agrees to (i) assume all responsibility for the completion of the Project and, at Guarantor's own cost and expense, to cause the Improvements to be fully completed substantially in accordance with the Plans and Specifications and in accordance with the Loan Agreement; (ii) pay all bills, costs, and expenses in connection with the construction and completion of the Project; (iii) indemnify and hold Bank harmless from any and all loss, cost, liability or expense Bank may suffer by reason of Borrower failing to timely perform such obligations, and (iv) indemnify Bank for any costs, liabilities and claims asserted by contractors, subcontractors, materialmen and suppliers in connection with construction of the Improvements. If, after the occurrence of an Event of Default under the Loan Agreement by Borrower, Guarantor has not caused construction to progress as required by the Loan Agreement, Bank may, at its option, after first having given notice to Guarantor at the address set forth above in the manner prescribed above for giving notice, complete the Project either before or after commencement of foreclosure proceedings or before or after any other remedy of Bank against Borrower or Guarantor, with such changes or modifications in the Plans and Specifications which Bank reasonably deems necessary and expend such sums as Bank reasonably deems necessary and proper in order to so complete the Project, and Guarantor hereby waives any right to contest any such expenditures, subject to the limitations on Liabilities set forth in Section 2.3 hereof.

     IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Guaranty Agreement as of the day and year first above written.


WITNESS:                               GUARANTOR:

/s/ Dennis M. Quinn               ARVIDA/JMB PARTNERS, L.P.,
-------------------------------   a Delaware limited partnership
Signature
                                  By:  ARVIDA/JMB MANAGERS, INC.,
Printed Name:  Dennis M. Quinn         a Delaware corporation,
                                       its sole general partner


/s/ Ameyo E. Davis                     By:   /s/ Gary Nickele
-------------------------------              --------------------
Signature                                    Gary Nickele,
                                             Vice President
Printed Name:  Ameyo E. Davis
                                       Date: May 19, 2000


                                             [ SEAL ]

                        AFFIDAVIT AND INDEMNITY
                      OF MORTGAGOR AND GUARANTOR
                REGARDING HAZARDOUS OR TOXIC MATERIALS
                ---------------------------------------



STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )


     BEFORE ME, the undersigned authority, personally appeared STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB Managers, Inc., a Delaware corporation, a general partner of ARVIDA/JMB Partners, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Mortgagor"), and Gary Nickele, the Vice President of ARVIDA/JMB Managers, Inc., a Delaware corporation, a general partner of ARVIDA/JMB Partners, L.P., a Delaware limited partnership (the "Guarantor"), who, being first duly sworn by me under oath, depose and state and warrant and represent and covenant on behalf of Mortgagor and Guarantor as follows (hereinafter collectively referred to as "Affiants"):

     1. The following definitions shall apply for the purposes of this Affidavit and Indemnity:

           A. "Hazardous or Toxic Materials" include (i) "hazardous waste" under the Federal Resource Conservation and Recovery Act and similar state laws; (ii) "hazardous substances" under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and similar state laws, and (iii) "regulated substances" under Subchapter IX of the Federal Solid Waste Disposal Act and similar state laws. Examples of Hazardous or Toxic Materials include (but are not limited to) those "hazardous wastes" "hazardous substances" and "regulated substances," whether solid, semi-solid, liquid or gaseous that are toxic, ignitable, corrosive, carcinogenic, or similarly dangerous to human, plant or animal health and well being, including radon, asbestos, paints, solvents, chemicals, petroleum products, batteries, transformers, and other discarded manmade materials with hazardous or toxic characteristics. Notwithstanding the foregoing, "Hazardous or Toxic Materials" shall not include (i) reasonable quantities of petroleum or chemical products or other materials or substances, in whatever form, kept until used in proper storage containers, that are used in construction on the Mortgaged Property or in the ordinary course of business of Mortgagor or any of its tenants, or (ii) the waste products from such products, materials or substances.

           B. The "Mortgaged Property" includes the land as more fully described on EXHIBIT "A" attached hereto and by reference made part hereof, including all buildings and other improvements now or hereafter located thereon, and any real property hereinafter encumbered by the lien of the Mortgage described below.

     2.    Mortgagor is the fee simple title holder of the Mortgaged
Property.

     3. Mortgagor is borrowing the sum of TWENTY MILLION DOLLARS ($20,000,000) (the "Loan") from FIRST UNION NATIONAL BANK ("Mortgagee") evidenced by a Promissory Note ("Note") and secured by a Mortgage and Security Agreement ("Mortgage"). Said Note and Mortgage and other documents as defined in the Note are hereafter called the "Loan Documents". As a condition to making the Loan, the Mortgagee requires Mortgagor and Guarantor (as so limited to Guarantor in accordance with Section 8 hereof) to provide certain indemnities concerning Hazardous or Toxic Materials, as hereinafter set forth. Mortgagor and Guarantor acknowledge Mortgagee's reliance hereon.

     4. Mortgagor has undertaken such inquiry into the previous ownership and uses of the Mortgaged Property as is consistent with good commercial practice in an effort to minimize liability with respect to any Hazardous or Toxic Materials.

     5. To the actual knowledge of Affiants, there are no Hazardous or Toxic Materials present on, in or under the Mortgaged Property in violation of applicable "Environmental Laws" (hereinafter defined) and the Mortgaged Property and the activities conducted thereon do not pose any significant hazard to human health or the environment or violate in any material respect any applicable federal, state or local laws, ordinances, rules, regulations or requirements pertaining to Hazardous or Toxic Materials ("Environmental Laws").

     6. The Mortgaged Property and any improvements now or hereafter located thereon are not presently being used, and will not be used for such time as any indebtedness is owed to Mortgagee, for the generation, release, treatment, discharge, emission, handling, storage, transportation, or disposal of Hazardous or Toxic Materials in violation of any Environmental Laws in any material respect and, to the actual knowledge of Affiants, have not been so used in the past.

     7. Mortgagor and Guarantor hereby indemnify and agree to defend and save and hold Mortgagee and its directors, officers, employees, agents, successors and assigns harmless from and against any and all losses, liabilities (including, without limitation, strict liability and common law liability), obligations, damages, injuries (including, without limitation, injuries to the environment), defenses, charges, penalties, interest, expenses, fees (including attorneys' fees at all administrative and judicial hearing, trial and appellate levels), costs (including, without limitation, costs of any settlement incurred with the prior written consent of Mortgagor and Guarantor), judgments, administrative or judicial proceedings and orders, remedial action requirements, enforcement actions, claims and demands of any and every kind whatsoever (collectively, the "Claims") paid, incurred or suffered by, or asserted against, Mortgagee by any person or entity or governmental agency or body for, with respect to, related to, arising out of, or as a direct or indirect result of, in whole or in part, the violation by Mortgagor of any Environmental Laws applicable to the Mortgaged Property or any activity conducted by Mortgagor thereon, or the past, present and future use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence at, on or under the Mortgaged Property or to the soil, air or to surface or ground water thereat, of any Hazardous or Toxic Materials as a result of Mortgagor's conduct, provided, however, that in no event shall the foregoing be deemed to include any consequential damages. All sums paid and costs incurred by Mortgagee with respect to the foregoing matters shall bear interest at the default rate of interest provided in the Note and shall be secured by the lien of the Mortgage, and the lien of the Mortgage shall also further secure this indemnity and any liabilities hereunder. Nevertheless, this indemnification shall survive the full payment and performance of the Note and the Mortgage, the release of the Mortgaged Property and satisfaction of the Mortgage, and it shall inure to the benefit of any transferee of title to the Mortgaged Property through foreclosure of the Mortgage or through deed in lieu of foreclosure.

     8. Notwithstanding anything to the contrary contained in this Affidavit and Indemnity, the indemnity, agreements, warranties, representations and undertakings hereunder by Mortgagor and Guarantor shall not apply to the extent that the Claims arise from conduct or activity that occurs after the transfer of control of the Mortgaged Property to Mortgagee, its designee or a receiver. In consideration of this indemnity Mortgagee covenants that it will avail itself of the protection afforded secured banks under CERCLA and any implementing regulations thereunder and under any other applicable Environmental Laws and the regulations thereunder. Further, Mortgagee and Guarantor agree and acknowledge that, notwithstanding anything that may be contained herein to the contrary, Guarantor's maximum liability under this indemnity shall not exceed the sum of (i) the cost of remediation in compliance in all material respects with all Environmental Laws, including any penalties, fines or assessments in connection therewith, and (ii) any other actual out-of-pocket damages incurred by

Mortgagee relating to the presence, release or discharge of Hazardous or Toxic Materials on the Mortgaged Property within the scope of this indemnity, including reasonable attorney's fees and costs and any penalties, provided that the Mortgagee shall utilize a law firm from among its usual and customary law firms and that such counsel shall be reasonably satisfactory to the Mortgagor.

     9. In addition to any environmental audit which may have been required as a precedent to the closing of the Loan, upon reasonable cause set forth in writing to Mortgagor at its request, Mortgagee, at its sole option, may obtain, at Mortgagor's expense, an environmental audit prepared by an independent engineer or other qualified environmental consultant of the Mortgagee's choice, which evaluates (i) whether any Hazardous or Toxic Materials are present in the soil or surface or ground water at the site of the Mortgaged Property or in the soil or surface or ground water adjacent to such site in violation of applicable Environmental Laws in any material respects; (ii) whether Hazardous or Toxic Materials are now or have been previously used, generated, released, treated, discharged, emitted, escaped, seeped, leaked, spilled, handled, stored, transported or disposed of at the site of the Mortgaged Property in violation of applicable Environmental Laws in any material respects; and (iii) whether activities presently being conducted at the site of the Mortgaged Property are in compliance in all material respects with all applicable Environmental Laws. The consultant shall prepare a written report detailing its findings and conclusions and shall promptly deliver a copy thereof to Mortgagor upon its request.

     The Mortgagor agrees that in the event Mortgagee requests such an audit or an audit pursuant to Subparagraph 10 below, and either of said audits indicates such past or present use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal or presence, Mortgagee may, in its sole discretion, require that Mortgagor take reasonable steps necessary to further define the nature of the Hazardous or Toxic Materials, any risks related to or resulting therefrom, and possible remedial measures; and thereafter may also require that all material violations of law with respect to Hazardous or Toxic Materials be corrected by Mortgagor in all material respects and that Mortgagor obtain all necessary environmental permits and approvals associated therewith. Until all such requirements are satisfied in Mortgagee's reasonable judgment, Mortgagee shall have the absolute right not to fund any undisbursed proceeds of the Loan.

     10. If Mortgagor receives any written notice of (i) the happening of any material event involving the use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal or clean-up of any material amount of Hazardous or Toxic Materials on or at the site of the Mortgaged Property or adjacent thereto, or in connection with Mortgagor's operations thereon or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Mortgagor or the Mortgaged Property in any material respects (an "Environmental Complaint") from any person or entity or governmental agency or body (including, without limitation, the EPA), then Mortgagor shall immediately notify Mortgagee orally and in writing of said notice. Mortgagee shall have the absolute right not to fund any undisbursed proceeds of the Loan unless and until the Environmental Complaint is dismissed or otherwise resolved to Mortgagee's reasonable satisfaction or until Mortgagor establishes reserves in a reasonably sufficient amount to pay the costs of clean up or remediation thereof and commences to diligently pursue the same.

     11. Mortgagee shall have the right, upon reasonable cause set forth in writing to Mortgagor at its request, to require Mortgagor to periodically (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Mortgagor's expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment, each of which must be reasonably satisfactory to Mortgagee, of the Mortgaged Property, hazardous waste management practices and/or hazardous waste disposal sites used by Mortgagor, if any, and of compliance with all permits, consent orders, licenses, approvals, permissions or any of the like required for the operation of the Mortgaged Property or any business, process or activity thereon. Said audit and/or risk assessment must be by an environmental consultant reasonably satisfactory to Mortgagee. Should Mortgagor fail to commence said environmental audit or risk assessment within thirty (30) days of the Mortgagee's written request, Mortgagee shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit or risk assessment. All reasonable costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by the Mortgage and shall be payable by Mortgagor upon demand.

     12. Any material breach of any warranty, representation, covenant or agreement contained herein shall, if not cured within thirty (30) days from receipt of written notice from Mortgagee thereof, also be an Event of Default under the Mortgage and shall entitle Mortgagee to exercise any and all remedies provided in the Mortgage or otherwise permitted by law; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Mortgagor to effect such cure), then provided Mortgagor diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Mortgagor shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Mortgagor of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary: (a) in no event shall Mortgagee be obligated to continue to advance any Loan proceeds to Mortgagor under the Loan Agreement until such time as such breach is so cured; and (b) Mortgagee shall not be required to provide any written notice to Mortgagor nor shall Mortgagor have any grace period in the event Mortgagor or Guarantor voluntarily files for relief under the Federal Bankruptcy Code or any similar federal or state statute). All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served as provided in the Mortgage. This Indemnity may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts. Any one or more of Mortgagor or Guarantor, or any other party liable upon or in respect of this Indemnity or the Loan, may be released without affecting the liability of any party not so released. This Indemnity shall be binding upon and inure to the benefit of Mortgagor, Guarantor and Mortgagee and their respective heirs, personal representatives, successors and permitted assigns under the Loan Documents.

Notwithstanding anything contained to the contrary contained herein, the obligations contained herein as pertaining to Borrower and Guarantor, (collectively "ARVIDA") shall only be enforceable against ARVIDA and, notwithstanding anything to the contrary herein, no present or future "Constituent Partner" (as defined herein) in or "Affiliate" (as defined herein) of ARVIDA, nor any Affiliate of any person that is or becomes a Constituent Partner in ARVIDA, shall be personally liable, directly or indirectly, under or in connection with this indemnity or any document, instrument or certificate securing or otherwise executed in connection herewith, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss giving rise to any obligation to indemnify Mortgagee hereunder; and the Mortgagee and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of this indemnity and/or the Loan Documents, and any such documents, instruments and certificates, and any such amendments and modifications, neither the negative capital account of any Constituent Partner in ARVIDA, nor any obligation of any Constituent Partner in ARVIDA to restore a negative capital account or to contribute capital to ARVIDA or to any other Constituent Partner in ARVIDA, shall at any time be deemed to be the property of or an asset of ARVIDA or such other Constituent Partner and neither the Mortgagee nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute. As used in this Paragraph, a "Constituent Partner" in ARVIDA shall mean any direct partner or member in ARVIDA and any person that is a partner or member in any partnership or limited liability company that, directly or indirectly, through one or more other partnerships or limited liability companies, is a partner or member in

ARVIDA. As used herein, "person" means any individual, partnership, corporation, limited liability company, trust or other entity.

"Affiliate" of a specified person or entity for the purposes of this indemnity means (i) a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary, or attorney of such entity, or (ii) a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by such person or entity, or (iii) any person or entity that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities (or otherwise has a substantial beneficial interest) in such entity or of which such person or entity is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of voting securities (or in which such person or entity has a substantial beneficial interest), or (iv) any person or entity that is a director, trustee, officer, employee, agent, partner, member, shareholder, subsidiary or attorney of any of the foregoing. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint the majority of an entity's trustees, directors or persons in a similar capacity, or otherwise. For purposes of applying this definition, the managing partner of a general partner or limited partnership will be deemed to be in control thereof provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership.


                            WESTON TOWN CENTER, LLC,
                            a Delaware limited liability company

                            By:   ARVIDA/JMB PARTNERS,
                                  a Florida general partnership,
                                  its sole member

                                  By:  ARVIDA/JMB MANAGERS, INC.,
                                       a Delaware corporation,
                                       its general partner

                                       By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                             Stephen A. Lovelette,
                                             Vice President


                            GUARANTOR:

                            ARVIDA/JMB PARTNERS, L.P.,
                            a Delaware limited partnership

                            By:   ARVIDA/JMB MANAGERS, INC.,
                                  a Delaware corporation,
                                  a general partner

                                  By:  /s/ Gary Nickele
                                       ----------------------------
                                       Gary Nickele, Vice President

STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01




STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by GARY NICKELE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

                 GENERAL SUBORDINATION AND ASSIGNMENT
                    (CONTINUING AND UNCONDITIONAL)
                 ------------------------------------


     To induce FIRST UNION NATIONAL BANK, a national banking association ("Lender") to extend or to continue to extend credit from time to time to WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower"), ARVIDA/JMB PARTNERS, a Florida general partnership, ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, and ARVIDA/JMB MANAGERS, INC., a Delaware corporation, the undersigned creditor of Borrower (singularly and collectively, "Creditor"), and the undersigned Borrower jointly and severally agree with Lender as follows:

     1.    Definitions.

           1.1. "Indebtedness" - "Indebtedness" means all obligations of any kind owing by the Borrower to the Lender, whether now existing or hereafter incurred, direct or indirect, arising from loans, guaranties, overdrafts, endorsements or otherwise, whether principal or interest, whether related or unrelated to the purpose of the original extension of credit, whether of the same or a different class as the primary obligation, and whether the obligations are from time to time reduced and thereafter increased or entirely extinguished and new obligations thereafter incurred, including, without limitation, any sums advanced and any expenses or obligations incurred by the Lender pursuant to any agreement concerning, evidencing or securing obligations of the Borrower to the Lender and any other liabilities of the Borrower to the Lender, including, without limitation, attorneys' fees and paralegals' fees, including sales or service tax due and payable upon the attorneys' fees and paralegals' fees, whether incurred in collection efforts, trials or appeals, and all extensions, renewals and substitutions therefor. In the event any part of the Indebtedness is paid by Borrower and because of any bankruptcy or other laws relating to creditor rights, Lender repays any amounts to the Borrower or to any trustee, receiver or otherwise, then the amount so repaid shall again become part of the Indebtedness.

           1.2. "Junior Claims" - "Junior Claims" means all obligations of any kind owing by the Borrower to the Creditor, whether now existing or hereafter incurred, direct or indirect, arising from loans, guaranties, endorsements or otherwise and all extensions, renewals and substitutions therefor and any liabilities of the Borrower to the Creditor arising from any source whatsoever.

     2. Subordination. The Creditor hereby unconditionally and continuously subordinates (the "Subordination") the payment of both the principal and the interest of the Junior Claims to the prior payment of the Indebtedness and Creditor warrants and represents that Creditor is the sole owner of the Junior Claims and has not transferred any interest therein or granted any party a lien upon or security interest therein, other than pursuant to the terms of that certain Credit Agreement dated July 31, 1997, by and among, among others, Barrett Bank, N.A. and Arvida/JMB Partners, L.P., as amended to date and related loan documents.

     3. Nonpayment of Junior Claims to Creditor. Except for payments in the ordinary course of business during such time as the Borrower is in good standing under all documents evidencing and securing the Indebtedness, Borrower agrees that it will not make any payments on any Junior Claims to Creditor (although it may make payments thereon to Lender) and Creditor agrees not to accept any payment on nor make any effort to collect (except on behalf of and with the consent of Lender) any payments on any Junior Claim. In the event any payment is offered on any Junior Claim other than as permitted in the preceding sentence, Creditor will direct that it be paid to Lender and Creditor agrees that, should any such payments on (whether by voluntary action or from a liquidation or bankruptcy distribution or otherwise) or security for any Junior Claim be received by Creditor, Creditor will receive and hold the same as trustee for Lender and will immediately deliver the same to Lender in the same form as received by Creditor with such endorsements as are necessary thereto in favor of Lender.

     4. Exculpation. Neither Lender nor any of its employees nor agents shall be accountable with respect to the validity or enforceability of any of the Junior Claims nor for taking any action with respect to any collateral for the Junior Claims nor for taking any collection action with respect to the Junior Claims other than for Lender's gross negligence or willful malfeasance. The Creditor understands that it is Creditor's responsibility to continue to protect the value of the Junior Claims and all collateral therefor in accordance with the terms thereof notwithstanding this Subordination.

     5. Waiver. No delay or omission by Lender in exercising any of its rights hereunder or failure to exercise those rights shall operate as a waiver of that or any other of Lender's rights hereunder.

     6. Successors and Assigns. This Subordination shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon both Borrower and Creditor and their respective heirs, legal representatives, successors and assigns. This Subordination shall not benefit any other creditors of Borrower.

     7. Term of Agreement. This Subordination is a continuing agreement and remains in full force and effect until the full repayment of the Indebtedness. The obligations and agreements of Borrower and Creditor hereunder remain in full force and effect, irrespective of the genuineness, validity, regularity or enforceability of any instrument evidencing, relating to or securing the Indebtedness, and Creditor hereby consents that, from time to time, Lender may, without notice to Creditor, and without affecting any liability of Creditor hereunder (i) exchange, release, sell (by foreclosure or otherwise), apply or otherwise deal with any collateral for repayment of the Indebtedness at the election of Lender;
(ii) extend, renew or accelerate the Indebtedness in whole or in part; or
(iii) waive or fail to enforce any of its rights under any instruments evidencing, relating to or securing the Indebtedness.

     8. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue shall be Broward County, Florida.

     9. Effectiveness Without Borrower's Signature. If this agreement is signed only by Creditor and not by Borrower, this Agreement shall nevertheless be fully effective as against Creditor in accordance with the terms hereof even though Borrower is not a party hereto.

     10.   Limitation of Liability.  Section 14 of that certain Promissory
Note in the original principal balance of $20,000,000 dated of even date herewith made by Borrower to Lender is incorporated by this reference as if set forth herein in its entirety.

     11. WAIVER OF JURY TRIAL. LENDER AND EACH CREDITOR AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH THIS GENERAL SUBORDINATION AND ASSIGNMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING. EACH CREDITOR AND BORROWER HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDITOR AND BORROWER ACKNOWLEDGE THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS GENERAL SUBORDINATION AND ASSIGNMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.


     IN WITNESS WHEREOF, the undersigned have executed this agreement this 19th day of May 2000.


                      BORROWER:

                      WESTON TOWN CENTER, LLC,
                      a Delaware limited liability company


                      By:   ARVIDA/JMB PARTNERS,
                            a Florida general partner,
                            as its sole member

                            By:   ARVIDA/JMB MANAGERS, INC., a
                                  Delaware corporation, a general partner

                                  By:  /s/ Stephen A. Lovelette
                                       ------------------------------
                                       Stephen A. Lovelette,
                                       Vice President


                            ARVIDA/JMB PARTNERS, L.P.,
                            a Delaware limited partnership

                            By:   ARVIDA/JMB MANAGERS, INC.,
                                  a Delaware corporation,
                                  a general partner

                                  By:  /s/ Gary Nickele
                                       ----------------------------
                                       Gary Nickele, Vice President

                            ARVIDA/JMB PARTNERS, a Florida general
                            partnership

                            By:   ARVIDA/JMB MANAGERS, INC., a
                                  Delaware corporation,
                                  its general partner


                                  By:  /s/ Stephen A. Lovelette
                                       -------------------------
                                       Stephen A. Lovelette,
                                       Vice President


                            ARVIDA/JMB MANAGERS, INC.,
                            a Delaware corporation


                            By:   /s/ Stephen A. Lovelette
                                  -------------------------------
                                  Stephen A. Lovelette,
                                  Vice President


STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, the general partner of ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company. He/she is personally known to me or who has produced ___________as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public

                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public

My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by GARY NICKELE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, as general partner of ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited partnership, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced ______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.

                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public

                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public

My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01


STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, as general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited partnership, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced __________________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.

                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public

                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public

My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

STATE OF ILLINOIS)
                 ) SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited partnership, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public

                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public

My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

         BORROWER'S REPRESENTATIONS, WARRANTIES AND AFFIDAVIT
         -----------------------------------------------------

STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )


     WHEREAS, FIRST UNION NATIONAL BANK ("Lender"), has agreed to make a TWENTY MILLION DOLLAR ($20,000,000) construction/mini-perm loan ("Loan") to WESTON TOWN CENTER, LLC, a Delaware limited liability company (the "Borrower"), evidenced by a Promissory Note in the amount of the Loan ("Note") of even date hereof secured by a Mortgage and Security Agreement of even date hereof (the "Mortgage") on that certain real property more particularly described therein (" Property")(the Note, Mortgage and all other documents executed in connection therewith are hereinafter collectively referred to as the "Loan Documents").

     WHEREAS, as an inducement to make the Loan and disburse Loan proceeds pursuant to a Loan Agreement of even date hereof, Lender requires certain representations, warranties and agreements from Borrower as of the closing of the Loan ("Closing") and throughout the term of the Loan.

     WHEREAS, as a further inducement to make the Loan and disburse Loan proceeds, Lender requires that Borrower acknowledge as of Closing the receipt of certain disclosures and notices from Lender concerning the Loan.

     NOW, THEREFORE, in consideration of Lender's agreement to make the Loan, Stephen A. Lovelette, as Vice President of Arvida/JMB Managers, Inc., a Delaware corporation ("General Partner"), a general partner of Arvida/JMB Partners, a Florida general partnership ("Member"), the sole member of Borrower, being duly sworn, hereby makes on behalf of Borrower the following representations and warranties to Lender, its successors and assigns, and acknowledges on behalf of Borrower the receipt of the following disclosures and notices from Lender:

     1. That the undersigned has knowledge of the business affairs of Borrower.

     2. That, to the actual knowledge of the undersigned, there are no claims, actions, suits or proceedings pending or threatened against or affecting Borrower before any court or any governmental department or agency which may result in any material adverse change in the financial condition of Borrower. Borrower is not subject to any bankruptcy, creditor's reorganization or insolvency proceeding and no such proceeding is pending or contemplated.

     3. That Borrower has good and marketable title to the Property. That the Property is not subject to any mortgage, pledge, easement, restriction or other encumbrance or lien of any kind (whether or not recorded), except for the Mortgage, the lien of current taxes which are not yet due and payable, and those matters shown as exceptions from coverage in the Mortgagee Title Insurance Commitment covering the Mortgage. That the Property conforms to all restrictive covenants affecting the Property.

     4. That, to the actual knowledge of the undersigned, neither the execution nor delivery of the Loan Documents on behalf of Borrower shall conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any agreement or other instrument to which Borrower is a party or by which Borrower is bound, and that Borrower is not a party to any contract or agreement which materially adversely affects the value of the Property, except as follows: None.

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

     5. That Borrower possesses or shall possess in the ordinary course of business all governmental permits, approvals and licenses necessary for the construction and development of any improvements to be constructed with Loan proceeds, without substantial known conflicts with the rights of others.

     6. To the actual knowledge of the undersigned, that there are no present violations (nor does the undersigned have reason to believe any violations are forthcoming) in any material respect of any requirements of any applicable governmental laws, codes, ordinances, rules or regulations or restrictive covenants affecting the Property and that the Property shall be in compliance in all material respects with all such requirements and covenants throughout the term of the Loan.

     7. That all laborers and materialmen furnishing improvements to the Property ordered by Borrower have been paid in full through the date hereof and that the undersigned has no actual knowledge of any liens against the Property or of any person, firm or corporation which is entitled to any lien or claim of lien against the Property for work done or materials furnished within the past ninety (90) days.

     8. Except as provided in any leases of portions of the Property as disclosed to Lender, Borrower is in possession of the Property, and there are no leases, options, contracts, claims or interests of any kind thereon by any other party except as disclosed in that certain Commonwealth Land Title Insurance Commitment No. C864-794400.

     9.    That

           (a) Borrower is not a foreign entity for purposes of United States Income taxation;

           (b) Borrower's United States tax identification number is 36-3519912;

           (c) The address of Borrower in Florida is 7900 Glades Road, Boca Raton, Florida 33434 and in Illinois is 900 N. Michigan Avenue, Chicago, Illinois 60611.

           (d) The undersigned, on behalf of the Borrower, understands and acknowledges that this Affidavit may be disclosed to the Internal Revenue Service.

     10. That there has been no mortgage broker involved in obtaining the Loan.

     11. That the Loan is an extension of credit primarily for a business, commercial or agricultural purpose. That the proceeds of the Loan will be used to construct a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet (the "Improvements") to be anchored by Publix Supermarket to be located on a parcel of approximately 23.80 plus/minus acres at the northwest corner of Arvida Parkway and Bonaventure Boulevard. City of Weston, Broward County, Florida. The undersigned acknowledges on behalf of Borrower that Lender has relied on this Affidavit in making the Loan and did not require the execution of a Regulation Z Disclosure Statement as would be required under federal law if the proceeds of the Loan were to be used for personal purposes.

     12. That as of the date hereof all insurance required in connection with the Loan as required by Lender is in full force and effect with current premiums paid and that all such insurance shall remain in full force and effect throughout the term of the Loan.

     13. That all representations and warranties made by Borrower in the Loan Documents or in any other documents furnished to Lender by Borrower are true and correct as of the date hereof in all material respects and are hereby incorporated herein by reference as though set out here in full. That in the event Borrower becomes aware that any such representations and warranties made to Lender are no longer true and correct in any material respect at any time during the term of the Loan, Borrower shall have the affirmative obligation to advise Lender in writing of such fact.

     IN ADDITION TO AFOREMENTIONED REPRESENTATIONS AND
     WARRANTIES, BORROWER HEREBY AGREES TO BE BOUND BY THE
     FOLLOWING TERMS AND ACKNOWLEDGES RECEIPT OF THE
     FOLLOWING NOTICES:

     14. Pursuant to the Rules of the Insurance Commissioner and Treasurer of the State of Florida, notice is hereby given by Lender and RMSS&R to the Borrower that a mortgagee title insurance policy is to be issued to Lender, and that such policy does not provide title insurance protection to the Borrower as the owner of the Property that is being mortgaged. The Borrower acknowledges receipt of this notice and understands that such mortgagee title insurance policy to be issued to Lender does not provide title insurance protection to the Borrower.

     15. That Borrower agrees if requested by Lender or Ruden, McClosky, Smith, Schuster & Russell, P.A. ("RMSS&R"), as Lender's Counsel, that Borrower and Arvida/JMB Partners, L.P., a Delaware limited partnership (the "Guarantor") will fully cooperate and execute and/or re-execute any document or documents solely due to clerical errors, scrivener's errors or relating to additional non-material matters due to receipt and review of miscellaneous required items post closing on any or all of the closing documentation for the Loan if deemed necessary, using reasonable judgment of Lender and RMSS&R.

     16. Borrower acknowledges that RMSS&R has represented Lender in connection with the Loan. RMSS&R has (a) prepared certain documents relating to the Loan, including, among other documents, the Note and Mortgage; (b) examined such documents as RMSS&R deemed necessary in connection with this transaction; and (c) supervised the closing of the Loan. RMSS&R's fee for providing these services is stated on the Loan Closing Statement. Borrower acknowledges and agrees that these legal services have been performed on behalf of Lender and NOT on behalf of Borrower, and RMSS&R's reasonable fees are being reimbursed to Lender by Borrower.

     17. The Insurance Laws of Florida provide that Lender may not require Borrower to obtain insurance from any particular agent or company to protect the Property. Subject to the rules adopted by the Insurance Commissioner, Borrower has the right to place insurance on the Property with insurance agents or companies of his choice. Lender may, however, prescribe reasonable requirements regarding the type of insurance company providing coverage, the adequacy of such coverage and the financial structure and stability of the insurance agency or company providing such coverage. Borrower is informed of the foregoing statement and/or the rules of the Insurance Commissioner in regard thereto, and understands its rights and privileges and those of the Lender concerning the placement of insurance on the Property.

           (a) Borrower has selected Zurich Insurance Company and Illinois National Insurance Company to provide liability insurance on the Property.

           (b) Borrower has selected Commonwealth Land Title Insurance Company to provide title insurance in favor of Lender.

           (c) Borrower has selected (See Exhibit A attached hereto) to provide casualty insurance on the Property.

     18. Borrower acknowledges that this Affidavit is given as a material inducement to Lender to lend the Loan to Borrower and as a material inducement to Commonwealth Land Title Insurance Company to issue a Mortgagee Title Insurance Policy in connection therewith.

     19. If any of the representations and warranties made or incorporated herein are not true and correct in all material respects at any time during the term of the Loan within thirty (30) days after written notice thereof shall have been given to Borrower, Lender shall have the right to declare a material default by Borrower under the Loan and, in addition to all other rights of the Lender, Lender shall be relieved of its obligation to disburse any of the Loan proceeds until such representations and warranties are cured and corrected in all material respects by Borrower at Borrower's expense; provided, however, that in the event that such breach is not capable of being cured within such thirty (30) day period (despite the diligent, good-faith efforts of Borrower to effect such cure), then provided Borrower diligently commences to cure within such thirty (30) day period and thereafter diligently pursues the cure of such breach, then Borrower shall have a reasonable period of time to cure such breach not to exceed one hundred eighty (180) days after written notice was given to Borrower of such breach (it being understood and agreed that, notwithstanding anything contained under the Loan Documents to the contrary, in no event shall Lender be obligated to continue to advance any Loan proceeds to Borrower under the Loan Agreement until such time as such breach is so cured).

     20. Borrower has examined this Affidavit and it is true. correct and complete in all material respects. Borrower agrees to indemnify and hold Lender harmless from and against any out-of-pocket loss, damage or claim arising from the breach of any of the terms and provisions hereof and arising from any of Borrower's representations and warranties being untrue and incorrect at any time during the term of the Loan. The foregoing indemnification and hold harmless shall survive the Closing of the Loan and shall include all out-of-pocket costs and expenses incurred by Lender, including, without limitation, reasonable attorneys' fees and paralegals' fees, through all trial and appellate levels and post-judgment proceedings.

     21. Section 14 of the Note is incorporated herein by this reference as if set forth herein in its entirety.


     IN WITNESS WHEREOF, the undersigned have caused these presents to be sworn, executed and sealed this 19th day of May, 2000.


                      BORROWER:

                      WESTON TOWN CENTER LLC,
                      a Delaware limited liability company

                      By:   ARVIDA/JMB PARTNERS,
                            a Florida general partnership,
                            its sole member


                            By:   ARVIDA/JMB MANAGERS, INC., a
                                  Delaware corporation, a general partner

                                  By:  /s/ Stephen A. Lovelette
                                       ------------------------------
                                       Stephen A. Lovelette,
                                       Vice President

STATE OF ILLINOIS)
                 )  SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of me limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced ______________ as identification.


     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

            ASSIGNMENT OF CONSTRUCTION CONTRACTS AND PLANS


     THIS ASSIGNMENT OF CONSTRUCTION CONTRACTS AND PLANS ("Assignment"), made as of the __ day of______, 2000, by WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Borrower"), to FIRST UNION NATIONAL BANK ("Lender").


                              WITNESSETH:

     WHEREAS, Borrower has executed a Construction Loan Agreement dated of even date herewith to the Lender ("Loan Agreement") providing for a loan ("Loan") to finance the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket, with related amenities ("Improvements"), on a certain tract of land legally described on Exhibit "A" attached hereto and made a part hereof ("Premises"); and

     WHEREAS, in order to induce Lender to enter into the Loan Agreement and as additional security for the performance of Borrower's obligations thereunder and under any notes, mortgages and other documents executed in connection with the Loan and all renewals, extensions and modifications thereof (the Loan Agreement, this Assignment and all such notes, mortgages and other documents being herein referred to collectively as the "Loan Documents"), Borrower has agreed to make this Assignment; and

     WHEREAS, pursuant to those certain contracts more particularly described on Exhibit "B" attached hereto (collectively, the "Contract") between Borrower and those general contractors referenced therein (collectively, the "General Contractor"), the General Contractor has prepared, or caused to be prepared, certain plans and specifications for the construction of the Improvements (which plans and specifications, together with all amendments thereto and modifications or supplements thereof, and all working drawings, models and samples related thereto, are hereinafter collectively called the "Plans");

     NOW, THEREFORE, Borrower, in consideration of the premises and intending to be legally bound hereby, agrees as follows:

     1. Borrower hereby transfers and assigns to Lender and hereby grants to Lender a security interest under the Uniform Commercial Code in and to the entire interest of Borrower in, to and under the Contract and all other construction contracts relating to the construction of the Improvements on the Premises and any and all subsequent contracts and renewals and modifications thereof between Borrower and General Contractor or any other contractor (the General Contractor and all other contractors being hereinafter referred to collectively as the "Contractors") relating to the Improvements or any other improvements being or to be erected on the Premises (the Contract and all such other contracts, and all renewals and modifications thereof, being hereinafter referred to collectively as the "Contracts"), together with all the Borrower's right, title and interest in and to, and arising from, the Plans.

     2. Anything herein contained to the contrary notwithstanding, (a) Borrower shall remain liable under the Contracts to perform all of Borrower's obligations thereunder in accordance with and pursuant to the terms and provisions thereof, (b) any obligation of Borrower under the Contracts may be performed by Lender or its nominee or other assignee without releasing Borrower therefrom (or from its other obligations under the Contracts) and without resulting in any assumption of said obligation (or of such other obligations) by Lender, and (c) Lender shall have no obligation or liability under the Contracts by reason of or arising out of this Assignment, nor shall Lender be required or obligated in any manner to perform or fulfill any obligations of Borrower under or pursuant to the Contracts, including, without limitation, Borrower's obligation to pay the Contractors.

     3. Borrower agrees to perform and observe all of its covenants and obligations under the Contracts in all material respects. Borrower shall not take or omit to take any action, the taking or omission of which might result in an alteration or impairment in any material respect of (a) the Contracts (except for Change Orders permitted pursuant to the Loan Agreement), (b) the Plans, (c) this Assignment, or (d) any of the rights created by the Contracts or this Assignment. Borrower will not, except upon the prior written consent of Lender which consent shall not be unreasonably withheld or delayed, and upon the reasonable terms and conditions, if any, specified in any such consent, enter into any agreement amending or supplementing in any material respect the Contracts or the Plans (except for Change Orders permitted pursuant to the Loan Agreement), or settle or compromise any material claim against any Contractor arising under any of the Contracts.

     4. Borrower makes the following representations and warranties to the Lender: (a) Borrower has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, any of its right, title or interest under, in or to the Contracts or the Plans to anyone other than Lender; (b) Borrower's right, title and interest under, in or to the Contracts and the Plans is not now subject to any liens, encumbrances or security interests; (c) all fees and other sums required to be paid by Borrower as of the date hereof under the terms of the Contracts have been paid; (d) the Contracts have not been modified, amended or supplemented and are, in all respects, in full force and effect and enforceable in accordance with their respective terms; and
(e) no default exists under any of the Contracts as of the date of this Assignment.

     5. Lender shall not exercise any of its rights under this Paragraph 5 until the occurrence of an "Event of Default" under the Loan Agreement, or under any other Loan Documents, but upon the occurrence of any such "Event of Default" (after the expiration of any applicable grace period, if any):

           A. Borrower hereby appoints Lender, its successors and assigns, Borrower's true and lawful attorney-in-fact, such power being coupled with an interest, irrevocably with full power in the name of and on behalf of Borrower or otherwise: (a) to make, execute, complete and deliver to any one or more of the Contractors under any of the Contracts all such documents as Lender shall reasonably consider necessary or appropriate to complete construction of the Improvements; (b) to make all payments to any one or more of the Contractors as Lender shall reasonably consider necessary or appropriate under any of the Contracts; (c) to file any claims or take any actions or institute any proceedings which Lender may reasonably deem to be necessary or advisable in connection with any of the Contracts; and (d) generally, to do, execute and perform any other act, matter or thing whatsoever that, in the reasonable opinion of Lender, ought to be done, executed and performed in connection with any of the Contracts, as fully as Borrower could do personally in such situation; and

           B. At Lender's option, Lender may exercise in its own name any and all rights of Borrower under the Contracts; and

           C. At Lender's option, Lender may assume the obligations of Borrower under the Contracts; and

           D. Lender may utilize the Plans in such manner and to such extent as Lender may desire to assist Lender in causing the construction of the Improvements to be completed.

     6. In the event Lender exercises any of the rights granted Lender herein or in any of the other Loan Documents with respect to the Contracts or the Plans, any sums expended by Lender in connection with the exercise of such rights shall be added to the indebtedness under the Loan Agreement and secured by the mortgage encumbering the Premises executed by Borrower in favor of Lender as security for the Loan, and by all other security given for the payment of such indebtedness and shall bear interest at the rate set forth in the Note executed by Borrower in favor of Lender to evidence the Loan that is applicable to a period when a default exists thereunder, until paid or reimbursed to Lender.

     7. The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or remedies which it may have under any of the other Loan Documents, at law or in equity.

     8. This Assignment shall be construed and enforced in all respects in accordance with the laws of the State of Florida.

     9. Wherever contained herein and when the context so requires, the singular shall refer to the plural and the plural to the singular. The gender used shall be deemed to include each other gender, as appropriate.

     10. This Assignment shall be binding upon Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

     11. Section 14 of the Note (as defined in the Loan Agreement) is incorporated herein by this reference as if set forth herein in its entirety.

     12. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH OF THIS ASSIGNMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS ASSIGNMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     IN WITNESS WHEREOF, Borrower has caused this Assignment to be executed the day and year first above written.


                            WESTON TOWN CENTER, LLC,
                            a Delaware limited liability company


                            By:   ARVIDA/JMB PARTNERS,
                                  a Florida general partnership,
                                  its sole member


                                  By:  ARVIDA/JMB MANAGERS, INC.,
                                       a Delaware Corporation,
                                       a general partner


                                       By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                             Stephen A. Lovelette,
                                             Vice President




STATE OF ILLINOIS)
                 ) ss:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

                  ASSIGNMENT OF ARCHITECT'S AGREEMENT
                     AND PLANS AND SPECIFICATIONS
                  -----------------------------------


     For TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as additional security for the performance of the obligations incurred and to be incurred pursuant to that certain Construction Loan Agreement of even date herewith (hereafter called "Loan Agreement") by and between WESTON TOWN CENTER, LLC, a Delaware limited liability company (hereafter called "Borrower"), and FIRST UNION NATIONAL BANK (hereafter called "Lender"), as the same may hereafter be amended, the Borrower hereby grants a security interest in, and to the extent assignable, assigns and transfers to the Lender, its successors and assigns, all of the right, title and interest of the Borrower in, to and under (a) those certain architectural drawings, plans and specifications listed on Schedule I hereto relating to the development of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements"), all of which were prepared by Ocampo & Associates, Inc., Architect (hereafter called "Architect"), and any future drawings, plans and specifications prepared by the Architect and all amendments, modifications and supplements to any of the foregoing (all of the foregoing being hereafter called the "Final Plans"), and (b) that certain Agreement between Borrower and Architect dated February 17, 1999, a true, correct and complete copy of which is attached hereto as Exhibit "A" (hereafter called "Agreement"). In furtherance of the foregoing, the Borrower hereby agrees that this assignment is made upon the following terms and conditions:

     1. Subject to the terms of this Agreement, the Final Plans may be used by the Lender, its successors, assigns or designees, without charge, for any purpose relating to the project contemplated by the Loan Agreement (hereafter called "Project"), including, without limitation, the completion of the construction, inspection of construction, maintenance, protection and improvement of the Project upon the occurrence of an Event of Default, as the case may be, by the Borrower under the Loan Agreement or under any documents or instruments delivered pursuant thereto or in connection therewith (hereafter called "Loan Documents").

     2. The Borrower represents and warrants that the Borrower's interest in the Agreement is not subject to any claim, set-off, lien or encumbrance of any kind or nature and that the Agreement is in full force and effect and has not been amended or modified in any way.

     3. Neither this assignment nor any action or actions on the part of the Lender shall constitute an assumption of any of the obligations of the Borrower by the Lender under the Agreement, and the Borrower shall continue to be liable for all obligations thereunder. The Borrower agrees to protect, defend, indemnify and hold the Lender harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses and paralegals' fees and expenses, including any sales or service tax due and payable upon the attorneys' and paralegals' expenses) resulting from any failure of the Borrower to perform and observe, at the time and in the manner therein provided, each of the covenants, agreements and obligations of the Borrower contained in the Agreement.

     4. The Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of the Borrower or otherwise, such action as the Lender may at any time or from time to time determine to be necessary to cure any default of the Borrower under the Agreement and to protect the rights of the Borrower or of the Lender as the assignee of the Borrower thereunder. The Lender shall incur no liability on account of any action taken by it or on its behalf in good faith pursuant to the foregoing sentence or otherwise hereunder, whether or not the same shall prove to be improper, inadequate or invalid, in whole or in part, and the Borrower agrees to protect, defend, indemnify and hold the Lender harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys' fees and paralegals' fees, including any sales or service tax due and payable upon the attorneys' fees and paralegals' fees, and expenses) in connection with any such action or actions, provided that such action or actions do not constitute gross negligence or wanton or willful misconduct.

     5.    The Borrower hereby covenants and agrees:

           (a) To faithfully abide by, perform and discharge in all material respects each and every obligation, covenant and agreement of the Borrower contained in the Agreement; to give prompt notice to the Lender of any notice of default on the part of the Borrower with respect to the obligations, covenants or agreements of the Borrower contained in the Agreement, together with an accurate and complete copy of such notice; and, at the sole cost and expense of the Borrower, to enforce or secure the performance of each and every material obligation, covenant, condition and agreement on the part of the Architect to be kept or performed under the Agreement; and

           (b) Unless otherwise provided in the Loan Documents, without the prior written consent of the Lender which consent shall not be unreasonably withheld or delayed: (i) modify, amend or change in any material respect the Final Plans or any portion thereof; (ii) modify, amend or change in any material respect the Agreement; (iii) tender or accept a surrender or cancellation of the Agreement; or (iv) further assign or create any further encumbrance or hypothecation of the Borrower's interest under the Agreement.

     6. Upon the payment in full of the obligation of the Borrower to the Lender arising under the Loan Agreement and the Loan Documents, this assignment shall become null and void. So long as the Borrower is not in default in the due, prompt and complete observance and performance of each and every covenant, agreement and obligation of the Borrower contained in the Loan Agreement or the Loan Documents, the Borrower may, except as therein restricted or provided otherwise, continue to receive and exercise all of the rights, benefits and privileges under the Agreement.

     7. Section 14 of the Note (as defined in the Loan Agreement) is incorporated herein by this reference as if set forth herein in its entirety.

     8.    LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH

OF THIS ASSIGNMENT OF ARCHITECT'S AGREEMENT AND PLANS AND SPECIFICATIONS, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS ASSIGNMENT OF ARCHITECT'S AGREEMENT, PLANS AND SPECIFICATIONS, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     DATED, this 19th day of May, 2000.



                            WESTON TOWN CENTER, LLC,
                            a Delaware limited liability company


                            By:   ARVIDA/JMB PARTNERS,
                                  a Florida general partnership,
                                  its sole member


                                  By:  ARVIDA/JMB MANAGERS, INC.,
                                       a Delaware corporation,
                                       a general partner


                                       By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                             Stephen A. Lovelette,
                                             Vice President

STATE OF ILLINOIS)
                 ) SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.


     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Marilyn A. Corbett
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

                  ASSIGNMENT OF ENGINEER'S AGREEMENT
                     AND PLANS AND SPECIFICATIONS
                  ----------------------------------


     For TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as additional security for the performance of the obligations incurred and to be incurred pursuant to that certain Construction Loan Agreement of even date herewith (hereafter called "Loan Agreement") by and between WESTON TOWN CENTER, LLC, a Delaware limited liability company (hereafter called "Borrower"), and FIRST UNION NATIONAL BANK (hereafter called "Lender"), as the same may hereafter be amended, the Borrower hereby grants a security interest in, and to the extent assignable, assigns and transfers to the Lender, its successors and assigns, all of the right, title and interest of the Borrower in, to and under (a) those certain engineering drawings, plans and specifications listed on Schedule I hereto relating to the development of a retail shopping center with second floor office space, containing approximately 147, net leaseable square feet to be anchored by Publix Supermarket, (the "Improvements"), all of which were prepared by Miller Legg & Associates, Inc., Engineer (hereafter called "Engineer"), and any future drawings, plans and specifications prepared by the Engineer and all amendments, modifications and supplements to any of the foregoing (all of the foregoing being hereafter called the "Final Plans"), and (b) that certain Agreement between Borrower and Engineer dated ________, 2000, a true, correct and complete copy of which is attached hereto as Exhibit "A" (hereafter called "Agreement"). In furtherance of the foregoing, the Borrower hereby agrees that this assignment is made upon the following terms and conditions:

     1. The Final Plans may be used by the Lender, its successors, assigns or designees, without charge, for any purpose relating to the project contemplated by the Loan Agreement (hereafter called "Project"), including, without limitation, the completion of the construction, inspection of construction, maintenance, protection and improvement of the Project upon the occurrence of an Event of Default, as the case may be, by the Borrower under the Loan Agreement or under any documents or instruments delivered pursuant thereto or in connection therewith (hereafter called "Loan Documents").

     2. The Borrower represents and warrants that the Borrower's interest in the Agreement is not subject to any claim, set-off, lien or encumbrance of any kind or nature and that the Agreement is in full force and effect and has not been amended or modified in any way.

     3. Neither this assignment nor any action or actions on the part of the Lender shall constitute an assumption of any of the obligations of the Borrower by the Lender under the Agreement, and the Borrower shall continue to be liable for all obligations thereunder. The Borrower agrees to protect, defend, indemnify and hold the Lender harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses and paralegals' fees and expenses, including any sales or service tax due and payable upon the attorneys' and paralegals' expenses) resulting from any failure of the Borrower to perform and observe, at the time and in the manner therein provided, each of the covenants, agreements and obligations of the Borrower contained in the Agreement.

     4. The Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of the Borrower or otherwise, such action as the Lender may at any time or from time to time determine to be necessary to cure any default of the Borrower under the Agreement and to protect the rights of the Borrower or of the Lender as the assignee of the Borrower thereunder. The Lender shall incur no liability on account of any action taken by it or on its behalf in good faith pursuant to the foregoing sentence or otherwise hereunder, whether or not the same shall prove to be improper, inadequate or invalid, in whole or in part, and the Borrower agrees to protect, defend, indemnify and hold the Lender harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys' fees and paralegals' fees, including any sales or service tax due and payable upon the attorneys' fees and paralegals' fees, and expenses) in connection with any such action or actions provided that such action or actions do not constitute gross negligence or wanton or willful misconduct.

     5.    The Borrower hereby covenants and agrees:

           (a) To faithfully abide by, perform and discharge in all material respects each and every obligation, covenant and agreement of the Borrower contained in the Agreement; to give prompt notice to the Lender of any notice of default on the part of the Borrower with respect to the obligations, covenants or agreements of the Borrower contained in the Agreement, together with an accurate and complete copy of such notice; and, at the sole cost and expense of the Borrower, to enforce or secure the performance of each and every material obligation, covenant, condition and agreement on the part of the Engineer to be kept or performed under the Agreement; and

           (b) Unless otherwise provided in the Loan Documents, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed: (i) modify, amend or change in any material respect the Final Plans or any portion thereof; (ii) modify, amend or change in any material respect the Agreement; (iii) tender or accept a surrender or cancellation of the Agreement; or (iv) further assign or create any further encumbrance or hypothecation of the Borrower's interest under the Agreement.

     6. Upon the payment in full of the obligation of the Borrower to the Lender arising under the Loan Agreement and the Loan Documents, this assignment shall become null and void. So long as the Borrower is not in default in the due, prompt and complete observance and performance of each and every covenant, agreement and obligation of the Borrower contained in the Loan Agreement or the Loan Documents, the Borrower may, except as therein restricted or provided otherwise, continue to receive and exercise all of the rights, benefits and privileges under the Agreement.

     7. Section 14 of the Note (as defined in the Loan Agreement) is incorporated herein by this reference as if set forth herein in its entirety.

     8.    LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH

OF THIS ASSIGNMENT OF ENGINEER'S AGREEMENT AND PLANS AND SPECIFICATIONS, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATIONS OF THE FOREGOING. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE. THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS ASSIGNMENT OF ENGINEER'S AGREEMENT, PLANS AND SPECIFICATIONS, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     DATED, this 19th day of May, 2000.



                            WESTON TOWN CENTER, LLC,
                            a Delaware limited liability company


                            By:   ARVIDA/JMB PARTNERS,
                                  a Florida general partnership,
                                  its sole member


                                  By:  ARVIDA/JMB MANAGERS, INC.,
                                       a Delaware corporation,
                                       a general partner


                                       By:   /s/ Stephen A. Lovelette
                                             ------------------------
                                             Stephen A. Lovelette,
                                             Vice President

STATE OF ILLINOIS)
                 ) SS:
COUNTY OF COOK   )


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by STEPHEN A. LOVELETTE, the Vice President of ARVIDA/JMB MANAGERS, INC., a Delaware corporation, a general partner of ARVIDA/JMB PARTNERS, a Florida general partnership, the sole member of WESTON TOWN CENTER, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him/her by said corporation on behalf of the limited liability company, and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced _______________ as identification.


     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of May, 2000.


                                  /s/ Marilyn A. Corbett
                                  ------------------------------
                                  Notary Public


                                  ------------------------------
                                  Typed, printed or stamped
                                  name of Notary Public


My Commission Expires:            [ notary public seal ]
                                  Notary Public, State of Illinois
                                  My Commission Expires 01/14/01

                    AGREEMENT OF GENERAL CONTRACTOR
                    -------------------------------


AGREEMENT OF GENERAL CONTRACTOR (the "Agreement"), dated __________, 2000 by PRECAST WALL SYSTEMS, INC., having an office at 1858 N.W. 22nd Court, Pompano Beach, FL 33069 ("Contractor"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"); and

     B. Contractor and Owner have entered into a Contract dated February 29, 2000 (the "Contract") providing for the construction of the Project on the Property; and

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Contractor enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement. As the loan will inure to the benefit of Contractor, Contractor hereby agrees to be bound by and adhere to the disbursement terms of the Loan Agreement to be executed by Borrower at the closing of the Loan as contained in Section 5 of the Loan Agreement attached hereto as Exhibit "A" and made a part hereof, ("Loan Agreement") and Contractor hereby acknowledges payment in full for all services rendered through the date of closing of the Loan and waives all lien claims therefor and Contractor hereby subordinates its lien on the Property to the lien of the Bank's mortgage encumbering the Property and all other security instruments executed by Borrower in favor of Bank.


                               AGREEMENT
                               ---------

     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Contractor represents and warrants that: (i) no work was commenced nor materials delivered to the Property prior to February 21, 2000; (ii) all fees and other sums required to be paid as of the date hereof under the terms of the Contract have been paid (iii) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (iv) neither Contractor nor, to the best of Contractor's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (v) Contractor is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (vi) no action has been brought or, to the best of Contractor's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Contractor's obligations under the Contract; and (vii) Contractor has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Contractor consents to the assignment of the Contract by Owner to Bank pursuant to the Loan Agreement. Contractor agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Contractor in writing that Bank has elected to undertake to complete or cause the completion of the Project, provided that Contractor shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request. Contractor further specifically agrees that, in the event Bank forecloses or takes over the Project and the Property, Contractor agrees to complete all work in accordance with the Contract for Bank as long as Bank pays Contractor for such work in accordance with the Contract, but Bank shall not be liable for amounts already owed to Contractor for work previously performed and drawn for under the Construction Loan Agreement,

3.   MODIFICATION AND AMENDMENTS.

     Contractor agrees that, without the prior written consent of Bank:
(i) no modifications to the Contract shall be made; (ii) no changes in the Bank approved plans, specifications, working drawings or cost breakdowns for the Project shall be made; (iii) no changes in the nature, amounts or payees of any disbursement request submitted to Bank shall be made; (iv) the Contract will not be terminated; and (v) no release of the Contractor by Owner shall be operative or effective as to Bank.

4.   CONTRACTOR'S COVENANTS.

     Contractor agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) to pay and discharge all liens or claims for labor and materials furnished in connection with the construction of the Project pursuant to the Contract; (iv) to fully complete the Project in a good and workmanlike manner on or before the completion date specified in the Contract, subject to any permitted delays as set forth in the Contract; (v) that in the event any of the Loan proceeds are disbursed under the Loan Agreement directly to Contractor, Contractor will receive such advances as a trust fund for the work to be performed under the Contract and Contractor will apply such sums first to such payment before using any part of such advances for any other purpose;
(vi) that Bank shall have no liability to Contractor either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (vii) to furnish to Bank, upon request, complete, current and correct lists of all subcontractors and material suppliers of the Project.

     Contractor further covenants and agrees that the Project will be completed in accordance with the plans and specifications for the Project approved by Bank ("Plans and Specifications"), the list of which is attached to the Contract, and that in addition to all affidavits, partial releases and other documents and papers required to be furnished by Contractor under the Contract and the Florida Mechanics' Lien Law, Contractor, at the time of final payment, will furnish a full and complete release of lien of Contractor and of every person who performed work, labor or services or supplied materials covered by the Contract to the Property. Requisitions for draws will be submitted on an AIA form as designated by the Contract, accompanied by such certifications and other evidence of payment of obligations as Bank may require. Contractor will not stop work under the Contract for any reason without giving Bank at least seven (7) days prior written notice.

     Contractor agrees that each subcontract executed between Contractor and a subcontractor performing work on the Project shall include a provision whereby the subcontractor agrees that (i) if

Contractor defaults under the subcontract, the subcontractor will, before exercising any remedy, give Borrower and Bank written notice specifying the default and the steps necessary to cure same, and Borrower and/or Bank shall have the right (but not the obligation) within thirty (30) days after receipt of such notice to cure such default or cause it to be cured; and
(ii) following a default by Contractor under the subcontract, at the request of Borrower and/or Bank, the subcontractor will continue performance under the subcontract in accordance with its terms, or will enter into a new subcontract with a contractor to be approved by Borrower and Bank upon substantially the same terms and conditions as the original subcontract, so long as subcontractor shall be paid in accordance with the subcontract or such new subcontract for all work, labor and materials furnished in connection therewith. Contractor further agrees to furnish Bank simultaneously with draw requests a copy of each fully executed subcontract that has been signed within the preceding thirty (30) day period.

     Contractor acknowledges that Bank may have no means of determining in due course when Contractor may claim a default under the Contract with Borrower. Therefore, Contractor agrees that it shall not claim a breach entitling it to rescind or terminate its performance under the Contract nor will it claim any right to additional consideration, time or performance, unless Contractor shall have given written notice to Bank of such breach at the same time and in the same manner as notice is given to Owner, with the same opportunity to cure, and provided further that Contractor is compensated in accordance with the Contract for all services performed for during such cure period. No claim by Contractor of rescission or of default or of any right or remedy under the Contract shall be binding upon Bank in the absence of receipt of such notice by Bank, and, upon the curing of any such default or breach (whether cured by Borrower or Bank), Contractor shall continue to perform its obligations under the Contract, which shall be performed to or for the benefit of Bank, if Bank is then acting pursuant to its rights under this document.

5.   INSPECTION OF PROJECT.

     Contractor will permit Bank or its agents at any time (i) to enter upon and inspect the work or construction at the Project and (ii) in the event that any mechanics' or materialmen's liens are filed against the Project, or other questions are raised concerning Contractor's performance relating to the Project, to examine such portions of Contractor's books and records as relate to the Project or the Contract, as Bank or its agents may require.

6.   SUBORDINATION.

     Contractor further agrees that any present or future lien rights Contractor may have shall be subject and subordinate at all times to the lien of Bank's mortgage on the Property, as the same may be hereafter modified, spread, supplemented, extended or otherwise altered.

7.   MISCELLANEOUS.

     7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     7.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     7.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Contractor has signed and sealed this agreement as of the day and year first above written.


                            CONTRACTOR


                            PRECAST WALL SYSTEMS, INC.


                            By:    /s/ David K. Stokes
                                   --------------------

                            Name:  David K. Stokes
                                   --------------------

                            Title: Vice President
                                   --------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                    AGREEMENT OF GENERAL CONTRACTOR
                    -------------------------------


     AGREEMENT OF GENERAL CONTRACTOR (the "Agreement"), dated ________, 2000 by FLORIDA SEWER & WATER, INC., having an office at 13790 NW 4th St., Ste. 102, Sunrise, FL 33325 ("Contractor"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"); and

     B. Contractor and Owner have entered into a Contract dated January 21, 2000 (the "Contract") providing for the construction of the Project on the Property; and

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Contractor enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement. As the loan will inure to the benefit of Contractor, Contractor hereby agrees to be bound by and adhere to the disbursement terms of the Loan Agreement to be executed by Borrower at the closing of the Loan as contained in Section 5 of the Loan Agreement attached hereto as Exhibit "A" and made a part hereof, ("Loan Agreement") and Contractor hereby acknowledges payment in full for all services rendered through the date of closing of the Loan and waives all lien claims therefor and Contractor hereby subordinates its lien on the Property to the lien of the Bank's mortgage encumbering the Property and all other security instruments executed by Borrower in favor of Bank.


                               AGREEMENT
                               ---------

     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Contractor represents and warrants that (i) no work was commenced nor materials delivered to the Property prior to _________, 2000; (ii) all fees and other sums required to be paid as of the date hereof under the terms of the Contract have been paid (iii) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended;
(iv) neither Contractor nor, to the best of Contractor's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (v) Contractor is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (vi) no action has been brought or, to the best of Contractor's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Contractor's obligations under the Contract; and
(vii) Contractor has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Contractor consents to the assignment of the Contract by Owner to Bank pursuant to the Loan Agreement. Contractor agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Contractor in writing that Bank has elected to undertake to complete or cause the completion of the Project, provided that Contractor shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request. Contractor further specifically agrees that, in the event Bank forecloses or takes over the Project and the Property, Contractor agrees to complete all work in accordance with the Contract for Bank as long as Bank pays Contractor for such work in accordance with the Contract, but Bank shall not be liable for amounts already owed to Contractor for work previously performed and drawn for under the Construction Loan Agreement,

3.   MODIFICATION AND AMENDMENTS.

     Contractor agrees that, without the prior written consent of Bank:
(i) no modifications to the Contract shall be made; (ii) no changes in the Bank approved plans, specifications, working drawings or cost breakdowns for the Project shall be made; (iii) no changes in the nature, amounts or payees of any disbursement request submitted to Bank shall be made; (iv) the Contract will not be terminated; and (v) no release of the Contractor by Owner shall be operative or effective as to Bank.

4.   CONTRACTOR'S COVENANTS.

     Contractor agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) to pay and discharge all liens or claims for labor and materials furnished in connection with the construction of the Project pursuant to the Contract; (iv) to fully complete the Project in a good and workmanlike manner on or before the completion date specified in the Contract, subject to any permitted delays as set forth in the Contract; (v) that in the event any of the Loan proceeds are disbursed under the Loan Agreement directly to Contractor, Contractor will receive such advances as a trust fund for the work to be performed under the Contract and Contractor will apply such sums first to such payment before using any part of such advances for any other purpose;
(vi) that Bank shall have no liability to Contractor either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (vii) to furnish to Bank, upon request, complete, current and correct lists of all subcontractors and material suppliers of the Project.

     Contractor further covenants and agrees that the Project will be completed in accordance with the plans and specifications for the Project approved by Bank ("Plans and Specifications"), the list of which is attached to the Contract, and that in addition to all affidavits, partial releases and other documents and papers required to be furnished by Contractor under the Contract and the Florida Mechanics' Lien Law, Contractor, at the time of final payment, will furnish a full and complete release of lien of Contractor and of every person who performed work, labor or services or supplied materials covered by the Contract to the Property. Requisitions for draws will be submitted on an AIA form as designated by the Contract, accompanied by such certifications and other evidence of payment of obligations as Bank may require. Contractor will not stop work under the Contract for any reason without giving Bank at least seven (7) days prior written notice.

     Contractor agrees that each subcontract executed between Contractor and a subcontractor performing work on the Project shall include a provision whereby the subcontractor agrees that (i) if

Contractor defaults under the subcontract, the subcontractor will, before exercising any remedy, give Borrower and Bank written notice specifying the default and the steps necessary to cure same, and Borrower and/or Bank shall have the right (but not the obligation) within thirty (30) days after receipt of such notice to cure such default or cause it to be cured; and
(ii) following a default by Contractor under the subcontract, at the request of Borrower and/or Bank, the subcontractor will continue performance under the subcontract in accordance with its terms, or will enter into a new subcontract with a contractor to be approved by Borrower and Bank upon substantially the same terms and conditions as the original subcontract, so long as subcontractor shall be paid in accordance with the subcontract or such new subcontract for all work, labor and materials furnished in connection therewith. Contractor further agrees to furnish Bank simultaneously with draw requests a copy of each fully executed subcontract that has been signed within the preceding thirty (30) day period.

     Contractor acknowledges that Bank may have no means of determining in due course when Contractor may claim a default under the Contract with Borrower. Therefore, Contractor agrees that it shall not claim a breach entitling it to rescind or terminate its performance under the Contract nor will it claim any right to additional consideration, time or performance, unless Contractor shall have given written notice to Bank of such breach at the same time and in the same manner as notice is given to Owner, with the same opportunity to cure, and provided further that Contractor is compensated in accordance with the Contract for all services performed for during such cure period. No claim by Contractor of rescission or of default or of any right or remedy under the Contract shall be binding upon Bank in the absence of receipt of such notice by Bank, and, upon the curing of any such default or breach (whether cured by Borrower or Bank), Contractor shall continue to perform its obligations under the Contract, which shall be performed to or for the benefit of Bank, if Bank is then acting pursuant to its rights under this document.

5.   INSPECTION OF PROJECT.

     Contractor will permit Bank or its agents at any time (i) to enter upon and inspect the work or construction at the Project and (ii) in the event that any mechanics' or materialmen's liens are filed against the Project, or other questions are raised concerning Contractor's performance relating to the Project, to examine such portions of Contractor's books and records as relate to the Project or the Contract, as Bank or its agents may require.

6.   SUBORDINATION.

     Contractor further agrees that any present or future lien rights Contractor may have shall be subject and subordinate at all times to the lien of Bank's mortgage on the Property, as the same may be hereafter modified, spread, supplemented, extended or otherwise altered.

7.   MISCELLANEOUS.

     7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     7.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     7.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Contractor has signed and sealed this agreement as of the day and year first above written.


                            CONTRACTOR


                            FLORIDA SEWER & WATER, INC.


                            By:    /s/ David K. Stokes
                                   --------------------

                            Name:  David K. Stokes
                                   --------------------

                            Title: Vice President
                                   --------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                    AGREEMENT OF GENERAL CONTRACTOR
                    -------------------------------


     AGREEMENT OF GENERAL CONTRACTOR (the "Agreement"), dated __________, 2000 by SMITH & COMPANY, INC., having an office at 1200 Weston Road, 2nd Floor, Fort Lauderdale, FL 33326 ("Contractor"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------


     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as 'The Shoppes of Town Center (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"); and

     B. Contractor and Owner have entered into a Contract dated February 28, 2000 (the "Contract") providing for the construction of the Project on the Property; and

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Contractor enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement. As the loan will inure to the benefit of Contractor, Contractor hereby agrees to be bound by and adhere to the disbursement terms of the Loan Agreement to be executed by Borrower at the closing of the Loan as contained in Section 5 of the Loan Agreement attached hereto as Exhibit 'A" and made a part hereof, ("Loan Agreement") and Contractor hereby acknowledges payment in full for all services rendered through the date of closing of the Loan and waives all lien claims therefor and Contractor hereby subordinates its lien on the Property to the lien of the Bank's mortgage encumbering the Property and all other security instruments executed by Borrower in favor of Bank.


                               AGREEMENT
                               ---------

     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Contractor represents and warrants that: (i) no work was commenced nor materials delivered to the Property prior to _________, 2000; (ii) all fees and other sums required to be paid as of the date hereof under the terms of the Contract have been paid (iii) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (iv) neither Contractor nor, to the best of Contractor's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (v) Contractor is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (vi) no action has been brought or, to the best of Contractor's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Contractor's obligations under the Contract; and (vii) Contractor has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Contractor consents to the assignment of the Contract by Owner to Bank pursuant to the Loan Agreement. Contractor agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Contractor in writing that Bank has elected to undertake to complete or cause the completion of the Project, provided that Contractor shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request. Contractor further specifically agrees that, in the event Bank forecloses or takes over the Project and the Property, Contractor agrees to complete all work in accordance with the Contract for Bank as long as Bank pays Contractor for such work in accordance with the Contract, but Bank shall not be liable for amounts already owed to Contractor for work previously performed and drawn for under the Construction Loan Agreement,

3.   MODIFICATION AND AMENDMENTS.

     Contractor agrees that, without the prior written consent of Bank:
(i) no modifications to the Contract shall be made; (ii) no changes in the Bank approved plans, specifications, working drawings or cost breakdowns for the Project shall be made; (iii) no changes in the nature, amounts or payees of any disbursement request submitted to Bank shall be made; (iv) the Contract will not be terminated; and (v) no release of the Contractor by Owner shall be operative or effective as to Bank.

4.   CONTRACTOR'S COVENANTS.

     Contractor agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) to pay and discharge all liens or claims for labor and materials furnished in connection with the construction of the Project pursuant to the Contract; (iv) to fully complete the Project in a good and workmanlike manner on or before the completion date specified in the Contract, subject to any permitted delays as set forth in the Contract; (v) that in the event any of the Loan proceeds are disbursed under the Loan Agreement directly to Contractor, Contractor will receive such advances as a trust fund for the work to be performed under the Contract and Contractor will apply such sums first to such payment before using any part of such advances for any other purpose;
(vi) that Bank shall have no liability to Contractor either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (vii) to furnish to Bank, upon request, complete, current and correct lists of all subcontractors and material suppliers of the Project.

     Contractor further covenants and agrees that the Project will be completed in accordance with the plans and specifications for the Project approved by Bank ("Plans and Specifications"), the list of which is attached to the Contract, and that in addition to all affidavits, partial releases and other documents and papers required to be furnished by Contractor under the Contract and the Florida Mechanics' Lien Law, Contractor, at the time of final payment, will furnish a full and complete release of lien of Contractor and of every person who performed work, labor or services or supplied materials covered by the Contract to the Property. Requisitions for draws will be submitted on an AIA form as designated by the Contract, accompanied by such certifications and other evidence of payment of obligations as Bank may require. Contractor will not stop work under the Contract for any reason without giving Bank at least seven (7) days prior written notice.

     Contractor agrees that each subcontract executed between Contractor and a subcontractor performing work on the Project shall include a provision whereby the subcontractor agrees that (i) if

Contractor defaults under the subcontract, the subcontractor will, before exercising any remedy, give Borrower and Bank written notice specifying the default and the steps necessary to cure same, and Borrower and/or Bank shall have the right (but not the obligation) within thirty (30) days after receipt of such notice to cure such default or cause it to be cured; and
(ii) following a default by Contractor under the subcontract, at the request of Borrower and/or Bank, the subcontractor will continue performance under the subcontract in accordance with its terms, or will enter into a new subcontract with a contractor to be approved by Borrower and Bank upon substantially the same terms and conditions as the original subcontract, so long as subcontractor shall be paid in accordance with the subcontract or such new subcontract for all work, labor and materials furnished in connection therewith. Contractor further agrees to furnish Bank simultaneously with draw requests a copy of each fully executed subcontract that has been signed within the preceding thirty (30) day period.

     Contractor acknowledges that Bank may have no means of determining in due course when Contractor may claim a default under the Contract with Borrower. Therefore, Contractor agrees that it shall not claim a breach entitling it to rescind or terminate its performance under the Contract nor will it claim any right to additional consideration, time or performance, unless Contractor shall have given written notice to Bank of such breach at the same time and in the same manner as notice is given to Owner, with the same opportunity to cure, and provided further that Contractor is compensated in accordance with the Contract for all services performed for during such cure period. No claim by Contractor of rescission or of default or of any right or remedy under the Contract shall be binding upon Bank in the absence of receipt of such notice by Bank, and, upon the curing of any such default or breach (whether cured by Borrower or Bank), Contractor shall continue to perform its obligations under the Contract, which shall be performed to or for the benefit of Bank, if Bank is then acting pursuant to its rights under this document.

5.   INSPECTION OF PROJECT.

     Contractor will permit Bank or its agents at any time (i) to enter upon and inspect the work or construction at the Project and (ii) in the event that any mechanics' or materialmen's liens are filed against the Project, or other questions are raised concerning Contractor's performance relating to the Project, to examine such portions of Contractor's books and records as relate to the Project or the Contract, as Bank or its agents may require.

6.   SUBORDINATION.

     Contractor further agrees that any present or future lien rights Contractor may have shall be subject and subordinate at all times to the lien of Bank's mortgage on the Property, as the same may be hereafter modified, spread, supplemented, extended or otherwise altered.

7.   MISCELLANEOUS.

     7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     7.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     7.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Contractor has signed and sealed this agreement as of the day and year first above written.


                            CONTRACTOR


                            SMITH & COMPANY, INC.


                            By:    /s/ Stephen W. Smith
                                   --------------------

                            Name:  Stephen W. Smith
                                   --------------------

                            Title: President
                                   --------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                    AGREEMENT OF GENERAL CONTRACTOR
                    -------------------------------


     AGREEMENT OF GENERAL CONTRACTOR (the "Agreement"), dated __________, 2000 by KAUFMAN LYNN, INC., a Florida corporation, having an office at 2151 N.W. Boca Raton Blvd., Ste. 100, Boca Raton, FL 33431 ("Contractor"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"); and

     B. Contractor and Owner have entered into a Contract dated April 5, 2000 (the "Contract") providing for the construction of the Project on the Property; and (East Retail Bldg.)

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Contractor enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement. As the loan will inure to the benefit of Contractor, Contractor hereby agrees to be bound by and adhere to the disbursement terms of the Loan Agreement to be executed by Borrower at the closing of the Loan as contained in Section 5 of the Loan Agreement attached hereto as Exhibit "A" and made a part hereof, ("Loan Agreement") and Contractor hereby acknowledges payment in full for all sen/ices rendered through the date of closing of the Loan and waives all lien claims therefor and Contractor hereby subordinates its lien on the Property to the lien of the Bank's mortgage encumbering the Property and all other security instruments executed by Borrower in favor of Bank.


                               AGREEMENT
                               ---------


     NOW THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Contractor represents and warrants that: (i) no work was commenced nor materials delivered to the Property prior to _________, 2000; (ii) all fees and other sums required to be paid as of the date hereof under the terms of the Contract have been paid (iii) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (iv) neither Contractor nor, to the best of Contractor's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (v) Contractor is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract (vi) no action has been brought or, to the best of Contractor's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Contractor's obligations under the Contract; and (vii) Contractor has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Contractor consents to the assignment of the Contract by Owner to Bank pursuant to the Loan Agreement. Contractor agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Contractor in writing that Bank has elected to undertake to complete or cause the completion of the Project, provided that Contractor shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request. Contractor further specifically agrees that, in the event Bank forecloses or takes over the Project and the Property, Contractor agrees to complete all work in accordance with the Contract for Bank as long as Bank pays Contractor for such work in accordance with the Contract, but Bank shall not be liable for amounts already owed to Contractor for work previously performed and drawn for under the Construction Loan Agreement,

3.   MODIFICATION AND AMENDMENTS.

     Contractor agrees that, without the prior written consent of Bank:
(i) no modifications to the Contract shall be made; (ii) no changes in the Bank approved plans, specifications, working drawings or cost breakdowns for the Project shall be made; (iii) no changes in the nature, amounts or payees of any disbursement request submitted to Bank shall be made; (iv) the Contract will not be terminated; and (v) no release of the Contractor by Owner shall be operative or effective as to Bank.

4.   CONTRACTOR'S COVENANTS.

     Contractor agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) to pay and discharge all liens or claims for labor and materials furnished in connection with the construction of the Project pursuant to the Contract; (iv) to fully complete the Project in a good and workmanlike manner on or before the completion date specified in the Contract, subject to any permitted delays as set forth in the Contract; (v) that in the event any of the Loan proceeds are disbursed under the Loan Agreement directly to Contractor, Contractor will receive such advances as a trust fund for the work to be performed under the Contract and Contractor will apply such sums first to such payment before using any part of such advances for any other purpose;
(vi) that Bank shall have no liability to Contractor either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (vii) to furnish to Bank, upon request, complete, current and correct lists of all subcontractors and material suppliers of the Project.

     Contractor further covenants and agrees that the Project will be completed in accordance with the plans and specifications for the Project approved by Bank ("Plans and Specifications"), the list of which is attached to the Contract, and that in addition to all affidavits, partial releases and other documents and papers required to be furnished by Contractor under the Contract and the Florida Mechanics' Lien Law, Contractor, at the time of final payment, will furnish a full and complete release of lien of Contractor and of every person who performed work, labor or services or supplied materials covered by the Contract to the Property. Requisitions for draws will be submitted on an AIA form as designated by the Contract, accompanied by such certifications and other evidence of payment of obligations as Bank may require. Contractor will not stop work under the Contract for any reason without giving Bank at least seven (7) days prior written notice.

     Contractor agrees that each subcontract executed between Contractor and a subcontractor performing work on the Project shall include a provision whereby the subcontractor agrees that (i) if

Contractor defaults under the subcontract, the subcontractor will, before exercising any remedy, give Borrower and Bank written notice specifying the default and the steps necessary to cure same, and Borrower and/or Bank shall have the right (but not the obligation) within thirty (30) days after receipt of such notice to cure such default or cause it to be cured; and
(ii) following a default by Contractor under the subcontract, at the request of Borrower and/or Bank, the subcontractor will continue performance under the subcontract in accordance with its terms, or will enter into a new subcontract with a contractor to be approved by Borrower and Bank upon substantially the same terms and conditions as the original subcontract, so long as subcontractor shall be paid in accordance with the subcontract or such new subcontract for all work, labor and materials furnished in connection therewith. Contractor further agrees to furnish Bank simultaneously with draw requests a copy of each fully executed subcontract that has been signed within the preceding thirty (30) day period.

     Contractor acknowledges that Bank may have no means of determining in due course when Contractor may claim a default under the Contract with Borrower. Therefore, Contractor agrees that it shall not claim a breach entitling it to rescind or terminate its performance under the Contract nor will it claim any right to additional consideration, time or performance, unless Contractor shall have given written notice to Bank of such breach at the same time and in the same manner as notice is given to Owner, with the same opportunity to cure, and provided further that Contractor is compensated in accordance with the Contract for all services performed for during such cure period. No claim by Contractor of rescission or of default or of any right or remedy under the Contract shall be binding upon Bank in the absence of receipt of such notice by Bank, and, upon the curing of any such default or breach (whether cured by Borrower or Bank), Contractor shall continue to perform its obligations under the Contract, which shall be performed to or for the benefit of Bank, if Bank is then acting pursuant to its rights under this document.

5.   INSPECTION OF PROJECT.

     Contractor will permit Bank or its agents at any time (i) to enter upon and inspect the work or construction at the Project and (ii) in the event that any mechanics' or materialmen's liens are filed against the Project, or other questions are raised concerning Contractor's performance relating to the Project, to examine such portions of Contractor's books and records as relate to the Project or the Contract, as Bank or its agents may require.

6.   SUBORDINATION.

     Contractor further agrees that any present or future lien rights Contractor may have shall be subject and subordinate at all times to the lien of Bank's mortgage on the Property, as the same may be hereafter modified, spread, supplemented, extended or otherwise altered.

7.   MISCELLANEOUS.

     7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     7.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     7.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Contractor has signed and sealed this agreement as of the day and year first above written.


                            CONTRACTOR


                            KAUFMAN LYNN, INC., a Florida corporation


                            By:    /s/ Joe Lynn
                                   --------------------

                            Name:  Joe Lynn
                                   --------------------

                            Title: Vice President
                                   --------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                    AGREEMENT OF GENERAL CONTRACTOR
                    -------------------------------


     AGREEMENT OF GENERAL CONTRACTOR (the "Agreement"), dated ___________, 2000 by KAUFMAN LYNN, INC., a Florida corporation, having an office at 2151 N.W. Boca Raton Blvd., Ste. 100, Boca Raton, FL 33431 ("Contractor"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"); and

     B. Contractor and Owner have entered into a Contract dated April 5, 2000 (the "Contract") providing for the construction of the Project on the Property; and (West Retail Bldg)

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Contractor enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement. As the loan will inure to the benefit of Contractor, Contractor hereby agrees to be bound by and adhere to the disbursement terms of the Loan Agreement to be executed by Borrower at the closing of the Loan as contained in Section 5 of the Loan Agreement attached hereto as Exhibit "A" and made a part hereof, ("Loan Agreement") and Contractor hereby acknowledges payment in full for all services rendered through the date of closing of the Loan and waives all lien claims therefor and Contractor hereby subordinates its lien on the Property to the lien of the Bank's mortgage encumbering the Property and all other security instruments executed by Borrower in favor of Bank.


                               AGREEMENT
                               ---------

     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Contractor represents and warrants that: (i) no work was commenced nor materials delivered to the Property prior to _________, 2000; (ii) all fees and other sums required to be paid as of the date hereof under the terms of the Contract have been paid (iii) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (iv) neither Contractor nor, to the best of Contractor's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (v) Contractor is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (vi) no action has been brought or, to the best of Contractor's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Contractor's obligations under the Contract; and (vii) Contractor has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Contractor consents to the assignment of the Contract by Owner to Bank pursuant to the Loan Agreement. Contractor agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Contractor in writing that Bank has elected to undertake to complete or cause the completion of the Project, provided that Contractor shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request. Contractor further specifically agrees that, in the event Bank forecloses or takes over the Project and the Property, Contractor agrees to complete all work in accordance with the Contract for Bank as long as Bank pays Contractor for such work in accordance with the Contract, but Bank shall not be liable for amounts already owed to Contractor for work previously performed and drawn for under the Construction Loan Agreement,

3.   MODIFICATION AND AMENDMENTS.

     Contractor agrees that, without the prior written consent of Bank:
(i) no modifications to the Contract shall be made; (ii) no changes in the Bank approved plans, specifications, working drawings or cost breakdowns for the Project shall be made; (iii) no changes in the nature, amounts or payees of any disbursement request submitted to Bank shall be made; (iv) the Contract will not be terminated; and (v) no release of the Contractor by Owner shall be operative or effective as to Bank.

4.   CONTRACTOR'S COVENANTS.

     Contractor agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) to pay and discharge all liens or claims for labor and materials furnished in connection with the construction of the Project pursuant to the Contract; (iv) to fully complete the Project in a good and workmanlike manner on or before the completion date specified in the Contract, subject to any permitted delays as set forth in the Contract; (v) that in the event any of the Loan proceeds are disbursed under the Loan Agreement directly to Contractor, Contractor will receive such advances as a trust fund for the work to be performed under the Contract and Contractor will apply such sums first to such payment before using any part of such advances for any other purpose;
(vi) that Bank shall have no liability to Contractor either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (vii) to furnish to Bank, upon request, complete, current and correct lists of all subcontractors and material suppliers of the Project.

     Contractor further covenants and agrees that the Project will be completed in accordance with the plans and specifications for the Project approved by Bank ("Plans and Specifications"), the list of which is attached to the Contract, and that in addition to all affidavits, partial releases and other documents and papers required to be furnished by Contractor under the Contract and the Florida Mechanics' Lien Law, Contractor, at the time of final payment, will furnish a full and complete release of lien of Contractor and of every person who performed work, labor or services or supplied materials covered by the Contract to the Property. Requisitions for draws will be submitted on an AIA form as designated by the Contract, accompanied by such certifications and other evidence of payment of obligations as Bank may require. Contractor will not stop work under the Contract for any reason without giving Bank at least seven (7) days prior written notice.

     Contractor agrees that each subcontract executed between Contractor and a subcontractor performing work on the Project shall include a provision whereby the subcontractor agrees that (i) if

Contractor defaults under the subcontract, the subcontractor will, before exercising any remedy, give Borrower and Bank written notice specifying the default and the steps necessary to cure same, and Borrower and/or Bank shall have the right (but not the obligation) within thirty (30) days after receipt of such notice to cure such default or cause it to be cured; and
(ii) following a default by Contractor under the subcontract, at the request of Borrower and/or Bank, the subcontractor will continue performance under the subcontract in accordance with its terms, or will enter into a new subcontract with a contractor to be approved by Borrower and Bank upon substantially the same terms and conditions as the original subcontract, so long as subcontractor shall be paid in accordance with the subcontract or such new subcontract for all work, labor and materials furnished in connection therewith. Contractor further agrees to furnish Bank simultaneously with draw requests a copy of each fully executed subcontract that has been signed within the preceding thirty (30) day period.

     Contractor acknowledges that Bank may have no means of determining in due course when Contractor may claim a default under the Contract with Borrower. Therefore, Contractor agrees that it shall not claim a breach entitling it to rescind or terminate its performance under the Contract nor will it claim any right to additional consideration, time or performance, unless Contractor shall have given written notice to Bank of such breach at the same time and in the same manner as notice is given to Owner, with the same opportunity to cure, and provided further that Contractor is compensated in accordance with the Contract for all services performed for during such cure period. No claim by Contractor of rescission or of default or of any right or remedy under the Contract shall be binding upon Bank in the absence of receipt of such notice by Bank, and, upon the curing of any such default or breach (whether cured by Borrower or Bank), Contractor shall continue to perform its obligations under the Contract, which shall be performed to or for the benefit of Bank, if Bank is then acting pursuant to its rights under this document.

5.   INSPECTION OF PROJECT.

     Contractor will permit Bank or its agents at any time (i) to enter upon and inspect the work or construction at the Project and (ii) in the event that any mechanics' or materialmen's liens are filed against the Project, or other questions are raised concerning Contractor's performance relating to the Project, to examine such portions of Contractor's books and records as relate to the Project or the Contract, as Bank or its agents may require.

6.   SUBORDINATION.

     Contractor further agrees that any present or future lien rights Contractor may have shall be subject and subordinate at all times to the lien of Bank's mortgage on the Property, as the same may be hereafter modified, spread, supplemented, extended or otherwise altered.

7.   MISCELLANEOUS.

     7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     7.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     7.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Contractor has signed and sealed this agreement as of the day and year first above written.


                            CONTRACTOR


                            KAUFMAN LYNN, INC., a Florida corporation


                            By:    /s/ Joe Lynn
                                   --------------------

                            Name:  Joe Lynn
                                   --------------------

                            Title: Vice President
                                   --------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                 ARCHITECT'S CERTIFICATE AND AGREEMENT
                 -------------------------------------


     ARCHITECT'S CERTIFICATE AND AGREEMENT (the "Agreement"), dated ____________, 2000, by OCAMPO & ASSOCIATES, INC., having an office at 817 South University Drive, Suite 109, Plantation, FL 33324 ("Architect") in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank"), a national banking association having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center" (the "Project") on certain premises located at the northwest corner of Arvida Parkway and Bonaventure Boulevard, Broward County, Florida (the "Property"), and

     B. Architect has (i) prepared the plans and specifications identified on Schedule A attached hereto (the "Plans and Specifications") for use in connection with the construction of the Project, and (ii) entered into a contract with Owner dated February 17, 2000 (the "Contract") providing for certain design and construction observation services relating to the Project; and

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Architect enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement.


                               AGREEMENT
                               ---------


     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

2. CERTIFICATE. [ Architect stipulates and bank agrees and releases Architect's plans and specifications from conditions should underlined (designated by all cap) and will look to civil engineer's and other disciplines' plans and specifications for such certifications. ]

     Architect represents and warrants that [ to the best of his know-ledge ]; (i) the Project, upon completion in accordance with the Plans and Specifications, and its contemplated use will comply with all applicable building, ], ENVIRONMENTAL, LANDMARK, HEALTH and handicap access, SUBDIVISION AND ZONING CODES, LAWS, ORDINANCES, AND REGULATIONS IMPOSED BY ALL GOVERNMENTAL authorities having jurisdiction over the Project and the Property, AND WILL COMPLY WITH ALL COVENANTS, CONDITIONS, EASEMENTS AND RESTRICTIONS AFFECTING THE PROPERTY; (ii) all permits, licenses and other approvals (with the exception of certificates of occupancy) required for the construction and operation of the Project in accordance with the Plans and Specifications have been [ or are in the process of being ] obtained from all appropriate governmental and private authorities and agencies;
(iii) ALL ELECTRICITY, GAS, WATER, SEWAGE DISPOSAL AND OTHER UTILITIES REQUIRED FOR THE USE AND OPERATION OF THE PROJECT WILL BE AVAILABLE UPON COMPLETION OF THE PROJECT IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS WITHOUT THE NECESSITY OF ANY OFF-SITE OR ON-SITE IMPROVEMENTS OTHER THAN THOSE CONTAINED IN THE PLANS AND SPECIFICATIONS; (iv) [ strikeout ]; (v) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (vi) neither Architect nor, to the best of Architect's knowledge, Owner are in default under any of the terms, covenants or conditions of the

Contract; (vii) Architect is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (viii) no action has been brought or, to the best of Architect's knowledge, threatened which in any manner is likely to interfere with the performance of any of Architect's obligations under the Contract; and (ix) Architect has full power and authority to execute and deliver this Agreement.

2.   AGREEMENT TO PERFORM.

     Architect consents to the assignment of the Contract and the Plans and Specifications by Owner to Bank pursuant to the Loan Agreement. Architect agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Architect in writing that Bank has elected to undertake to complete or cause the completion of the Project; provided that Architect shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request.

3.   USE OF PLANS.

     Architect agrees that Bank and its agents shall have the right to possess and use all the Plans and Specifications, the ideas, designs and concepts contained therein, and all modifications thereof, in connection with the completion of the Project, without payment of any additional fees or charges for such use.


4. ARCHITECT'S COVENANTS. [ Architect stipulates and bank agrees that Architect's fees are being paid on an "on going" basis in accordance with his contract with owner; architect agrees to "partial release" for fees paid as stipulation in underlined ______ (designated by all cap). ]

     Architect agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) not to modify or amend the Contract without the prior written consent of Bank; (iv) that Bank shall have no liability to Architect either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (v) THAT ALL ARCHITECT'S FEES DUE THROUGH THE DATE HEREOF HAVE BEEN PAID, WAIVED OR OTHERWISE DISCHARGED, SO THAT ARCHITECT WILL CLAIM NO LIEN THEREFOR. No claim by Architect of rescission or of default or of any right or remedy under Architect's Agreement shall be binding upon Lender in the absence of such notice, and, upon the curing of any such default or breach (whether cured by Borrower or Lender), Architect shall continue to perform its obligations under Architect's Agreement, which shall be performed to or for the benefit of Lender, if Lender is then acting pursuant to rights granted pursuant to this document.

5.   RETENTION OF FINAL PLANS.

     Architect agrees that upon completion of the Project, Bank may retain such sets of the Plans and Specifications as may be necessary for the operation, management, maintenance or repair of the Project, provided that in no event may the Plans and Specifications be used for the construction of any buildings or improvements other than those which comprise the Project without Architect's prior written consent.

6.   MISCELLANEOUS.

     6.1. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     6.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     6.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.


     IN WITNESS WHEREOF, Architect has signed and sealed this agreement as of the day and year first above written.



                            ARCHITECT

                            OCAMPO & ASSOCIATES, INC.



                            By:    /s/ Raul Ocampo Jr.
                                   ------------------------------

                            Name:  Raul Ocampo Jr.
                                   ------------------------------

                            Title: President
                                   ------------------------------

                                       [ CORPORATE SEAL ]



                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                         ENGINEER'S AGREEMENT
                         --------------------


     AGREEMENT OF ENGINEER (the "Agreement"), dated ___________, 2000, by MILLER LEGG & ASSOCIATES, INC., having an office at 1800 N. Douglas Road, Ste. 200, Pembroke Pines, FL 33024 ("Engineer"), in favor of FIRST UNION NATIONAL BANK ("Bank"), a national banking association, having an office at 200 East Broward Boulevard, 9th Floor, Fort Lauderdale, Florida 33301 ("Bank").


                              BACKGROUND
                              ----------

     A. Bank, pursuant to the terms and conditions of a Loan Agreement between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Owner") and Bank (the "Loan Agreement"), will be providing financing for the construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be known as "The Shoppes of Town Center" (the "Project") on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida (the "Property"); and

     B. Engineer has (i) prepared the plans and specifications identified on Schedule A attached hereto (the "Plans and Specifications") for use in connection with the construction of the Project, and (ii) entered into a contract with Owner dated May 16, 2000 (the "Contract") providing for certain design and construction observation services relating to the Project; and

     C. It is a condition to Bank's making the loan described in the Loan Agreement (the "Loan") that Engineer enter into this Agreement, on which Agreement Bank will be relying in disbursing proceeds of the Loan pursuant to the Loan Agreement.


                               AGREEMENT
                               ---------


     NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   CONTRACT.

     Engineer represents and warrants that: (i) the Contract is in full force and effect, is valid and enforceable, and has not been altered, modified or amended; (ii) neither Engineer nor, to the best of Engineer's knowledge, Owner are in default under any of the terms, covenants or conditions of the Contract; (iii) Engineer is not prohibited under any law, agreement, judgment or permit from performing any of its obligations under the Contract; (iv) no action has been brought or, to the best of Engineer's knowledge, is threatened which in any manner is likely to interfere with the performance of any of Engineer's obligations under the Contract; and
(v) Engineer has full power and authority to execute and deliver this Agreement.




                         [REST OF PAGE BLANK]

2.   AGREEMENT TO PERFORM.

     Engineer consents to the assignment of the Contract and the Plans and Specifications by Owner to Bank pursuant to the Loan Agreement. Engineer agrees, at the request of Bank and without regard to any prior default of Owner under the Contract, to continue to perform under the terms of the Contract if Bank should notify Engineer in writing that Bank has elected to undertake to complete or cause the completion of the Project; provided that Engineer shall be paid in accordance with the Contract for any work, labor and material rendered on Bank's behalf following such request.

3.   USE OF PLANS.

     Engineer agrees that Bank and its agents shall have the right to possess and use all the Plans and Specifications, the ideas, designs and concepts contained therein, and all modifications thereof, in connection with the completion of the Project, without payment of any additional fees or charges for such use.

4.   ENGINEER'S COVENANTS.

     Engineer agrees: (i) to give Bank prompt written notice at Bank's address as set forth above of any defaults by Owner under the Contract and to give Bank, at the sole option of Bank, the right (but not the obligation) to cure any defaults by Owner under the Contract for a period of thirty (30) days after receipt by Bank of notice of such default; (ii) not to assign its rights and obligations under the Contract without the prior written consent of Bank; (iii) not to modify or amend the Contract without the prior written consent of Bank; (iv) that Bank shall have no liability to Engineer either under the Contract, this Agreement, or otherwise, for any act or omission occurring prior to such time as Bank elects in writing to assume the future obligations of Owner under the Contract; and (v) that all Engineer's fees due through the date hereof have been paid, waived or otherwise discharged so that Engineer will claim no lien therefor.

5.   RETENTION OF FINAL PLANS.

     Engineer agrees that upon completion of the Project, Bank may retain such sets of the Plans and Specifications as may be necessary for the operation, management, maintenance or repair of the Project, provided that in no event may the Plans and Specifications be used for the construction of any buildings or improvements other than those which comprise the Project without Engineer's prior written consent.

6.   MISCELLANEOUS.

     6.1. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     6.2. Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by the parties hereto.

     6.3. Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery;
(ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     IN WITNESS WHEREOF, Engineer has signed and sealed this agreement as of the day and year first above written.


                            ENGINEER


                            MILLER LEGG & ASSOCIATES, INC.



                            By:    /s/ Dan A. Tintner
                                   --------------------

                            Name:  Dan A. Tintner, P.E.
                                   --------------------

                            Title: V.P. Engineering
                                   --------------------


                                       [ CORPORATE SEAL ]




                  DESCRIPTION AND ADDRESS OF PROJECT:

Construction of a retail shopping center with second floor office space containing approximately 147,881 net leaseable square feet to be anchored by Publix Supermarket (the "Improvements") to be located on a parcel of approximately 23.80 plus/minus acres on certain premises located on the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida.

                        DISBURSEMENT AGREEMENT



Commitment No.   C*864-79440

Policy No.       ____________________

Escrow No.       13211A

Date:            May 19, 2000



                               ARTICLE I
                               ---------

                 PARTIES AND ADDRESSES AND TELEPHONES
                 ------------------------------------


     1.01  DISBURSING AGENT: GOLD COAST TITLE - WEST ("Disbursing Agent")

     1.02 BORROWER: WESTON TOWN CENTER, LLC, A Florida limited liability company ("Borrower")

     1.03  GENERAL CONTRACTOR: See Schedule I attached hereto.
           ("General Contractor")

     1.04  LENDER:    FIRST UNION NATIONAL BANK ("Lender")
                      Ninth Floor
                      200 East Broward Boulevard
                      Fort Lauderdale, Florida 33301

     1.05 EXHIBITS: The following exhibits are attached to and made a part of this Agreement "A", "B", "C", "D", "E", "F" and "G".


                              ARTICLE II
                              ----------

                              DEFINITIONS
                              -----------


     2.01 The "Property" is the land legally described in the commitment to insure and/or policy enumerated above and improvements presently affixed thereto.

     2.02 The "Project" is the land as defined in 2.01 and the improvements to be constructed pursuant to the Loan Agreement, and related documents, between Borrower and Lender and to be paid for from the funds allocated pursuant to this Agreement.


                              ARTICLE III
                              -----------

                                PURPOSE
                                -------

     3.01 Lender has agreed to make to Borrower a construction loan in the amount of $20,000,000 to construct a retail shopping center with second floor office space consisting of a total of 147,881 +/- net leaseable square feet to be anchored by a Publix Supermarket to be located on a parcel of approximately 23.80 plus/minus acres at the northwest corner of Arvida Parkway and Bonaventure Boulevard, City of Weston, Broward County, Florida. The Loan is to be secured by a Mortgage and other security documents (hereinafter referred to as the "Mortgage") on said Project.

     3.02 For the benefit of Lender, Disbursing Agent has been requested to issue, through an Agent in good standing, its commitment and/or policy insuring that the lien of the Mortgage has priority over all liens, instruments, or other matters as appear in the public records, except as disclosed in the commitment and/or policy.

     3.03 Disbursing Agent has been further requested to perform certain construction services in connection with disbursement of the allocated development and construction loan funds. Said services shall consist of one or more of the following:

           (1)   Title searches and endorsements.

           (2) Receipt and examination of construction documentation such as lien waivers, requisitions, etc., related to construction loan fundings.

           (3) Disbursement of site development and construction loan funds.


                              ARTICLE IV
                              ----------

                     INSPECTION AND DOCUMENTATION
                     ----------------------------

     4.01 Disbursing Agent has the right, but not the obligation, and solely for its own protection, to make such inspections as it deems advisable. Lender, Borrower and Contractor especially acknowledge that they do not and shall not rely on any inspections which Disbursing Agent may make pursuant hereto.

     4.02 Borrower and Contractor agree to facilitate said inspections and Project meetings; that they will freely disclose, without limitation, all aspects of any work, labor or materials furnished. And, at the request of Disbursing Agent, present all contracts, change orders, affidavits, lien waivers and paid bills as may be required for Disbursing Agent to perform its services.

     4.03 Disbursing Agent shall rely on documentation received to the same extent as Borrower is entitled to rely on the same.


                               ARTICLE V
                               ---------

                               SERVICES
                               --------

     5.01  SEARCHES AND ENDORSEMENTS

     Prior to each funding of construction loan proceeds, Disbursing Agent shall make a search of the public records of the county in which the Mortgage is recorded and inform Lender of any new matters that appear of record since the date of the policy or the prior title search. After funds have been advanced, Disbursing Agent will issue an endorsement to the title policy (Exhibit "D") increasing the insurance coverage to an amount equal to the sum of all prior fundings and the current funding. Disbursing Agent shall certify to Lender that the insurance in force has been increased to equal the disbursed balance under the loan and there have been no instruments filed of record which in any way disturb the priority of the lien of the Mortgage, except as noted and agreed by Lender.

     5.02  RECEIPT AND EXAMINATION OF DOCUMENTS

     Prior to each funding, Disbursing Agent shall receive and examine the following documentation:

           (1) Necessary affidavits, statements, waivers of lien and other documentation from Borrower pursuant to Chapter 713 of the Florida Statutes relating to Borrower's responsibilities, all as set forth in the Payment System Schedule (Exhibit "C).

           (2) Necessary requisitions, statements, waivers of lien and other documentation from Contractor pursuant to Chapter 713 of the Florida Statutes relating to Contractor's responsibilities, all as set forth in the Payment System Schedule (Exhibit "C).

     5.03  DISBURSEMENT OF FUNDS

     Disbursing Agent, if requested as part of this Agreement, will make disbursements of the loan proceeds in accordance with the Project
Disbursement Schedule (Exhibit "B") and with the procedures set forth in Payment System Schedule (Exhibit "C").


                              ARTICLE VI
                              ----------

                       LIMITATIONS OF LIABILITY
                       ------------------------

     6.01 Disbursing Agent is not obligated to act except in accord with the terms and conditions of this Agreement. Disbursing Agent will be liable only for its failure to fulfill its obligations under the terms of this Agreement and any liability based on implied covenants or agreements is hereby expressly disclaimed. Without waiving any other courses of action available to it, Disbursing Agent will have fulfilled its obligation under this Agreement as to any claim which is founded on an alleged mechanic's lien for which it may be liable due to its failure to perform its duties under this Agreement by either bonding of the claim of lien in accord with
Section 713.24 of the Florida Statutes or by issuing an endorsement to said policy affirmatively insuring against the enforcement or attempted enforcement of said lien.

     6.02  Disbursing Agent shall have no responsibility:

           (1) to see that the Project is constructed in accord with the plans and specifications;

           (2) to see that the Project contemplated under this Agreement will be completed or that sufficient funds are available for completion;

           (3) for determining the adequacy or appropriateness of design, engineering details or architectural features of the Project;

           (4) for mechanics' liens or claims of lien by contractors, subcontractors or materialmen not disclosed to Disbursing Agent by the Requisition and Sworn Statement of Contractor and Requisition and Sworn Statement of Borrower referred to in Exhibit "C";

           (5) for claims which may be founded in Waivers of Lien and/or paid invoices submitted to it (except where
                 Lender required Disbursing Agent to disburse directly to the parties set forth in Contractor's Requisition and Sworn Statement) which has been forged or otherwise wrongfully procured, nor where such document was executed by a person lacking authority to execute same;

           (6) to Borrower for any claims that the disbursement made under this Agreement may not be proper payments as same may be required under the provisions of Florida
                 Construction Lien Law (Chapter 713);

           (7) to confirm that Borrower and Contractor are in compliance with the terms of any agreement with Lender, including, but not limited to, promissory notes, mortgages, deeds of trust, construction loan agreements or commitments, nor shall Disbursing Agent be responsible for failure of either party to perform under such agreement.


     6.03. Disbursing Agent will not be liable for loss or impairment of any funds, which are in the course of collection or on deposit with any bank, due to bank failure, insolvency or suspension.

                              ARTICLE VII
                              -----------

                          GENERAL CONDITIONS
                          ------------------


     7.01 Disbursing Agent will execute this Agreement only on the condition that the Construction Mortgage to Lender will be recorded prior to the recording of the Notice of Commencement pursuant to the Florida Construction Lien Law (Chapter 713).

     7.02 Disbursing Agent shall be required to obtain or review any statement or waiver of lien from any party shown in Contractor's and Borrower's Requisitions and Sworn Statements or, where Disbursing Agent has received a Notice to Owner for any supplier or subcontractor not shown in documentation received.

     7.03 Disbursing Agent agrees that all title insurance coverage, including that against mechanics' and materialmen's liens, is afforded only by the aforementioned Mortgagee Title Policy with subsequent endorsements and that no insurance is afforded by this Agreement.

     7.04 All parties agree that this Agreement does not create a partnership, trust relationship, agency relationship, third-party beneficiary relationship or any other legal relationship other than that of independent contracting parties.

     7.05 Proceeds of the loan shall be funded as allocated and agreed by Borrower and Lender, as shown in the Project Disbursement Schedule (Exhibit "B"). These allocations shall be changed only by request of Borrower and upon written approval of Lender. Should Borrower's Requisition not reflect increases or changes in costs of construction as specifically allocated, especially items such as extras, change orders or contracts with new contractors and/or suppliers, Disbursing Agent shall have no liability to Borrower, Contractor or Lender for any consequences resulting therefrom.

     7.06 Borrower warrants to Disbursing Agent that the funds allocated for construction are as of the date hereof, ample to complete the Project. Contractor warrants to Disbursing Agent that the amount of his contract with Borrower is sufficient to complete the work contemplated therein. While Disbursing Agent has no liability for sufficiency of funds to complete the Project, it is unwilling to enter into this Agreement where the funds are inadequate to complete construction, due to the possibility of litigation and its related costs and expenses.

     7.07 If Lender determines, after review of documentation, that funds available are not sufficient to complete construction, Disbursing Agent will not be obligated to disburse funds (if performing that service) until advised in writing by Lender as to making that a stipulated disbursement.

     7.08 Borrower and Contractor covenant and agree to promptly file notice to contest any mechanic's lien which may be recorded as provided under Section 713.22(2) of the Florida Statutes as same relates to mechanics' liens and will immediately pay for and secure the necessary recordable satisfaction of lien or will transfer any lien filed on the property to surety or cash bond as further provided by Section 713.24 of the Florida Statutes, time being of the essence in this Agreement.

     7.09 Disbursing Agent may need to communicate directly with a party or parties named in the Contractor's and Borrower's Statements or who have given a Notice to Owner. Both Borrower and Contractor authorize Disbursing Agent to make such contact and inquiries and authorize those parties to furnish any information requested.

     7.10 In consideration of, among other things, Disbursing Agent entering into this Agreement, Contractor, for himself and for his heirs, successors, assigns and administrators, hereby agrees to indemnify and hold Disbursing Agent harmless from any and all losses, cases, damages, expenses and liabilities, including attorneys' fees, which Disbursing Agent may incur under the aforementioned commitment or policy and endorsements thereto, arising form any mechanic's or materialman's lien for labor, services or material furnished pursuant to Contractor's Construction Contract with Borrower, or from any erroneous information which Contractor may have provided Disbursing Agent, or from the breach of any warranty or covenant or any misrepresentation made by Contractor to Disbursing Agent.

and hold Disbursing Agent harmless from any and all losses, cases, damages, expenses and liabilities, including attorneys' fees, which Disbursing Agent may incur under the aforementioned commitment or policy and endorsements thereto, arising form any mechanic's or materialman's lien for labor, services or material furnished pursuant to Contractor's Construction Contract with Borrower, or from any erroneous information which Contractor may have provided Disbursing Agent, or from the breach of any warranty or covenant or any misrepresentation made by Contractor to Disbursing Agent.

     7.11 Because Contractor is an agent of Borrower for purposes of the construction of the Project, Borrower shall be responsible to Disbursing Agent for the performance of Contractor's obligations in connection with the indemnification obligations set forth above. In addition, and in consideration of, among other things, Disbursing Agent's entering into this Agreement, Borrower, for itself and for its heirs, successors, assigns and administrators, hereby agrees to indemnify and hold Disbursing Agent harmless from any and all losses, costs, damages, expenses and liabilities, including attorneys' fees, which Disbursing Agent may incur because of mechanics' liens and materialmen 's liens under said commitment or policy and endorsements thereto or under this Agreement, or from the breach of any warranty or covenant or any misrepresentation made to Disbursing Agent by Borrower.

     7.12 Nothing contained in this Agreement shall in any way limit or diminish the obligations of Borrower or Contractor nor the rights of Lender as may be contained in the Construction Loan Agreement or any loan documents related thereto. Disbursing Agent has no responsibility for determining whether Borrower or Contractor is in full compliance with the terms of any agreement with Lender or the failure of either party to perform under such agreements. The funding of any loan proceeds by Lender, without qualification, unless otherwise made known to Disbursing Agent, shall be deemed as Disbursing Agent's authorization to proceed to perform its services and disburse any funds under this Agreement.

     7.13 In consideration of, among other things, Disbursing Agent entering into this Agreement, Disbursing Agent will be paid a fee or fees by Borrower and such fees must be deemed to have been earned at the time(s) they we billed and no refund of any fees will be made by Disbursing Agent in the event this Agreement is terminated. Fees shall be based on services involved for fundings per the Project Disbursement Schedule attached hereto as Exhibit "B" Disbursing Agent shall be paid a fee of $125.00 per disbursement.


                            BORROWER:

                            WESTON TOWN CENTER, LLC,
                            a Delaware limited liability company


                            By:   ARVIDA/JMB PARTNERS, a Florida
                                  general partnership, its sole member



                            By:   ARVIDA/JMB MANAGERS, INC., a
                                  Delaware corporation, its general
                                  partner



                            By:    /s/ Donald E. Mears
                                   ---------------------
                            Name:  Donald E. Mears, Jr.
                            Title: Vice President

                            GENERAL CONTRACTOR:


                            Kaufman Lynn, Inc.


                            By:    /s/ John Gordon
                                   --------------------
                            Name:  John Gordon
                            Title: Project Manager




                            LENDER:

                            FIRST UNION NATIONAL BANK

                            By:   /s/ Tracy S. Dunham, V.P.



                            DISBURSING AGENT:

                            GOLD COAST TITLE - WEST

                            By:    /s/ Richard M. Brannon
                                   -----------------------
                            Name:  Richard M. Brannon
                                   --------------------
                            Title: Manager
                                   --------------------



[ notary public seal ]

/s/ Anita D. Roe
--------------------
Anita D. Roe

Dated:  5-18-00
My Commission #CC850026
Expires June 27, 2003

FIRST UNION
First Union National Bank
Commercial Real Estate
FL6001
200 East Broward Boulevard
9th Floor
Ft. Lauderdale, FL  33301




                            May 19, 2000

HAND DELIVERY
-------------

Weston Town Center, LLC
7900 Glades Road
Boca Raton, Florida 33434
Attention: Mr. Mark D. Lassman


     Re:   First Union National Bank ("Lender") to Weston Town
           Center, LLC, a Delaware limited liability company
           ("Borrower") $20,000,000 Construction/Mini-Perm Loan for "The Shoppes of Town Center"


Dear Mr. Lassman

     This letter shall acknowledge that as of the above date, certain matters and documents required by the Lender as a condition to making the above-referenced Loan have not been provided by the Borrower. Such matters are as follows:

     1.    Revision to Publix Lease adjusting "[Construction No.]
           Commencement Date [by June 19, 2000]."

     2. [ Four 1st pages from agreements of General Contractor with "Blanks" Filled in (by June 19 2000) ]

     The Lender has made the Loan to the Borrower on the above date, notwithstanding the fact that the above-listed matters and documents have not been provided to the Lender, upon the condition that the Borrower shall deliver all of the above items in form and content satisfactory to the Lender on or before the respective dates noted. Other than the Loan proceeds disbursed as shown on the Closing Statement and other than disbursements under the Interest Reserve Allocation, no Loan proceeds shall be disbursed until Lender has completed its Front-End Review and Borrower has complied with any reasonable requests of Lender for further back-up required during the course of its Front-End Review. Lender shall use its best efforts to complete its Front-End Review by May 31, 2000. In the event that the Borrower fails to deliver the above items in satisfactory form on or before the respective dates noted, Lender shall have the right, in its sole discretion, to declare the Loan in default and in such event, to exercise any and all of the remedies provided to the Lender under any of the loan documents executed in connection with the Loan.

Weston Town Center, LLC
May 19, 2000
Page 2



     Please acknowledge your consent to the terms of this letter by signing below.



                            Very truly yours,

                            First Union National Bank


                            By:   /s/ Tracy S. Dunham

                            Its:  Vice President

                            Date: May 19, 2000





ACKNOWLEDGED AND AGREED TO:
BORROWER:


WESTON TOWN CENTER, LLC, a
Delaware limited liability company


By:  ARVIDA/JMB PARTNERS, a
     Florida general partnership, its
     managing member

     By:   ARVIDA/JMB MANAGERS, INC.,
           a Delaware corporation,
           its sole general partner


           By:    /s/ Stephen A. Lovelette
           Name:  Stephen A. Lovelette
           Title: Vice President

FIRST UNION
First Union National Bank
Commercial Real Estate
FL6001
200 East Broward Boulevard
9th Floor
Ft. Lauderdale, FL  33301




                            July 25, 2000
                                             2 PAGES
VIA FAX AND U.S. MAIL
---------------------
561-479-1226
------------

Weston Town Center, LLC
7900 Glades Road
Boca Raton, Florida 33434
Attention: Mr. Mark D. Lassman

     Re: First Union National Bank ("Lender") to Weston Town Center, LLC, a Delaware limited liability company ("Borrower")
           $20,000,000 Construction/Mini-Perm Loan for "The Shoppes of Town Center"


Dear Mr. Lassman:

     This letter shall acknowledge that as of the above date, certain matters and documents required by the Lender as a condition to making the above-referenced Loan have not been provided by the Borrower. Such matters are as follows:

     1.    The date for the revision to Publix Lease adjusting
           "Construction Commencement Date" is hereby extended to August 14, 2000.

     2.    The date for the four (4) first pages of the General
           Contractor's Agreement with the "blanks" filled in is hereby also extended to August 14, 2000.

The Lender has made the Loan to the Borrower on May 19,2000, notwithstanding the fact that the above-listed matters and documents had not been provided to the Lender, upon the condition that the Borrower shall deliver all of the above items in form and content satisfactory to the Lender on or before the respective dates noted. Lender shall have the right, in its sole discretion, to declare the Loan in default and in such event, to exercise any and all of the remedies provided to the Lender under any of the loan documents executed in connection with the Loan.

     Please acknowledge your consent to the terms of this letter by signing below.

                            Very truly yours,

                            First Union National Bank


                            By:   /s/ Albert Fils

                            Its:  Senior Vice President

                            Date: July 25, 2000

Weston Town Center, LLC
July 25, 2000
Page 2




ACKNOWLEDGED AND AGREED TO:
BORROWER:


WESTON TOWN CENTER, LLC, a
Delaware limited liability company


By:  ARVIDA/JMB PARTNERS, a
     Florida general partnership, its
     managing member

     By:   ARVIDA/JMB MANAGERS, INC.,
           a Delaware corporation,
           its sole general partner


           By:    /s/ Mark D. Lassman
           Name:  Mark D. Lassman
           Title:




cc:  Peter D. Slavis, Esq.

FIRST UNION
First Union National Bank
Commercial Real Estate
FL6001
200 East Broward Boulevard
9th Floor
Ft. Lauderdale, FL  33301




                            June 21, 2000


VIA UPS OVERNIGHT 561-479-1168
------------------------------
Weston Town Center, LLC
7900 Glades Road
Boca Raton, Florida 33434
Attention: Mr. Mark D Lassman


     Re: First Union National Bank ("Lender") to Weston Town Center, LLC, a Delaware limited liability company ("Borrower")
           $20,000,000 Construction/Mini-Perm Loan for "The Shoppes of Town Center"


Dear Mr. Lassman:

     This letter shall acknowledge that as of the above date, certain matters and documents required by the Lender as a condition to making the above-referenced Loan have not been provided by the Borrower. Such matters are as follows:

     1.    The date for the revision to Publix Lease adjusting
           "Construction Commencement Date" is hereby extended to July 17, 2000.

     2.    The date for the four (4) first pages of the General
           Contractor's Agreement with the "blanks" filled in is hereby also extended to July 17, 2000.


The Lender has made the Loan to the Borrower on May 19, 2000, notwithstanding the fact that the above-listed matters and documents had not been provided to the Lender, upon the condition that the Borrower shall deliver all of the above items in form and content satisfactory to the Lender on or before the respective dates noted. Lender shall have the right, in its sole discretion, to declare the Loan in default and in such event, to exercise any and all of the remedies provided to the Lender under any of the loan documents executed in connection with the Loan.

     Please acknowledge your consent to the terms of this letter by signing below.

                            Very truly yours,

                            First Union National Bank


                            By:   /s/ Albert Fils

                            Its:  Senior Vice President

                            Date: June 21, 2000

Weston Town Center, LLC
June 21, 2000
Page 2




ACKNOWLEDGED AND AGREED TO:


BORROWER:


WESTON TOWN CENTER, LLC, a
Delaware limited liability company


By:  ARVIDA/JMB PARTNERS, a
     Florida general partnership, its
     managing member

     By:   ARVIDA/JMB MANAGERS, INC.,
           a Delaware corporation,
           its sole general partner


           By:    /s/ Mark D. Lassman
           Name:  Mark D. Lassman
           Title: Vice President